Evergreen

DOMESTIC EQUITY FUNDS II

Annual Report
as of July 31, 2002

Evergreen Investments℠
MUTUAL FUNDS

Evergreen Domestic Equity Funds II: Annual Report as of July 31, 2002

INVESTMENTS THAT STAND THE TEST OF TIME

Year in and year out, Evergreen Investments seeks to provide each client with sound, time-tested investment strategies designed for sustainable long-term success. With $215 billion* in assets under management, we manage diverse investments from institutional portfolios to mutual funds, variable annuities to retirement plans, alternative investments to private accounts. Our commitment to every one of our clients is reflected in the rigor and discipline with which we manage investments.

We offer a complete family of mutual funds designed to help investors meet a wide range of financial goals. From money market funds that meet short-term needs to international funds that involve greater risk but seek potentially higher returns, Evergreen provides a broad array of flexible investment options. Across all investment styles, we are committed to providing investors with investment excellence day after day, quarter after quarter and year after year.

*As of July 31, 2002

This annual report must be preceded or accompanied by a prospectus of an Evergreen fund contained herein. The prospectus contains more complete information, including fees and expenses, and should be read carefully before investing or sending money.

Mutual Funds:	NOT FDIC INSURED	MAY LOSE VALUE	NOT BANK GUARANTEED

Evergreen InvestmentsSM is a service mark of Evergreen Investment
Management Company, LLC. Copyright 2002.

Evergreen Funds are distributed by Evergreen Distributor, Inc.,
90 Park Avenue, 10th Floor, New York, NY 10016.

Letter to Shareholders
September 2002

William M. Ennis President and Chief Executive Officer	Dennis H. Ferro President and Chief Investment Officer

Dear Evergreen Shareholders,

We are pleased to provide the annual report for the Evergreen Growth and Income Funds, which covers the 12-month period ended July 31, 2002.

By the end of July 2001, investors in equities had already been through a difficult period. The markets were down from their peaks more than 15 months earlier, and the economy was in recession. Several pieces of economic data in August, however, offered hope that the economy was improving. Inflation was low, retail sales had improved, and manufacturing appeared to stabilize. Most unfortunately, any hopes of economic and market recovery were dashed with the terrorist attacks on September 11.

The response to the attacks was nothing short of amazing. President Bush offered leadership and hope to Americans, Congress provided funds for recovery, and the Federal Reserve Board cut rates and injected liquidity into the economy. Upon reopening, the New York Stock Exchange handled record volume of more than 2 billion shares a day for four consecutive days without buckling. The impressive coordination of efforts was not enough to immediately sustain investor confidence, though, and the equity markets experienced significant losses.

As has been typical with market responses to catastrophic events, after the initial sell off, investors found reasons for optimism. Rates were low, inflation continued to cooperate, and consumption remained remarkably strong. As the United States began to chase down the terrorists, sentiment improved. Indeed, by the fourth quarter of 2001, signs of economic recovery combined with the improved sense of security drove equity prices significantly higher from September’s weakness.

The optimism carried over into early 2002. Growth projections were encouraging and profits appeared headed for a rebound. Even with the accounting scandal at Enron, investors anticipated a strong year ahead. This sentiment was fortified by first quarter gross domestic product (GDP). Growth was solid as companies rebuilt inventories to meet expected demand in the continued environment of low rates and low inflation.

However, it soon became evident that the accounting scandal was not an Enron-specific issue. Speculation of irregularities in corporate financial reporting was frequently confirmed and first quarter corporate earnings trailed forecasts by a wide margin. The weakness spread into the second quarter of 2002. GDP growth trailed estimates and suggested a steep decline from the level of activity in the prior three months. WorldCom’s capitalization of operating expenses proved to be the knockout punch for the equity markets, and many indexes approached or exceeded five-year lows. No one was spared, as growth and value, large cap and small cap, all took it on the chin.

We are encouraged by the strong response from Washington to the recent scandals. The initiatives relating to corporate responsibility and accounting oversight should go a long way to restoring investor confidence. We also believe the timing of the action was appropriate for investor sentiment, since we see reasons for optimism going forward. As clarity improves on the financial reporting issues, we expect investors to regain their focus on the improving fundamentals of the U.S. economy and corporate profitability.

As we’ve stated throughout 2002, we believe this recovery will be more muted than previous experiences. Typically, the consumer has a high degree of pent-up demand, but given the consumer’s strength last year, we do not expect significant consumption gains in 2002. Spending growth in the range of 3% should keep the economy moving without triggering any inflation fighting from the Fed. Indeed, poor market performance leading up to the most recent meeting of monetary policymakers at the Fed had many on Wall Street clamoring for lower rates. We believe that moderate GDP growth combined with low inflation may settle this expansion into a more sustainable, and less volatile, period of growth.

Letter to Shareholders (continued)

Looking at profits, we expect earnings to improve as the year progresses. Wall Street consensus projections early in the year were too high, in our opinion, and we expect companies may generate profit growth in line with long-term historical trend rates in the range of 7%. Given this pace of growth and the extended “early-phase” of the economic recovery, we believe investors may initially be cautious in paying up for this type of earnings growth. As a result, remaining diversified will be key for successful market participation. Investors will need the proper balance between large and small cap and value and growth as the market embarks on the pursuit of high single-digit percentage returns. We believe that this diversified approach for these expectations will reward the patient, long-term investor.

Diversification remains important

An environment like the past 12 months offers many reasons for building and maintaining a diversified portfolio, rather than trying to make investment decisions based on anticipated market movements. Exposure to various types of investments should remain a key component of a well-balanced portfolio. It is important that you consult with your financial advisor to develop a strategy that will support your long-term objectives.

Please visit our newly enhanced Web site, EvergreenInvestments.com, for more information about our funds and other investment products available to you. From the Web site, you can also access our quarterly online shareholder newsletter, Evergreen Events, through the “About Evergreen Investments” menu tab. Thank you for your continuing support of Evergreen Investments.

William M. Ennis
President and Chief Executive Officer
Evergreen Investments

Dennis H. Ferro
President and Chief Investment Officer
Evergreen Investment Management Company, LLC

EVERGREEN
Blue Chip Fund
Fund at a Glance as of July 31, 2002

“We believe patience, stock selection and a strong sell discipline will be crucial factors in successful investing.”

PORTFOLIO MANAGEMENT TEAM

Large Cap Core Growth Team

Lead Manager: Patricia Bannan, CFA

PERFORMANCE AND RETURNS2

Portfolio Inception Date: 9/11/1935	Class A	Class B	Class C	Class I
Class Inception Date	1/20/1998	9/11/1935	1/22/1998	4/30/1999

Average Annual Returns*

1 year with sales charge	-26.96%	-26.93%	-24.60%	N/A

1 year w/o sales charge	-22.50%	-23.09%	-23.06%	-22.30%

5 year	-2.29%	-2.08%	-1.76%	-1.17%

10 year	6.42%	6.68%	6.71%	7.03%

Maximum Sales Charge	5.75%	5.00%	2.00%	N/A

	Front End	CDSC	CDSC

* Adjusted for maximum applicable sales charge, unless noted.

LONG-TERM GROWTH

Comparison of a $10,000 investment in Evergreen Blue Chip Fund Class A shares,2 versus a similar investment in the Standard & Poor’s 500 Index (S&P 500) and the Consumer Price Index (CPI).

The S&P 500 is an unmanaged market index and does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 6/30/2002.

The equity Style Box placement is based on a fund’s price-to-earnings and price-to-book ratio relative to the S&P 500, as well as the size of the companies in which it invests, or median market capitalization.

1 Source: 2002 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Classes A, C and I prior to their inception is based on the performance of Class B, the original class offered. The historical returns for Classes A and I have not been adjusted to reflect the effect of each class’ 12b-1 fee. These fees are 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay a 12b-1 fee. If these fees had been reflected, returns for Class A and I would have been higher.

Class I shares are only offered to investment advisory clients of an investment advisor of an Evergreen fund (or its advisory affiliates) through special arrangements entered into on behalf of Evergreen funds with certain financial service firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

Foreign investments may contain more risks due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations.

All data is as of July 31, 2002, and subject to change.

EVERGREEN
Blue Chip Fund
Portfolio Manager Interview

How did the fund perform?

The fund’s Class A shares had a total return of -22.50% for the 12-month period ended July 31, 2002, excluding any applicable sales charges. During the same period, the Standard & Poor’s 500 Index (S&P 500), a benchmark for large company investing, returned -23.63%, while the median return of large cap core mutual funds was -23.99%, according to Lipper Inc., an independent monitor of mutual fund performance.

PORTFOLIO CHARACTERISTICS
(as of 7/31/2002)

Total Net Assets	$460,995,549

Number of Holdings	106

Beta*	0.87

P/E Ratio	22.4x

* As of 6/30/2002

What was the investment environment like during the period?

The best way to describe the period is simply to acknowledge it was brutal, unlike anything we have seen since the bear markets of the 1970s and 1980s. In hindsight, we might have expected a prolonged market slump after the extended bull market of the 1990s that created many excesses in stock prices. The September 11 terrorist attacks occurred shortly after the period began, plunging the market into a tumultuous slide, followed by a fierce comeback in October and November. The volatility continued in the first seven months of 2002, with the main forces pulling stock prices down despite occasional bursts of temporary gains. The worst performers tended to be those companies directly embroiled in controversies over accounting scandals and allegations of executive misconduct.

The abysmal performance by the stock market occurred despite some positive messages coming from the economy. Interest rates remained low and inflation was well under control. Consumers continued to spend optimistically, and strong evidence accumulated that the industrial side of the economy had reached the bottom of its slump. Corporate earnings declined in 2002 at a slower rate than in late 2001, and companies -- especially those that had reduced their costs-- entered periods in which it was easier to show year-over-year earnings gains. But even with these positive signs, investors were confused and uncertain about the extent of the problems that emerged through the well publicized stories of firms such as Enron, Arthur Andersen, Tyco International and WorldCom.

In this challenging period, even the relatively more successful investors suffered painful losses. The key to performance leadership was the ability to differentiate between those stocks that fell because of deteriorating company fundamentals and those stocks that declined simply because their sector fell into disfavor as investors rotated from one group to another.

For the 12 months, consumer staples was the only sector to show positive stock performance. This group -- which includes food, beverages and other consumer product companies not overly dependent on changing economic conditions -- tended to have more predictable earnings than other sectors. In addition, companies in the group tended to have quality managements that avoided the suspicions of corporate misconduct or accounting fraud that plagued other industries. The second best performing sector was a very different group: basic materials. Stocks of these highly cyclical companies already were priced very low and investors assumed their valuations reflected a very pessimistic outlook and offered better opportunities in any economic rebound. Nevertheless, even these stocks had negative performance for the 12 months. The worst performers were in the telecommunications services, technology and utilities sectors.

TOP 5 SECTORS
(as a percentage of 7/31/2002 net assets)

Financials	17.6%

Industrials	14.8%

Information Technology	14.8%

Health Care	12.1%

Consumer Discretionary	12.0%

EVERGREEN
Blue Chip Fund
Portfolio Manager Interview

What types of investments particularly affected performance during this challenging period?

We tended to be overweighted in industrial companies because many of these stocks were inexpensive and we believed they could do well when the economy improved. Our stock decisions in this industry were good. For example, we sold Tyco in January, before the worst news emerged. We overweighted aerospace and defense stocks, with Northrop Grumman turning in particularly strong performance. We also overweighted transportation stocks and made good security selection. For example, we realized gains by selling our position in Norfolk Southern. We then invested in Burlington Southern, an undervalued stock that later contributed to fund performance. 3M was a strong contributor for the 12 months. We slightly overweighted energy stocks and made good stock selection. Devon Energy, an exploration and production company, was a particularly good performer.

Throughout the period, we kept our weightings in consumer stocks -- both staples and discretionary -- close to the weightings of the S&P 500.

We substantially underweighted telecommunications services and technology companies. In telecommunications services, we focused on the regional bell operating companies while avoiding Qwest Communications and selling AT&T. In technology, we avoided the high-priced stocks such as EMC, Sun Microsystems, Nortel and Lucent that performed very poorly. We focused instead on companies with reliable revenues. Affiliated Computer Services contributed positively, despite slumping in the final weeks of the period.

In basic materials, we emphasized early business cycle companies, including PPG Industries, which performed well.

Our financial services holdings, however, tended to detract from performance. Companies such as Mellon Financial, CitiGroup and State Street Bank all fell short of their earnings expectations. Our underweighted position in banks, which tended to be the best performing group within the financial services sector, hurt performance.

Performance was helped by our lack of exposure to the worst performing stocks during the period. For example, we have not owned Enron since January of 2001, WorldCom since February 2001 or Qwest since June 2001.

TOP 10 HOLDINGS
(as a percentage of 7/31/2002 net assets)

Exxon Mobil Corp.	3.5%

Microsoft Corp.	3.2%

General Electric Co.	3.0%

Wal-Mart Stores, Inc.	2.8%

Pfizer, Inc.	2.3%

Freddie Mac	2.2%

Procter & Gamble Co.	2.1%

Coca-Cola Co.	2.0%

3M Co.	1.8%

Citigroup, Inc.	1.8%

What is your investment outlook for the next 12 months?

We expect to see continued volatility in the market. While we may see some rallies in stock prices, many competing forces are creating doubts about the overall direction of the economy, corporate profits and stock prices. In this period of uncertainty, we believe individual stock selection will be critical to investment success. We intend to keep our sector and industry weightings close to those of the overall S&P 500. Instead, we will focus on fundamental analysis and emphasize quality companies with predictable revenues and earnings that are selling at reasonable prices.

We believe patience, stock selection and a strong sell discipline will be crucial factors in successful investing.

EVERGREEN
Equity Income Fund
Fund at a Glance as of July 31, 2002

“Relatively low interest rates, subdued inflation, higher real income and lower energy prices are just some of the building blocks of a growing economy. While we have structured the portfolio to potentially take advantage of these strengths, we also have maintained a relatively large defensive position should the economy hit a snag or take longer to recover than we anticipate.”

PORTFOLIO MANAGEMENT TEAM

Value Equity Team

Lead Manager: Sujatha R. Avutu, CFA

PERFORMANCE AND RETURNS2

Portfolio Inception Date: 8/31/1978	Class A	Class B	Class C	Class I
Class Inception Date	1/3/1995	1/3/1995	1/3/1995	8/31/1978

Average Annual Returns*

1 year with sales charge	-21.74%	-21.62%	-19.26%	N/A

1 year w/o sales charge	-16.97%	-17.60%	-17.65%	-16.80%

5 year	0.99%	1.15%	1.42%	2.45%

10 year	6.29%	6.33%	6.31%	7.11%

Maximum Sales Charge	5.75%	5.00%	2.00%	N/A

	Front End	CDSC	CDSC

30-day SEC Yield	1.30%	0.64%	0.64%	1.62%

12-month income dividends per share	$0.56	$0.41	$0.41	$0.62

12-month capital gain distributions per share	$0.06	$0.06	$0.06	$0.06
*Adjusted for maximum applicable sales charge, unless noted.

LONG-TERM GROWTH

Comparison of a $10,000 investment in Evergreen Equity Income Fund Class A shares,2 versus a similar investment in the Russell 1000 Value Index (Russell 1000 Value), the Russell Midcap Value Index (Russell Midcap Value) and the Consumer Price Index (CPI).

The Russell 1000 Value and the Russell Midcap Value are unmanaged market indexes and do not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 6/30/2002.

The equity Style Box placement is based on a fund’s price-to-earnings and price-to-book ratio relative to the S&P 500, as well as the size of the companies in which it invests, or median market capitalization.

1 Source: 2002 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Classes A, B and C prior to their inception is based on the performance of Class I shares, the original class offered. The historical returns for Classes A, B and C have not been adjusted to reflect the effect of each class’ 12b-1 fee. These fees are 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay a 12b-1 fee. If these fees had been reflected, returns for Classes A, B and C would have been lower. Returns reflect expense limits previously in effect for all classes, without which returns would have been lower.

Class I shares are only offered to investment advisory clients of an investment advisor of an Evergreen fund (or its advisory affiliates) through special arrangements entered into on behalf of Evergreen funds with certain financial services firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations.

Smaller capitalization stock investing may offer the potential for greater long-term results; however, it is also generally associated with greater price volatility due to the higher risk of failure.

Funds that invest in high yield, lower-rated bonds may contain more risk due to the increased possibility of default.

All data is as of July 31, 2002, and subject to change.

EVERGREEN
Equity Income Fund
Portfolio Manager Interview

How did the fund perform?

For the 12-month period ended July 31, 2002, the fund’s Class A shares had a total return of -16.97%, excluding any applicable sales charges. For the same period, the fund’s benchmarks, the Russell 1000 Value Index and the Russell Midcap Value Index returned -17.24% and -7.69%, respectively. The median return of the funds in the Lipper equity income funds category was -16.81%. Lipper Inc. is an independent monitor of mutual fund performance.

PORTFOLIO CHARACTERISTICS
(as of 7/31/2002)

Total Net Assets	$729,321,136

Number of Holdings	120

Beta*	0.59

P/E Ratio	19.5x

* As of 6/30/2002

What was the investment environment like during the period?

The 12-month period occurred during a challenging investment environment. Economic growth was weak and the stock market had already declined significantly when the terrorist attacks of September 11 caused a further significant sell-off. While the stock market recovered briefly toward the end of 2001 and into 2002, any positive sentiment was eroded by the confluence of a number of problems. Geopolitical concerns, corporate accounting issues, weak earnings reports and mixed economic data weighed heavily on the market, eventually pushing prices down to some of their lowest levels in years. Amid the decline in stock prices, investors took some encouragement from data indicating that consumer spending continued to be strong and that relatively low interest rates contributed to a robust housing market. In addition, corporate earnings for the second quarter of 2002 showed improvement over earnings from a year ago, contributing to expectations for a moderate economic recovery.

How did you manage the fund in this environment?

Using a value approach in pursuing the fund’s goal of total return, we restructured the portfolio to include small, mid and large cap common stocks as well as convertible securities. We consolidated the portfolio’s investments reducing the number of positions to about 122 from 159. Our aim is to maintain a portfolio of about 100 to 125 issues, comprised of value stocks, a relatively small percentage of growth stocks, and convertible securities. At the end of the fiscal year, about 73% of the fund’s assets were in common stocks and about 19% in convertibles.

As we selected stocks for the portfolio, we sought high-quality companies with long-term competitive advantages, strong management teams that are shareholder friendly, and improving financial performance. Risk management is key to our investment approach, and it was one of the reasons for the portfolio restructuring. To limit risk, we placed great emphasis on security selection, diversification and keeping the fund’s sector weightings in line with its benchmarks. When purchasing stocks, we carefully evaluated each company for its downside risk as well as for its upside potential, and we allocated the fund’s assets among a variety of economic sectors.

TOP 5 SECTORS
(as a percentage of 7/31/2002 net assets)

Financials	26.5%

Industrials	14.0%

Energy	10.4%

Consumer Discretionary	9.5%

Health Care	9.4%

How have you repositioned the fund?

We used a barbell configuration in repositioning the fund, with core and stable sectors that have proven track records of consistent earnings growth on one end, balanced against cyclical sectors that are likely to benefit from a moderate economic recovery on the other end.

We built a 6.71% position in consumer staples stocks, which have tended to perform well in virtually any economic environment. We sought companies with the potential for consistent earnings and dividend income. Some of the companies we purchased are household names. They include: Philip Morris, H.J. Heinz, Kraft Foods, Pepsi Bottling Company, Budweiser and ConAgra.

EVERGREEN
Equity Income Fund
Portfolio Manager Interview

We increased the fund’s energy sector weighting, favoring companies that are likely to benefit from higher natural gas prices, such as Kerr-McGee, Devon Energy and Burlington Resources. We also invested in Chevron-Texaco and Exxon-Mobil, large oil companies that have solid balance sheets and stable operating trends.

We increased the fund’s allocation to the financial sector, eliminating companies whose fundamentals had deteriorated and adding others whose prospects we believe to be positive. The financial portion of the portfolio is diversified among Real Estate Investment Trusts (REITs), where we favored industrial properties and regional malls, such as Regency Center; banks, such as Wells Fargo and Bank of America that have limited exposure to the brokerage business and to problems in Latin America; and insurance companies that could benefit from higher prices, such as Prudential, Ace and Allstate.

Based on our outlook for a moderate economic recovery, we increased our holdings in industrials and in materials. Some of the companies we purchased in these sectors include: 3M Company, PPG Industries, Rohm & Hass, Lyondell Chemical and Weyerhaeuser.

In the technology area, we sold a number of poor performers and replaced them with companies that are, in our opinion, attractively valued and are currently gaining market share. As a result, the technology portion of the portfolio rose from 2.8% to 5.9% of assets. We purchased Affiliated Computer Services, Oracle and Texas Instruments.

Among consumer discretionary stocks, we focused on auto suppliers, such as Delphi, American Axle and Superior Industries. We also emphasized low-end retailers -- Family Dollar, Target, Wal-Mart and Lowe’s -- that have been buoyed by robust consumer spending and strength in the home-improvement market. In the publishing and advertising industry, we invested in McGraw-Hill, a publishing company, and Lamar, an outdoor advertising structure company.

TOP 10 HOLDINGS
(as a percentage of 7/31/2002 net assets)

Exxon Mobil Corp.	2.8%

Bank of America Corp.	2.5%

Union Pacific Capital Trust (exchangeable for Union Pacific Corp. Common Stock)	2.1%

Oracle Corp.	1.7%

Freddie Mac	1.7%

Pharmacia Corp.	1.7%

Citigroup, Inc.	1.6%

TXU Corp.	1.6%

Verizon Communications, Inc.	1.5%

ALLTEL Corp.	1.5%

What is your outlook for the next six to 12 months?

While some of the economic reports for the second quarter of 2002 were disappointing, we believe that over the next several months to a year the economy should continue to grow, although at a slower rate than we originally expected. Relatively low interest rates, subdued inflation, higher real income and lower energy prices are just some of the building blocks of a growing economy. While we have structured the portfolio to potentially take advantage of these strengths, we also have maintained a relatively large defensive position should the economy hit a snag or take longer to recover than we anticipate.

EVERGREEN
Equity Index Fund
Fund at a Glance as of July 31, 2002

“For the longer term, interest rate reductions and tax cuts may assist the economy and boost corporate profits even as the market continues to work through the impact of the bursting of the dot-com bubble. We believe equities represent a potentially attractive investment for the long run and we believe the fund provides a solid way to achieve a diversified exposure to opportunities in the stock market.”

PORTFOLIO MANAGEMENT TEAM

Global Structured Products Team

Lead Manager: William E. Zieff

PERFORMANCE AND RETURNS2

Portfolio Inception Date: 2/14/1985	Class A	Class B	Class C	Class I	Class IS
Class Inception Date	11/4/1998	11/3/1998	4/30/1999	2/14/1985	10/9/1996

Average Annual Returns*

1 year with sales charge	-28.41%	-28.33%	-26.08%	N/A	N/A

1 year w/o sales charge	-24.04%	-24.57%	-24.57%	-23.83%	-24.03%

5 year	-1.27%	-1.00%	-0.55%	0.10%	-0.11%

10 year	8.75%	9.10%	9.15%	9.51%	9.38%

Maximum Sales Charge	5.75%	5.00%	2.00%

	Front End	CDSC	CDSC	N/A	N/A

12-month income dividends per share	$0.38	$0.08	$0.08	$0.49	$0.38

*Adjusted for maximum applicable sales charge, unless noted.

LONG-TERM GROWTH

Comparison of a $10,000 investment in Evergreen Equity Index Fund Class A shares,2 versus a similar investment in the Standard & Poor’s 500 Index (S&P 500) and the Consumer Price Index (CPI).

The S&P 500 is an unmanaged market index and does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 6/30/2002.

The equity Style Box placement is based on a fund’s price-to-earnings and price-to-book ratio relative to the S&P 500, as well as the size of the companies in which it invests, or median market capitalization.

1 Source: 2002 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Classes A, B and C prior to their inception is based on the performance of Class I from 7/27/1998 to the inception of Classes A, B and C. Historical performance shown for Class I prior to its inception is based on the performance of Class Y of the fund’s predecessors, CoreStates Equity Index Fund from 6/1/1991 through 7/27/1998 and Viking Index Fund from 2/14/1985 through 5/31/1991. Historical performance shown for Class IS prior to its inception is based on the performance of (1) Class A shares of the fund’s predecessor CoreStates Equity Index Fund from 10/9/1996 to 7/27/1998, (2) Class Y shares of the fund’s predecessor CoreStates Equity Index Fund from 6/1/1991 to 10/8/1996, and (3) Class Y shares of the fund’s predecessor Viking Index Fund from 2/14/1985 through 5/31/1991. The historical returns for Classes A, B, C and IS have not been adjusted to reflect the effect of each class’ 12b-1 fee. These fees are 0.25% for Classes A and IS and 1.00% for Classes B and C. Class I does not pay a 12b-1 fee. If these fees had been reflected, returns for Classes A, B, C and IS would have been lower. The advisor is waiving a portion of its advisory fee. Had the fee not been waived, returns would have been lower.

Class I shares are only available to investment advisory clients of an investment advisor of an Evergreen fund (or the investment advisor’s affiliates) through special arrangements entered into on behalf of Evergreen funds with certain financial service firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen fund on or before December 31, 1994. Class I and IS shares are only available to institutional shareholders with a minimum $1 million investment.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations.

“Standard & Poor’s,” “S&P,” “S&P 500,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Evergreen Investments. The product is not sponsored, endorsed, sold or promoted by Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of investing in the product.

All data is as of July 31, 2002, and subject to change.

EVERGREEN
Equity Index Fund
Portfolio Manager Interview

How did the fund perform?

The fund’s Class A shares had a total return of -24.04% for the 12-month period ended July 31, 2002, excluding any applicable sales charges. During the same period, the Standard & Poor’s 500 Index (S&P 500) returned -23.63%, while the median return of S&P 500 index objective funds was -24.02%, according to Lipper Inc., an independent monitor of mutual fund performance. The fund’s objective is to provide exposure to the S&P 500, with minimal variation.

PORTFOLIO CHARACTERISTICS
(as of 7/31/2002)

Total Net Assets	$878,691,454

Number of Holdings	500

Beta*	1.00

P/E Ratio	20.1x

*As of 6/30/2002

What was the investment environment like during the period?

The period occurred during an extremely volatile time in the equity markets, marked by the tragic events that took place on September 11. Even before the terrorist attacks, economic and earnings data confirmed a weakening economy and a dramatically disappointing corporate profit picture. Despite the increasingly obvious slowdown, which resulted in huge reductions in corporate capital investment, consumers continued to spend throughout the year. While the consumer provided some stimulus for the equity markets, overall returns were disappointing as the S&P 500 lost more than one-fifth of its value during the period. Investigations into Enron’s accounting practices cast a negative tone over the markets and caused investors to question the validity of financial results for all corporations. Telecommunication stocks were the hardest hit during the year, led by WorldCom and Global Crossing that fell by 98.25% and 99.28%, respectively. Meanwhile, basic materials performed relatively well with a return of -4.3%, outperforming the market by almost 20%. The sector’s performance was boosted by gold and precious metals, which rose 17% during the period.

While merger and acquisition activity continued during the period, the most noteworthy change was the S&P 500’s decision to delete seven foreign companies that were traded in the U.S. and replace them with seven large, well established U.S. companies. The change was reportedly done to increase U.S. coverage and to better match sector exposures with the broader U.S. equity universe. The changes took place at the close of July 19. Standard & Poor’s apparently chose this time for the changes since annual turnover was at an eight-year low at the end of June, and there were sufficient large capitalization companies available to replace those deleted.

Companies added to the index included two migrations from the S&P Midcap 400 Index; two recent insurance demutualizations; and stocks newly available because of corporate actions, a recent IPO or the expiration of trading restrictions. The additions were: United Parcel Service, Goldman Sachs, Prudential Securities, eBay, SunGard Data Systems, Principal Financial Group and Electronic Arts. Deleted from the index were: Royal Dutch Petroleum, Unilever, Nortel Networks, Alcan Aluminum, Inco, Barrick Gold and Placer Dome.

TOP FIVE SECTORS
(as a percentage of 7/31/2002 net assets)

Financials	20.7%

Health Care	14.2%

Information Technology	13.7%

Consumer Discretionary	12.9%

Industrials	12.3%

How did these index changes affect the fund?

The fund continued to track the performance of the S&P 500 as changes in the composition of the index were incorporated into the fund. We closely monitor additions and deletions to the index so that they can be reflected in the portfolio in the most timely and cost-effective manner. We use various portfolio construction tools in the daily investment of cash flows to help keep the fund in line with the benchmark, in terms of industry weightings and portfolio characteristics. As a result, the fund has remained fully invested at all times, and is rebalanced daily to ensure consistency with the S&P 500.

EVERGREEN
Equity Index Fund
Portfolio Manager Interview

TOP 10 HOLDINGS
(as a percentage of 7/31/2002 net assets)

General Electric Co.	3.8%

Microsoft Corp.	3.1%

Exxon Mobil Corp.	2.9%

Wal-Mart Stores, Inc.	2.6%

Pfizer, Inc.	2.4%

Citigroup, Inc.	2.0%

American International Group, Inc.	2.0%

Johnson & Johnson Co.	1.9%

Intel Corp.	1.5%

Coca-Cola Co.	1.5%

What is your outlook?

The period was punctuated with large industry swings and rotations. We expect that this market volatility may continue. However, investors who try to precisely catch sector peaks and troughs encounter significant risk as one day of positive or negative news often tends to be offset by contradictory information the following day. Consequently, we believe a broad, diversified strategy such as ours is attractive because it provides exposure to the equity market, while maintaining tight risk control versus the S&P 500.

For the longer term, interest rate reductions and tax cuts may assist the economy and boost corporate profits even as the market continues to work through the impact of the bursting of the dot-com bubble. We believe equities represent a potentially attractive investment for the long run and we believe the fund provides a solid way to achieve a diversified exposure to opportunities in the stock market.

EVERGREEN
Growth and Income Fund
Fund at a Glance as of July 31, 2002

“In managing the fund, we will continue to focus on limiting risk through individual stock selection and will emphasize dividend-paying companies that we believe have attractive valuations and the potential for consistent earnings growth over the long term.”
PORTFOLIO MANAGEMENT TEAM

Value Equity Team

Lead Manager: Walter T. McCormick, CFA

PERFORMANCE AND RETURNS2

Portfolio Inception Date: 10/15/1986	Class A	Class B	Class C	Class I
Class Inception Date	1/3/1995	1/3/1995	1/3/1995	10/15/1986

Average Annual Returns*

1 year with sales charge	-23.39%	-23.22%	-20.86%	N/A

1 year w/o sales charge	-18.72%	-19.37%	-19.32%	-18.54%

5 year	-3.50%	-3.38%	-3.07%	-2.10%

10 year	7.74%	7.77%	7.79%	8.58%

Maximum Sales Charge	5.75%	5.00%	2.00%

	Front End	CDSC	CDSC	N/A

12-month capital gain distributions per share	$0.98	$0.98	$0.98	$0.98

*Adjusted for maximum applicable sales charge, unless noted.

LONG-TERM GROWTH

Comparison of a $10,000 investment in Evergreen Growth and Income Fund Class A shares,2 versus a similar investment in the Russell 1000 Value Index (Russell 1000 Value) and the Consumer Price Index (CPI).

The Russell 1000 Value is an unmanaged market index and does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 6/30/2002.

The equity Style Box placement is based on a fund’s price-to-earnings and price-to-book ratio relative to the S&P 500, as well as the size of the companies in which it invests, or median market capitalization.

1 Source: 2002 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Classes A, B and C prior to their inception is based on the performance of Class I, the original class offered. The historical returns for Classes A, B and C have not been adjusted to reflect the effect of each class’ 12b-1 fee. These fees are 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay a 12b-1 fee. If these fees had been reflected, returns for Classes A, B and C would have been lower. Returns reflect expense limits previously in effect, without which returns would have been lower.

Class I shares are only available to investment advisory clients of an investment advisor of an Evergreen fund (or the investment advisor’s affiliates) through special arrangements entered into on behalf of Evergreen funds with certain financial service firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations.

Funds that invest in high yield, lower-rated bonds may contain more risks due to the increased possibility of default.

Smaller capitalization stock investing may offer the potential for greater long-term results; however, it is also generally associated with greater price volatility due to the higher risk of failure.

All data is as of July 31, 2002, and subject to change.

EVERGREEN
Growth and Income Fund
Portfolio Manager Interview

How did the fund perform?

For the 12-month period ended July 31, 2002, the fund’s Class A shares had a total return of -18.72%, excluding any applicable sales charges. For the same period, the fund’s benchmark, the Russell 1000 Value Index (Russell 1000 Value) returned -17.24% and the median return of the funds in the Lipper multi cap core funds category was -22.02%. Lipper Inc. is an independent monitor of mutual fund performance.

PORTFOLIO CHARACTERISTICS
(as of 7/31/2002)

Total Net Assets	$540,120,082

Number of Holdings	152

Beta*	1.01

P/E Ratio	18.6x

*As of 6/30/2002

What was the investment environment like during the period?

It was a difficult investment environment for stocks, as the terrorist attacks, relatively weak corporate profits, geopolitical concerns, and issues surrounding corporate auditing had a negative impact on the market. Early in the fiscal year, economic growth appeared relatively strong; but in the aftermath of September 11, economic data turned mixed, and investors became concerned that corporate earnings growth would fail to sustain stock valuations. Against this backdrop, several corporations restated their earnings for previous years, striking a further blow to investor confidence. During the last four months of the period, stock prices spiraled downward reflecting the uncertainty that dominated market sentiment.

What changes did you make to the fund during the period?

We made notable changes to the fund in the second half of the fiscal year. We reduced the number of portfolio holdings from more than 270 to about 150. As a result, about 50% of the portfolio is invested in large cap stocks and about 50% is in small and mid cap stocks. We also focused on increasing the fund’s dividend income by emphasizing dividend-paying common stocks as well as convertible securities. In restructuring the portfolio, we sought to keep the portfolio’s industry weightings close to the weightings of its benchmark, the Russell 1000 Value.

TOP 5 SECTORS
(as a percentage of 7/31/2002 net assets)

Financials	27.6%

Industrials	16.5%

Consumer Discretionary	10.7%

Energy	9.4%

Information Technology	8.1%

How did you position the fund?

As we brought the sector weightings more in line with the fund’s benchmark, we restructured the portfolio in a more balanced configuration. At the end of the fiscal year, we had a broad mix of companies. Some companies are from relatively stable sectors that have solid, consistent patterns to their earnings, while others are cyclically sensitive, with more potential to benefit from an economic recovery.

One notable change we made was in the consumer sector. Early in the fiscal year, the fund was significantly underweighted in consumer staple stocks, which usually do well in any economic environment. At the same time, there was a considerable overweighting in the consumer discretionary sector, which has a large media component that tends to underperform when the economy is weak. We reversed this strategy, so by the end of the period, the fund was neutral to slightly overweighted in consumer staple stocks, helping our performance. We underweighted consumer discretionary companies as these companies lagged.

What other sector changes did you make?

We reduced the fund’s commitment to technology stocks, selling companies whose business prospects we believed had deteriorated and adding those that have the potential to benefit from a moderate economic recovery. We eliminated companies, such as Adobe Systems, Mentor Graphics, RF Micro Devices, Siebel Systems, Apple Computer and Parametric Technology. We added IBM, Hewlett Packard and Texas Instruments.

EVERGREEN
Growth and Income Fund
Portfolio Manager Interview

We also raised the fund’s allocation to energy stocks. While the worldwide economic slowdown resulted in weaker than expected short-term earnings for several energy companies, we believe holdings, such as Exxon-Mobil, Chevron-Texaco and Schlumberger are well positioned for long-term growth.

In the broad industrials sector, we uncovered a number of attractively priced stocks that, in our opinion, have the potential to deliver relatively strong earnings in a recovering economy. We favored Lyondell Chemical Company and Masco, a building products company. We took advantage of increased defense spending by adding Lockheed Martin, Northrop Grumman and United Technologies. We also invested in Caterpillar and Deere, which could benefit from favorable farm legislation.

TOP 10 HOLDINGS
(as a percentage of 7/31/2002 net assets)

Wells Fargo & Co.	2.4%

Freddie Mac	2.4%

Exxon Mobil Corp.	2.3%

3M Co.	2.1%

Citigroup, Inc.	2.0%

Bank of America Corp.	1.9%

Northrop Grumman Corp.	1.6%

Oracle Corp.	1.5%

Kerr-McGee Corp.	1.5%

Lockheed Martin Corp.	1.5%

What is your outlook over the next six to 12 months?

While some of the economic data for the second quarter of 2002 was disappointing, we believe a number of factors indicate that the economy should continue to grow, although at a slower pace than we had originally thought. Second-quarter corporate earnings showed their biggest improvement in two years. While some corporate managers have lowered their earnings expectations for the second half of 2002, these revised estimates have not caused us to abandon our outlook for moderate economic expansion. Throughout the economic downturn, consumer spending has been a driving force in the economy. We think this trend could continue as higher personal income, subdued inflation, lower energy prices and relatively low interest rates are positive for the consumer.

In managing the fund, we will continue to focus on limiting risk through individual stock selection and will emphasize dividend-paying companies that we believe have attractive valuations and the potential for consistent earnings growth over the long term.

EVERGREEN
Small Cap Value Fund
Fund at a Glance as of July 31, 2002

“Small cap stocks have historically outperformed large cap stocks during the early stages of an economic recovery. We believe our strategy of focusing on companies with attractive valuations has positioned the fund to potentially benefit from an economic turnaround.”

PORTFOLIO MANAGEMENT TEAM

Value Equity Team

Lead Manager: Jordan D. Alexander, CFA

PERFORMANCE AND RETURNS

Portfolio Inception Date: 10/1/1993	Class A	Class B	Class C	Class I	Class IS
Class Inception Date	1/3/1995	1/3/1995	1/24/1995	10/1/1993	6/30/2000

Average Annual Returns*

1 year with sales charge	-11.30%	-11.15%	-8.43%	N/A	N/A

1 year w/o sales charge	-5.91%	-6.60%	-6.61%	-5.62%	-5.89%

5 year	3.51%	3.61%	3.94%	5.01%	4.90%

Since Portfolio Inception	9.89%	9.91%	9.89%	10.87%	10.80%

Maximum Sales Charge	5.75%	5.00%	2.00%	N/A	N/A

	Front End	CDSC	CDSC

12-month capital gain distributions per share	$0.47	$0.47	$0.47	$0.47	$0.47

*Adjusted for maximum applicable sales charge, unless noted.

LONG-TERM GROWTH

Comparison of a $10,000 investment in Evergreen Small Cap Value Fund Class A shares,2 versus a similar investment in the Russell 2000 Value Index (Russell 2000 Value) and the Consumer Price Index (CPI).

The Russell 2000 Value is an unmanaged market index and does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 6/30/2002.

The equity Style Box placement is based on a fund’s price-to-earnings and price-to-book ratio relative to the S&P 500, as well as the size of the companies in which it invests, or median market capitalization.

1 Source: 2002 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Classes A, B, C and IS prior to their inception is based on the performance of Class I, the original class offered. The historical returns for Classes A, B, C and IS have not been adjusted to reflect the effect of each class’ 12b-1 fee. These fees are 0.25% for Classes A and IS and 1.00% for Classes B and C. Class I does not pay a 12b-1 fee. If these fees had been reflected, returns would have been lower. Returns reflect expense limits previously in effect for all classes, without which returns would have been lower.

Class I shares are only offered to investment advisory clients of an investment advisor of an Evergreen fund (or its advisory affiliates) through special arrangements entered into on behalf of Evergreen funds with certain financial service firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen fund on or before December 31, 1994.

EVERGREEN
Small Cap Value Fund
Portfolio Manager Interview

How did the fund perform?

The fund’s Class A shares had a total return of -5.91% for the 12-month period ended July 31, 2002, excluding any applicable sales charges. Over the same period, the Russell 2000 Value Index, the fund’s benchmark, returned -5.51%. The median return for all small cap value funds was -5.80%, according to Lipper Inc., an independent monitor of mutual fund performance.

PORTFOLIO CHARACTERISTICS
(as of 7/31/2002)

Total Net Assets	$684,640,327

Number of Holdings	153

Beta*	0.60

P/E Ratio	16.8x

*As of 6/30/2002

What factors affected performance the most during the period?

The 12-month period was marked by extreme volatility, making it a difficult time for equity investors. The terrorist attacks in September caused stocks to plummet. The Federal Reserve Board responded by lowering interest rates and injecting liquidity into the market, and the stock market rallied midway through the fourth quarter of 2001. As we moved into 2002, it appeared that the economy was beginning to recover and consumer confidence was relatively strong. However, growing corporate accounting woes and questionable ethics along with tensions in the Middle East and continued fears of terrorism caused stocks to steadily decline.

Given this backdrop, we remained committed to the strategy we developed in 2001 to focus on companies with attractive valuations in areas of the market that we believed would benefit most from an economic recovery. Successful stock selection and strong performance in the energy and transportation sectors helped the fund’s overall performance.

TOP 5 SECTORS
(as a percentage of 7/31/2002 net assets)

Industrials	19.2%

Financials	19.2%

Consumer Discretionary	17.8%

Health Care	9.4%

Materials	9.4%

What investments contributed positively to the fund’s performance?

There were a number of individual stocks that performed very well during the 12-month period. Ann Taylor Stores Corp., a specialty retailer of women’s apparel, was a strong contributor to the fund’s overall performance. We had previously owned the stock and repurchased it again after the events of September 11 as the stock became attractively valued. We sold out of our position and took profits as the stock more than doubled in price and reached our price target.

Pier 1 Imports, Inc., a home furnishings and furniture retailer, was another standout. We owned the stock prior to September 11 and added to our position when the stock price declined significantly after the attacks. The stock appreciated more than 70% during the period and we sold out of our entire position as the stock reached our price target.

Another strong performer was Pharmaceutical Resources, Inc., a manufacturer and distributor of generic drugs. We purchased the stock following announcements that the company anticipated competition on a key product sooner than expected and was required to make revisions to their financial statements. The accounting revisions turned out to be relatively benign and the competitive threat never fully materialized. The stock appreciated more than 70% during the period. We reduced our position in the stock as it reached our price target.

AGCO Corporation, a manufacturer and distributor of agricultural equipment, also did well over the period. The company benefited from corporate restructuring and cost reductions as well as an alliance with Caterpillar, Inc., a manufacturer of industrial equipment, to distribute AGCO products through the Caterpillar dealer network.

EVERGREEN
Small Cap Value Fund
Portfolio Manager Interview

What areas detracted from performance?

Our holdings in Watson Pharmaceuticals, Inc., a manufacturer and distributor of generic and brand name drugs, held back the fund’s performance. The company experienced delays in FDA approval for several of its proprietary products, resulting in a 50% decline in its stock price during the period. However, as of the end of the reporting period we still held the stock in the portfolio, as we believed it was still attractively valued.

Another disappointment was Artesyn Technologies, Inc., a manufacturer of equipment to the communications industry. The company was hurt by the decline in capital expenditures by telecommunication and technology companies. The stock declined more than 50% in value during the period.

IVAX Corp., a maker of generic drugs, detracted from the fund’s performance. The company’s stock declined due to price competition on a key product and pressure on some of its Latin American businesses, as well as a difficult time for pharmaceutical companies in general. Despite the price decline, we believe IVAX is attractively valued and expect earnings to benefit from a strong drug pipeline in 2003 and 2004.

Lastly, Encompass Services Corp., a supplier of maintenance and other services to commercial buildings, was also a drag on the fund’s performance. The stock came under pressure due to the recession and the company’s high financial leverage. We sold out of our position.

TOP 10 HOLDINGS
(as a percentage of 7/31/2002 net assets)

Kaydon Corp.	1.4%

Chiquita Brands International, Inc.	1.4%

IVAX Corp.	1.3%

Casey’s General Stores, Inc.	1.3%

CNF Transportation, Inc.	1.2%

Reader’s Digest Association, Inc.	1.2%

United Defense Industries, Inc.	1.2%

Horace Mann Educators Corp.	1.2%

Spartech Corp.	1.2%

Watts Industries, Inc.	1.2%

What is your outlook for the next 12 months?

We are cautiously optimistic on the outlook for the small cap market. Many stocks are very attractively valued as a result of the recent sell-off. However, until the economy shows signs of stabilizing or improving, we believe that it is unlikely these stocks will experience significant appreciation.

Small cap stocks have historically outperformed large cap stocks during the early stages of an economic recovery. We believe our strategy of focusing on companies with attractive valuations has positioned the fund to potentially benefit from an economic turnaround.

EVERGREEN
Special Values Fund
Fund at a Glance as of July 31, 2002

“We are now seeing good companies with attractive stock prices that we believe have the potential to show good performance over the next three to five years. Those are the types of companies that have enabled the fund to build a solid, long-term record.”

PORTFOLIO MANAGEMENT TEAM

Value Equity Team

Lead Manager: James M. Tringas, CFA

PERFORMANCE AND RETURNS2

Portfolio Inception Date: 5/7/1993	Class A	Class B	Class C	Class I
Class Inception Date	5/7/1993	3/26/1999	12/12/2000	7/23/1996

8-month return with sales charge	-10.69%	-10.12%	-7.45%	N/A

8-month return w/o sales charge	-5.23%	-5.67%	-5.66%	-5.04%

Average Annual Returns*

1 year with sales charge	-10.11%	-9.76%	-7.08%	N/A

1 year w/o sales charge	-4.62%	-5.29%	-5.29%	-4.34%

5 year	5.62%	6.07%	6.65%	7.15%

Since Portfolio Inception	12.25%	12.69%	12.84%	13.02%

Maximum Sales Charge	5.75%	5.00%	2.00%

	Front End	CDSC	CDSC	N/A

8-month income dividends per share	$0.10	$0.01	$0.02	$0.15

8-month capital gain distributions per share	$1.14	$1.14	$1.14	$1.14

*Adjusted for maximum applicable sales charge, unless noted.

LONG-TERM GROWTH

Comparison of a $10,000 investment in Evergreen Special Values Fund Class A shares,2 versus a similar investment in the Russell 2000 Value Index (Russell 2000 Value) and the Consumer Price Index (CPI).

The Russell 2000 Value is an unmanaged market index and does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 6/30/2002.

The equity Style Box placement is based on a fund’s price-to-earnings and price-to-book ratio relative to the S&P 500, as well as the size of the companies in which it invests, or median market capitalization.

1 Source: 2002 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Classes A, B, C and I is based on the performance of Classes A, B, C and I of the fund’s predecessor fund, Wachovia Special Values Fund. The historical returns shown for Classes B, C and I prior to their inception is based on the performance of Class A, the original class offered. The historical returns for Classes B, C and I have not been adjusted to reflect the effect of each class’ 12b-1 fee. These fees are 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay a 12b-1 fee. If these fees had been reflected, returns for Classes B and C would have been lower, while returns for Class I would have been higher. The advisor is currently waiving a portion of its advisory fee. Had the fee not been waived, returns would have been lower.

Class I shares are offered to investment advisory clients of an investment advisor of an Evergreen fund (or its advisory affiliates) through special arrangements entered into on behalf of Evergreen funds with certain financial services firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations.

Smaller capitalization stock investing may offer the potential for greater long-term results; however, it is also generally associated with greater price volatility due to the higher risk of failure.

All data is as of July 31, 2002, and subject to change.

EVERGREEN
Special Values Fund
Fund at a Glance as of July 31, 2002

How did the fund perform?

The fund’s Class A shares had a total return of -4.62% for the 12-month period ended July 31, 2002, excluding any applicable sales charges. During the same period, the Russell 2000 Value Index (Russell 2000 Value), a benchmark for small company value investing, returned -5.51%, while the median return of small cap value funds was -5.80%, according to Lipper Inc., an independent monitor of mutual fund performance.

During the eight months since the end of the predecessor fund’s former fiscal year (November 30), the fund’s Class A shares had a total return of -5.23%. The Russell 2000 Value returned -3.09% and the median return of small cap value funds was -2.61%, according to Lipper Inc.

What factors affected performance?

During the eight-month period, we saw a continuation of the trends that have dominated the market since March 2000, when the speculative excesses of the late 1990s began to unwind and the historical relationships between different classes of stocks began to return. This trend favored small cap value stocks, which had been largely ignored in the bull market of the 1990s as the strongest performance tended to be concentrated among large cap growth companies and technology companies. During most of the past 12 months, small cap value stocks as a group posted strong performance. However, they tended to lose ground along with virtually all other classes of stocks in the general market slump that began in May and extended through the end of the fiscal period on July 31, 2002.

PORTFOLIO CHARACTERISTICS
(as of 7/31/2002)

Total Net Assets	$302,313,642

Number of Holdings	135

Beta*	0.43

P/E Ratio	15.7x

*As of 6/30/2002

How would you describe your investment strategy?

Our investment discipline is grounded in bottom-up analysis. We emphasize intensive analysis of each prospective investment, and build the portfolio one company at a time. We are not concerned with economic trends or projections. Because our approach is very risk averse, we are only interested in financially strong companies with low debt and strong cash flow.

We look for companies with good management teams that have significant stakes in the ownership of the corporation. We believe that if we understand the downside risks of any prospective investment, a quality management team will take care of the upside growth potential. When we find a financially strong company with an outstanding management team, we focus on the income statement -- determining what the normalized value of the company should be, based on its cash flows. We only are interested in investing in companies whose stocks are trading at what we believe is a 30% to 40% discount to its fair value, based on conservative estimates.

We are long-term investors and typically hold a stock for 21/2 to three years, patiently waiting for the value discovered in our analysis to be recognized. Consequently, our stock turnover rate is relatively low.

As part of our effort to limit risks, we maintain a well-diversified portfolio, with no single company having an exaggerated impact on performance. We typically hold between 100 and 120 companies and try to avoid being in a situation where any individual investment accounts for more than 2% of fund assets. Overall, the top 60 to 70 companies in the portfolio usually drive performance for the fund.

TOP 5 SECTORS
(as a percentage of 7/31/2002 net assets)

Industrials	21.6%

Consumer Discretionary	16.6%

Financials	14.5%

Materials	10.5%

Information Technology	10.2%

EVERGREEN
Special Values Fund
Fund at a Glance as of July 31, 2002

What were some examples of stocks that helped performance during the past year?

Jarden, formerly Alltrista, was a very strong performer. This long-term holding specializes in home-canning products, such as jars and enclosures, and has excellent cash flow. The company attracted the attention of other investors this year when it purchased Tilia International, a manufacturer of vacuum seals for food products frequently featured on cable television infomercials.

A second solid performer was Standard Microsystems, a company in which we originally invested two years ago when a new management team took over. At the time of our investment, its stock was selling at about $11 per share, even though it had cash of more than $8 per share, strong cash flows, and no debt. Its assets included a substantial amount of intellectual property. The company’s most important business was the manufacture of advanced input/output circuits that reside in the motherboards of personal computers. The company has about 40% market share of this business. During the past year, the new management team aggressively cut costs and re-allocated capital to increase efficiency and profitability. Its stock has risen to a recent price of more than $18.

A third example is AO Smith, a manufacturer of small electric motors for water heaters, refrigerators, air conditioners and water pumps. The company, whose stock was trading at a very low price in relation to its cash flow, made a strategic acquisition about a year ago. We purchased the company at an average price of $17.82 per share in 1998. Shares recently were trading at $29.30 per share.

TOP 10 HOLDINGS
(as a percentage of 7/31/2002 net assets)

Centex Construction Products, Inc.	2.0%

Liberty Corp.	1.9%

Jarden Corp.	1.8%

Payless Shoesource, Inc.	1.8%

Butler Manufacturing Co.	1.7%

Universal Corp.	1.7%

Forest City Enterprises, Inc.	1.6%

Briggs & Stratton Corp.	1.6%

Mueller Industries, Inc.	1.5%

EMCOR Group, Inc.	1.3%

What is your outlook?

We are beginning to see attractive values returning to the small company stock universe, which is good for our individual stock-picking discipline. After small company value stocks posted strong performance between March 2000 and May 2002, it became more difficult for us to find good companies trading at a 30% to 40% discount to their intrinsic value. We are now seeing good companies with attractive stock prices that we believe have the potential to show good performance over the next three to five years. Those are the types of companies that have enabled the fund to build a solid, long-term record.

EVERGREEN
Strategic Value Fund
Fund at a Glance as of July 31, 2002

“Given the current investment outlook, it is our opinion that average returns from the stock market are likely to be closer to those of long-term averages, between 7% and 10% per year, with both the growth and value styles of investing producing similar performance.”

PORTFOLIO MANAGEMENT TEAM

Value Equity Team

Lead Manager: Timothy F. O’Grady

PERFORMANCE AND RETURNS2

Portfolio Inception Date: 12/31/1981	Class A	Class B	Class C	Class I*	Class IS*
Class Inception Date	3/27/2002	3/27/2002	3/27/2002	11/24/1997	3/11/1998

Average Annual Returns**

1 year with sales charge	-26.14%	-25.61%	-23.26%	N/A	N/A

1 year w/o sales charge	-21.63%	-21.76%	-21.72%	-21.40%	-21.58%

5 year	-1.35%	-0.62%	-0.25%	-0.10%	-0.34%

10 year	9.51%	9.71%	9.71%	10.34%	10.07%

Maximum Sales Charge	5.75%	5.00%	2.00%	N/A	N/A

	Front End	CDSC	CDSC

12-month income dividends per share	$0.00	$0.00	$0.00	$0.22	$0.17

12-month capital gain distributions per share	$0.00	$0.00	$0.00	$0.20	$0.20

* Amounts have been restated to give effect to a 10 for 1 stock split of the fund’s shares as of the close of business on April 26, 2002.
** Adjusted for maximum annual sales charges, unless noted.

LONG-TERM GROWTH

Comparison of a $10,000 investment in Evergreen Strategic Value Fund Class A shares,2 versus a similar investment in the Russell 1000 Value Index (Russell 1000 Value) and the Consumer Price Index (CPI).

The Russell 1000 Value is an unmanaged market index and does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 6/30/2002.

The equity Style Box placement is based on a fund’s price-to-earnings and price-to-book ratio relative to the S&P 500, as well as the size of the companies in which it invests, or median market capitalization.

1 Source: 2002 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Class I prior to its inception is based on the fund’s predecessor common trust fund’s (CTF) performance, adjusted for estimated mutual fund expenses. The CTF was not registered under the Investment Company Act of 1940 and was not subject to certain investment restrictions. If the CTF had been registered, its performance might have been adversely affected. For Classes A, B, C and IS prior to their inception, the historical performance shown is based on the performance of Class I and has not been adjusted to reflect the effect of each class’ 12b-1 fee. These fees are 0.25% for Classes A and IS and 1.00% for Classes B and C. Class I does not pay a 12b-1 fee. If these fees had been reflected, returns for Classes A, B, C and IS would have been lower. Returns reflect expense limits previously in effect for all classes, without which returns would have been lower.

Class I shares are only offered to investment advisory clients of an investment advisor of an Evergreen fund (or its advisory affiliates) through special arrangements entered into on behalf of Evergreen funds with certain financial services firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen fund on or before December 31, 1994. Class I and IS shares are only available to institutional shareholders with a minimum $1 million investment.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations.

All data is as of July 31, 2002, and subject to change.

EVERGREEN
Strategic Value Fund
Portfolio Manager Interview

How did the fund perform?

The fund’s Class A shares had a total return of -21.63% for the 12-month period ended July 31, 2002, excluding any applicable sales charges. During the same period, the Russell 1000 Value Index returned -17.24% while the median return of large cap value funds was -19.83%, according to Lipper Inc., an independent monitor of mutual fund performance.

PORTFOLIO CHARACTERISTICS
(as of 7/31/2002)

Total Net Assets	$738,271,138

Number of Holdings	76

Beta*	0.69

P/E Ratio	18.0x

*As of 6/30/2002

What were the principal factors affecting performance?

The fund’s performance lagged that of its benchmarks principally because of issues with a few holdings concentrated in the utilities, financial services and consumer discretionary sectors. Performance was helped, however, by stock selection within the technology, telecommunication services and consumer staples sectors.

Almost all of the fund’s underperformance resided in utilities and consumer discretionary sectors. Historically, cable television companies have been viewed as relatively safe havens in difficult market environments. The industry’s ability to maintain stable cash flows to sustain debt service has always been viewed very positively. Adelphia Communication, Cablevision and AOL-Time Warner represented our investment in this area. With these companies nearing the end of significant capital spending cycles to upgrade their systems to broadband (digital), we believed that the turn to positive cash flow was rapidly approaching. Unfortunately, due to Enron, the markets turned very cautious on highly leveraged companies, despite their fundamental outlooks. It became a very now-focused market and although cable stocks had overly cheap valuations, the market sentiment toward cable stocks was not positive. Unfortunately, one of the stocks we owned was Adelphia Communication. While the company had a high level of debt leverage, it owned some of the more attractive franchises in the country. It is nearly impossible to detect fraudulent and deceitful business practices by management, such as the practices Adelphia was charged with during the period. The company eventually filed for bankruptcy and its principals were led away in handcuffs. We continue to hold Cablevision and AOL-Time Warner because we believe they are attractively valued even though they have thus far had poor performance.

In our semiannual report, we discussed our emphasis on natural gas companies in the utility area. Although we sold the stocks toward the end of the 12-month period, we owned El Paso Corp. and Williams Companies for much of the period. These companies were also impacted by “Enronitis” and concerns over their accounting practices, treatment of debt and energy trading operations. While both El Paso and Williams owned very attractive natural gas properties, their use of some borderline questionable accounting practices caused us to sell the stocks at prices well below our purchase price.

On the positive side of the ledger, consumer staples, telecommunication services and information technology helped overall performance. We were overweighted in the staples area and our oversized positions in Procter & Gamble and Anheuser-Busch contributed strongly to results. Even though telecommunication services did poorly overall, our concentration in Verizon Communication and SBC Communications enabled us to dampen the impact of the industry’s difficulties. In information technology, our focus on the defense area and avoidance of the telecommunication area were the key factors in our relative positive performance.

TOP 5 SECTORS
(as a percentage of 7/31/2002 net assets)

Financials	26.6%

Industrials	12.7%

Energy	11.5%

Consumer Staples	10.7%

Health Care	9.4%

EVERGREEN
Strategic Value Fund
Portfolio Manager Interview

What other investment decisions influenced fund performance?

During the year, we built our investment in 3M Company and that decision had a positive impact on overall performance. The new CEO, James McNerney, came to the company at the beginning of 2001 after having lost the race to become CEO of General Electric. During the late 1990s, 3M seemed to lack direction, but under McNerney’s leadership, the company has quickly become more focused on growth, costs and cash flow. Management also seems more focused and shareholder conscious. We believe the long-term outlook for the company is excellent as it repositions itself in the faster growing parts of its highly diverse businesses.

Wyeth is another stock that helped overall performance. It is a major drug company that we purchased toward the end of the period after a study was published implying significant breast cancer and cardiovascular problems with their premcor drug (an estrogen replacement derivative). We believed that this was already known information and thus the stock’s reaction was overblown. With the company having no significant patents expiring and a strong new product pipeline, the drop in its price presented an excellent opportunity to purchase a drug company with good visibility of earnings growth.

Tenet Healthcare owns and operates more than 110 general hospitals. As a stock we have owned for a reasonable amount of time, it continues to perform well. The dynamics of the industry continue positively as costs remain constrained and reimbursement from insurance providers is strong. Revenue growth continues to be good, margins have expanded and cash flow has been better than expected.

TOP 10 HOLDINGS
(as a percentage of 7/31/2002 net assets)

Exxon Mobil Corp.	5.0%

Citigroup, Inc.	3.1%

Philip Morris Companies, Inc.	2.9%

Wells Fargo & Co.	2.7%

Bank of America Corp.	2.5%

American International Group, Inc.	2.2%

Procter & Gamble Co.	2.2%

3M Co.	2.2%

ChevronTexaco Corp.	2.1%

Conoco, Inc.	2.1%

What is your outlook?

We believe the economic recovery, when it occurs, is more likely to be moderate than vigorous. We are likely to see a continuation of the recent trends in the economy, with weak capital investments but persistent consumer spending. However, even consumer spending may slacken a bit, as concern about employment security may increase. At the same time, there probably is little pent-up demand for expensive consumer goods.

Recent stock market prices seem to be based on the premise of an early and robust rebound in the economy. However, we believe the economic recovery is more likely to be muted and earnings improvements to be more restrained. Given the current investment outlook, it is our opinion that average returns from the stock market are likely to be closer to those of long-term averages, between 7% and 10% per year, with both the growth and value styles of investing producing similar performance.

EVERGREEN
Value Fund
Fund at a Glance as of July 31, 2002

“Over the past fiscal year, we built a team and put a process in place that applies a rigorous discipline to the analysis of companies of all sizes. Valuations, earnings and free cash flow are some of the criteria that will be critically important in purchasing stocks. We have positioned the portfolio to take advantage of a moderate economic recovery and have emphasized what we believe are the best stocks in a variety of economic sectors.”

PORTFOLIO MANAGEMENT TEAM

Value Equity Team

Lead Manager: Walter T. McCormick, CFA

PERFORMANCE AND RETURNS2

Portfolio Inception Date: 4/12/1985	Class A	Class B	Class C	Class I
Class Inception Date	4/12/1985	2/2/1993	9/2/1994	1/31/1991

Average Annual Returns*

1 year with sales charge	-24.51%	-24.07%	-21.94%	N/A

1 year w/o sales charge	-19.92%	-20.50%	-20.52%	-19.72%

5 year	-0.28%	-0.08%	0.16%	1.16%

10 year	8.01%	7.93%	8.03%	8.94%

Maximum Sales Charge	5.75%	5.00%	2.00%

	Front End	CDSC	CDSC	N/A

30-day SEC Yield	0.53%	-0.18%	-0.18%	0.81%

12-month income dividends per share	$0.10	$0.02	$0.02	$0.13

12-month capital gain distributions per share	$1.94	$1.94	$1.94	$1.94

*Adjusted for maximum applicable sales charge, unless noted.

LONG-TERM GROWTH

Comparison of a $10,000 investment in Evergreen Value Fund Class A shares,2 versus a similar investment in the Russell 1000 Value Index (Russell 1000 Value) and the Consumer Price Index (CPI).

The Russell 1000 Value is an unmanaged market index and does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 6/30/2002.

The equity Style Box placement is based on a fund’s price-to-earnings and price-to-book ratio relative to the S&P 500, as well as the size of the companies in which it invests, or median market capitalization.

1 Source: 2002 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Classes B, C and I prior to their inception is based on the performance of Class A, the original class offered. The historical returns for Classes B, C and I have not been adjusted to reflect the effect of each class’ 12b-1 fee. These fees are 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay a 12b-1 fee. If these fees had been reflected, returns for Classes B and C would have been lower while returns for Class I would have been higher.

Returns reflect expense limits previously in effect, without which returns would have been lower.

Class I shares are only available to investment advisory clients of an investment advisor of an Evergreen fund (or the investment advisor’s affiliates) through special arrangements entered into on behalf of Evergreen funds with certain financial service firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

Smaller capitalization stock investing may offer the potential for greater long-term results; however, it is also generally associated with greater price volatility due to the higher risk of failure.

All data is as of July 31, 2002, and subject to change.

EVERGREEN
Value Fund
Portfolio Manager Interview

How did the fund perform?

For the 12-month period ended July 31, 2002, the fund’s Class A shares had a total return of -19.92%, excluding any applicable sales charges. For the same period, the Russell 1000 Value Index returned -17.24%, and the median return of the funds in the Lipper multi cap value funds category was -17.78%. Lipper Inc. is an independent monitor of mutual fund performance.

PORTFOLIO CHARACTERISTICS
(as of 7/31/2002)

Total Net Assets	$426,936,625

Number of Holdings	165

Beta*	0.65

P/E Ratio	17.0x

*As of 6/30/2002

During the fiscal year, a new investment team took responsibility for the fund. How is the fund managed?

We have a team approach to pursuing the fund’s goal of long-term capital growth. We split the portfolio into two sections: one section invests in mid and large cap companies, while the other focuses on small caps. The majority of assets are allocated toward mid and large cap companies. The management team seeks companies with strong balance sheets, good management and significant free cash flow generating capabilities that are selling at a discount to estimated fair value. Because managing risk is a key component of our investment approach, we diversify investments across industry sectors and evaluate stocks on a case-by-case basis, analyzing their potential for growth as well as their downside risk.

What specific changes did you make to the portfolio?

One notable change we made to the portfolio was our reduction of the utilities position from about 7% to about 1% of net assets. This move benefited the fund because, in general, utility companies significantly underperformed. In the consumer area, we balanced investments among consumer staple stocks -- those that have tended to do well in any economic environment -- and consumer discretionary stocks, which usually benefit from an upturn in the economy. We raised the fund’s commitment to consumer staples stocks and trimmed its position in consumer discretionary stocks.

Some of the changes to the portfolio resulted from the addition of more small cap companies. For example, within the healthcare portion of the fund, we pared back the allocation toward large cap pharmaceutical companies and added smaller cap companies such as Quintiles Transnational, a contract research company, and Edwards Life Sciences, a maker of products and technologies designed to treat advanced cardiovascular disease.

We reduced our overall allocation to the telecommunications sector, but added some small cap names. While we maintained positions in AT&T and AT&T Wireless, we avoided much of the downward momentum in Qwest and WorldCom by selling those stocks early in the period. We added smaller cap companies, such as Commonwealth Telephone, a high-quality company that provides telecommunications services to a niche market in Pennsylvania, and Belden Wire and Cable, a manufacturer of fiber optic wire and cable products for the electronics and communications markets.

TOP 5 SECTORS
(as a percentage of 7/31/2002 net assets)

Financials	28.9%

Industrials	12.0%

Information Technology	9.5%

Energy	8.7%

Consumer Staples	8.4%

Did you invest in technology companies?

Because valuations on technology stocks declined significantly, several former growth companies gained value characteristics that met our criteria for investment. These included large cap companies such as Texas Instruments, Altera, IBM, Oracle and Cisco Systems. In the small cap area, we favored Harris Corporation, which is involved in government contract work; Imation, which makes tape drives for data storage; and Standard Microsystems, a producer of advanced input/output circuits that reside on the motherboards in personal computers.

EVERGREEN
Value Fund
Portfolio Manager Interview

Value stocks, particularly small caps, have been relatively good performers during the market downturn of the past 18 months. Can they continue to do well?

When you compare the performance of value stocks and growth stocks, value stocks have done better across the capitalization spectrum. Within the value realm, however, large cap value stocks have been relatively weak performers versus mid cap and small cap value stocks that were deeply undervalued early in the period. As investors return to more conservatively financed, dividend-paying companies, large cap value companies could benefit. The potential for smaller cap value stocks is also positive. For several years, these stocks were out of favor with investors. While they exhibited relative strength during the short-term market rallies over the fiscal year, they declined significantly during the recent market sell-off. Many smaller cap value stocks are now selling at very attractive valuations, and we believe they have the potential for strong returns in the long term.

TOP 10 HOLDINGS
(as a percentage of 7/31/2002 net assets)

Exxon Mobil Corp.	4.3%

Citigroup, Inc.	3.2%

Bank of America Corp.	2.4%

Allstate Corp.	2.3%

Fannie Mae	2.2%

Freddie Mac	2.1%

Philip Morris Companies, Inc.	2.1%

Texas Instruments, Inc.	2.1%

Wells Fargo & Co.	2.0%

Lowe’s Companies, Inc.	1.8%

What is your outlook over the next six to 12 months?

As we look ahead to the second half of 2002, we believe the economy will continue to grow, although at a slower pace than we had originally thought. While second quarter economic data was not as strong as we would have liked, a number of factors -- higher personal income, subdued inflation, lower energy prices and relatively low interest rates-- indicate that consumer spending and a robust housing market may continue to bolster the economy.

Over the past fiscal year, we built a team and put a process into place that applies a rigorous discipline to the analysis of companies of all sizes. Valuations, earnings and free cash flow are some of the criteria that will be critically important in purchasing stocks. We have positioned the portfolio to take advantage of a moderate economic recovery and have emphasized what we believe are the best stocks in a variety of economic sectors.

EVERGREEN
Blue Chip Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended July 31,
	2002 [1]	2001	2000	1999	1998 [2]
CLASS A

Net asset value, beginning of period	$ 25.69	$ 34.79	$ 32.88	$ 30.42	$ 27.39

Income from investment operations

Net investment income (loss)	- 0.03	0.01	- 0.03	0.05	0.08

Net realized and unrealized gains or losses on securities	- 5.75	- 6.81	4.34	4.82	3.01

Total from investment operations	- 5.78	- 6.80	4.31	4.87	3.09

Distributions to shareholders from

Net investment income	0	0	0	- 0.03	- 0.06

Net realized gains	0	- 2.30	- 2.40	- 2.38	0

Total distributions to shareholders	0	- 2.30	- 2.40	- 2.41	- 0.06

Net asset value, end of period	$ 19.91	$ 25.69	$ 34.79	$ 32.88	$ 30.42

Total return [3]	- 22.50%	- 20.47%	13.22%	17.29%	11.29%

Ratios and supplemental data

Net assets, end of period (millions)	$ 220	$ 329	$ 467	$ 382	$ 285

Ratios to average net assets

Expenses [4]	1.37%	1.22%	1.15%	1.20%	1.20%[5]

Net investment income (loss)	- 0.15%	0.02%	- 0.04%	0.19%	0.49%[5]

Portfolio turnover rate	179%	223%	153%	111%	112%

	Year Ended July 31,					Year Ended August 31,
	2002 [1]	2001	2000	1999	1998 [6]	1997

CLASS B

Net asset value, beginning of period	$ 24.99	$ 34.15	$ 32.54	$ 30.35	$ 29.79	$ 25.05

Income from investment operations

Net investment income (loss)	- 0.20	- 0.21	- 0.14	- 0.05	- 0.12	0.15

Net realized and unrealized gains or losses on securities	- 5.57	- 6.65	4.15	4.62	5.72	7.97

Total from investment operations	- 5.77	- 6.86	4.01	4.57	5.60	8.12

Distributions to shareholders from

Net investment income	0	0	0	0	- 0.08	- 0.20

Net realized gains	0	- 2.30	- 2.40	- 2.38	- 4.96	- 3.18

Total distributions to shareholders	0	- 2.30	- 2.40	- 2.38	- 5.04	- 3.38

Net asset value, end of period	$ 19.22	$ 24.99	$ 34.15	$ 32.54	$ 30.35	$ 29.79

Total return [3]	- 23.09%	- 21.06%	12.40%	16.26%	20.89%	34.76%

Ratios and supplemental data

Net assets, end of period (millions)	$ 220	$ 364	$ 477	$ 255	$ 118	$ 313

Ratios to average net assets

Expenses [4]	2.12%	1.98%	1.90%	1.95%	1.68%[5]	1.57%

Net investment income (loss)	- 0.89%	- 0.73%	- 0.79%	- 0.60%	- 0.02%[5]	0.55%

Portfolio turnover rate	179%	223%	153%	111%	112%	109%

1.   Net investment income (loss) is based on average shares outstanding during the period.

2.   For the period from January 20, 1998 (commencement of class operations) to July 31, 1998.

3.   Excluding applicable sales charges

4.   The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

5.   Annualized

6.   For the eleven months ended July 31, 1998. The Fund changed its fiscal year end from August 31 to July 31, effective July 31, 1998.

See Combined Notes to Financial Statements

EVERGREEN
Blue Chip Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended July 31,
	2002 [1]	2001	2000	1999	1998 [2]

CLASS C

Net asset value, beginning of period	$ 25.06	$ 34.24	$ 32.63	$ 30.40	$ 27.70

Income from investment operations

Net investment income (loss)	- 0.20	- 0.21	- 0.04	- 0.11	0

Net realized and unrealized gains or losses on securities	- 5.58	- 6.67	4.05	4.72	2.72

Total from investment operations	- 5.78	- 6.88	4.01	4.61	2.72

Distributions to shareholders from

Net investment income	0	0	0	0	- 0.02

Net realized gains	0	- 2.30	- 2.40	- 2.38	0

Total distributions to shareholders	0	- 2.30	- 2.40	- 2.38	- 0.02

Net asset value, end of period	$ 19.28	$ 25.06	$ 34.24	$ 32.63	$ 30.40

Total return [3]	- 23.06%	- 21.06%	12.37%	16.37%	9.80%

Ratios and supplemental data

Net assets, end of period (millions)	$ 11	$ 18,579	$ 21,810	$ 2,969	$ 780

Ratios to average net assets

Expenses [4]	2.12%	1.98%	1.90%	1.95%	2.02%[5]

Net investment loss	- 0.89%	- 0.73%	- 0.78%	- 0.67%	- 0.27%[5]

Portfolio turnover rate	179%	223%	153%	111%	112%

	Year Ended July 31,
	2002 [1]	2001	2000	1999 [6]
CLASS I

Net asset value, beginning of period	$ 25.60	$ 34.59	$ 32.62	$ 32.30

Income from investment operations

Net investment income	0.02	0.06	0.04	0

Net realized and unrealized gains or losses on securities	- 5.73	- 6.75	4.33	0.32

Total from investment operations	- 5.71	- 6.69	4.37	0.32

Distributions to shareholders from

Net realized gains	0	- 2.30	- 2.40	0

Net asset value, end of period	$ 19.89	$ 25.60	$ 34.59	$ 32.62

Total return	- 22.30%	- 20.26%	13.53%	0.99%

Ratios and supplemental data

Net assets, end of period (millions)	$ 9	$ 14,163	$ 15,967	$ 789

Ratios to average net assets

Expenses [4]	1.12%	0.98%	0.90%	0.95%[5]

Net investment income	0.10%	0.26%	0.22%	0.08%[5]

Portfolio turnover rate	179%	223%	153%	111%

1.    Net investment income (loss) is based on average shares outstanding during the period.

2.    For the period from January 22, 1998 (commencement of class operations) to July 31, 1998.

3.    Excluding applicable sales charges

4.    The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

5.    Annualized

6.    For the period from April 30, 1999 (commencement of class operations) to July 31, 1999.

See Combined Notes to Financial Statements

EVERGREEN
Equity Income Fund
Financial Highlights
(For a share outstanding throughout each period)

Year Ended July 31,
	2002	2001 [1]	2000	1999	1998
CLASS A

Net asset value, beginning of period	$ 22.14	$ 20.86	$ 22.57	$ 23.19	$ 23.94

Income from investment operations

Net investment income	0.51	0.81	0.98	0.94	1.05

Net realized and unrealized gains or losses on securities and foreign currency related transactions	- 4.22	1.26	- 0.82	1.50	0.81

Total from investment operations	- 3.71	2.07	0.16	2.44	1.86

Distributions to shareholders from

Net investment income	- 0.56	- 0.78	- 1.01	- 0.93	- 1.02

Net realized gains	- 0.06	- 0.01	- 0.86	- 2.13	- 1.59

Total distributions to shareholders	- 0.62	- 0.79	- 1.87	- 3.06	- 2.61

Net asset value, end of period	$ 17.81	$ 22.14	$ 20.86	$ 22.57	$ 23.19

Total return [2]	- 16.97%	10.14%	0.74%	12.14%	7.93%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 62,543	$ 76,780	$ 62,692	$ 35,714	$ 15,005

Ratios to average net assets

Expenses [3]	1.33%	1.34%	1.49%	1.46%	1.50%

Net investment income	2.55%	3.66%	4.13%	4.39%	4.20%

Portfolio turnover rate	106%	60%	115%	124%	133%

Year Ended July 31,
	2002	2001 [1]	2000	1999	1998

CLASS B

Net asset value, beginning of period	$ 21.95	$ 20.68	$ 22.38	$ 23.04	$ 23.81

Income from investment operations

Net investment income	0.36	0.64	0.73	0.76	0.86

Net realized and unrealized gains or losses on securities and foreign currency related transactions	- 4.18	1.25	- 0.73	1.51	0.81

Total from investment operations	- 3.82	1.89	0	2.27	1.67

Distributions to shareholders from

Net investment income	- 0.41	- 0.61	- 0.84	- 0.80	- 0.85

Net realized gains	- 0.06	- 0.01	- 0.86	- 2.13	- 1.59

Total distributions to shareholders	- 0.47	- 0.62	- 1.70	- 2.93	- 2.44

Net asset value, end of period	$ 17.66	$ 21.95	$ 20.68	$ 22.38	$ 23.04

Total return [2]	- 17.60%	9.31%	0.00%	11.34%	7.13%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 114,726	$ 161,726	$ 177,968	$ 185,177	$ 54,544

Ratios to average net assets

Expenses [3]	2.08%	2.10%	2.24%	2.21%	2.25%

Net investment income	1.84%	2.93%	3.28%	3.61%	3.46%

Portfolio turnover rate	106%	60%	115%	124%	133%

1.    Net investment income is based on average shares outstanding during the period.

2.    Excluding applicable sales charges

3.    Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

See Combined Notes to Financial Statements

EVERGREEN
Equity Income Fund
Financial Highlights
(For a share outstanding throughout each period)

Year Ended July 31,
	2002	2001 [1]	2000	1999 [1]	1998

CLASS C

Net asset value, beginning of period	$ 21.95	$ 20.68	$ 22.38	$ 23.04	$ 23.81

Income from investment operations

Net investment income	0.37	0.62	0.88	0.76	0.87

Net realized and unrealized gains or losses on securities and foreign currency related transactions	- 4.20	1.27	- 0.88	1.51	0.80

Total from investment operations	- 3.83	1.89	0	2.27	1.67

Distributions to shareholders from

Net investment income	- 0.41	- 0.61	- 0.84	- 0.80	- 0.85

Net realized gains	- 0.06	- 0.01	- 0.86	- 2.13	- 1.59

Total distributions to shareholders	- 0.47	- 0.62	- 1.70	- 2.93	- 2.44

Net asset value, end of period	$ 17.65	$ 21.95	$ 20.68	$ 22.38	$ 23.04

Total return [2]	- 17.65%	9.31%	0.00%	11.34%	7.13%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 17,681	$ 16,871	$ 9,112	$ 2,502	$ 1,259

Ratios to average net assets

Expenses [3]	2.08%	2.09%	2.25%	2.21%	2.25%

Net investment income	1.75%	2.87%	3.43%	3.60%	3.48%

Portfolio turnover rate	106%	60%	115%	124%	133%

Year Ended July 31,
	2002	2001 [1]	2000	1999 [1]	1998

CLASS I

Net asset value, beginning of period	$ 22.15	$ 20.87	$ 22.58	$ 23.22	$ 23.98

Income from investment operations

Net investment income	0.58	0.87	0.94	0.99	1.02

Net realized and unrealized gains or losses on securities and foreign currency related transactions	- 4.24	1.26	- 0.72	1.52	0.89

Total from investment operations	- 3.66	2.13	0.22	2.51	1.91

Distributions to shareholders from

Net investment income	- 0.62	- 0.84	- 1.07	- 1.02	- 1.08

Net realized gains	- 0.06	- 0.01	- 0.86	- 2.13	- 1.59

Total distributions to shareholders	- 0.68	- 0.85	- 1.93	- 3.15	- 2.67

Net asset value, end of period	$ 17.81	$ 22.15	$ 20.87	$ 22.58	$ 23.22

Total return	- 16.80%	10.43%	1.00%	12.46%	8.16%

Ratios and supplemental data

Net assets, end of period (millions)	$ 534	$ 718	$ 733	$ 847	$ 880

Ratios to average net assets

Expenses [3]	1.08%	1.09%	1.23%	1.21%	1.25%

Net investment income	2.84%	3.93%	4.29%	4.61%	4.46%

Portfolio turnover rate	106%	60%	115%	124%	133%

1.    Net investment income is based on average shares outstanding during the period.

2.    Excluding applicable sales charges

3.    The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

See Combined Notes to Financial Statements

EVERGREEN
Equity Index Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended July 31,		Year Ended June 30,
	2002	2001 [1]	2001	2000	1999 [2]

CLASS A

Net asset value, beginning of period	$ 45.47	$ 45.95	$ 54.73	$ 52.03	$ 45.23

Income from investment operations

Net investment income	0.38	0.02	0.35	0.40	0.29

Net realized and unrealized gains or losses on securities and futures contracts	- 11.25	- 0.48	- 8.56	3.09	9.87

Total from investment operations	- 10.87	- 0.46	- 8.21	3.49	10.16

Distributions to shareholders from

Net investment income	- 0.38	- 0.02	- 0.32	- 0.43	- 0.27

Net realized gains	0	0	- 0.25	- 0.36	- 3.09

Total distributions to shareholders	- 0.38	- 0.02	- 0.57	- 0.79	- 3.36

Net asset value, end of period	$ 34.22	$ 45.47	$ 45.95	$ 54.73	$ 52.03

Total return [3]	- 24.04%	- 1.00%	- 15.10%	6.76%	24.08%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 167,152	$ 95,801	$ 86,350	$ 79,991	$ 38,203

Ratios to average net assets

Expenses [4]	0.57%	0.55%[5]	0.55%	0.55%	0.55%[5]

Net investment income	0.94%	0.65%[5]	0.72%	0.78%	0.96%[5]

Portfolio turnover rate	7%	0%	17%	12%	21%

	Year Ended July 31,		Year Ended June 30,
	2002	2001 [1]	2001	2000	1999 [6]

CLASS B

Net asset value, beginning of period	$ 45.25	$ 45.75	$ 54.62	$ 52.00	$ 45.26

Income from investment operations

Net investment income	0.10	0	0	0.03	0.08

Net realized and unrealized gains or losses on securities and futures contracts	- 11.20	- 0.50	- 8.56	3.05	9.83

Total from investment operations	- 11.10	- 0.50	- 8.56	3.08	9.91

Distributions to shareholders from

Net investment income	- 0.08	0	- 0.06	- 0.10	- 0.08

Net realized gains	0	0	- 0.25	- 0.36	- 3.09

Total distributions to shareholders	- 0.08	0	- 0.31	- 0.46	- 3.17

Net asset value, end of period	$ 34.07	$ 45.25	$ 45.75	$ 54.62	$ 52.00

Total return [3]	- 24.57%	- 1.09%	- 15.73%	5.95%	23.44%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 181,411	$ 206,205	$ 207,011	$ 203,984	$ 107,334

Ratios to average net assets

Expenses [4]	1.32%	1.30%[5]	1.30%	1.30%	1.31%[5]

Net investment income (loss)	0.19%	- 0.07%[5]	- 0.04%	0.03%	0.21%[5]

Portfolio turnover rate	7%	0%	17%	12%	21%

1.    For the one month ended July 31, 2001. The Fund changed its fiscal year end from June 30 to July 31, effective July 31, 2001.

2.    For the period from November 4, 1998 (commencement of class operations) to June 30, 1999.

3.    Excluding applicable sales charges

4.    Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

5.    Annualized

6.    For the period from November 3, 1998 (commencement of class operations) to June 30, 1999.

See Combined Notes to Financial Statements

EVERGREEN
Equity Index Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended July 31,		Year Ended June 30,
	2002	2001 [1]	2001	2000	1999 [2]

CLASS C

Net asset value, beginning of period	$ 45.32	$ 45.82	$ 54.69	$ 52.06	$ 50.95

Income from investment operations

Net investment income	0.11	0	0.04	0.06	0.02

Net realized and unrealized gains or losses on securities and futures contracts	- 11.23	- 0.50	- 8.60	3.03	1.11

Total from investment operations	- 11.12	- 0.50	- 8.56	3.09	1.13

Distributions to shareholders from

Net investment income	- 0.08	0	- 0.06	- 0.10	- 0.02

Net realized gains	0	0	- 0.25	- 0.36	0

Total distributions to shareholders	- 0.08	0	- 0.31	- 0.46	- 0.02

Net asset value, end of period	$ 34.12	$ 45.32	$ 45.82	$ 54.69	$ 52.06

Total return [3]	- 24.57%	- 1.09%	- 15.71%	5.97%	2.22%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 155,305	$ 118,504	$ 114,451	$ 54,707	$ 3,489

Ratios to average net assets

Expenses [4]	1.32%	1.30%[5]	1.31%	1.31%	1.31%[5]

Net investment income (loss)	0.18%	- 0.07%[5]	- 0.02%	0.01%	0.27%[5]

Portfolio turnover rate	7%	0%	17%	12%	21%

	Year Ended July 31,		Year Ended June 30,
	2002	2001 [1]	2001	2000	1999 [6]	1998 [6]

CLASS I

Net asset value, beginning of period	$ 45.48	$ 45.97	$ 54.75	$ 52.06	$ 46.27	$ 37.39

Income from investment operations

Net investment income	0.45	0.03	0.52	0.56	0.54	0.50

Net realized and unrealized gains or losses on securities and future contracts	- 11.21	- 0.49	- 8.61	3.06	8.85	10.12

Total from investment operations	- 10.76	- 0.46	- 8.09	3.62	9.39	10.62

Distributions to shareholders from

Net investment income	- 0.49	- 0.03	- 0.44	- 0.57	- 0.51	- 0.50

Net realized gains	0	0	- 0.25	- 0.36	- 3.09	- 1.24

Total distributions to shareholders	- 0.49	- 0.03	- 0.69	- 0.93	- 3.60	- 1.74

Net asset value, end of period	$ 34.23	$ 45.48	$ 45.97	$ 54.75	$ 52.06	$ 46.27

Total return	- 23.83%	- 1.00%	- 14.88%	7.02%	22.03%	29.17%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 363,264	$ 289,307	$ 288,421	$ 539,804	$ 570,864	$ 315,920

Ratios to average net assets

Expenses [4]	0.32%	0.30%[5]	0.30%	0.30%	0.30%	0.38%

Net investment income	1.19%	0.93%[5]	0.95%	1.04%	1.19%	1.19%

Portfolio turnover rate	7%	0%	17%	12%	21%	12%

1.    For the one month ended July 31, 2001. The Fund changed its fiscal year end from June 30 to July 31, effective July 31, 2001.

2.    For the period from April 30, 1999 (commencement of class operations) to June 30, 1999.

3.    Excluding applicable sales charges

4.    The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

5.    Annualized

6.    On July 24, 1998, the assets and liabilities of CoreFund Equity Index Fund (\xd2 CoreFund\xd3 ) were acquired by Evergreen Equity Index Fund (\xd2 Equity Index Fund\xd3 ). Shareholders of CoreFund Class A, Class\x11 B and Class\x11 Y became owners of that number of shares of Equity Index Fund, Class IS, Class IS and Class I, respectively, having an aggregate net asset value equal to the aggregate net asset value of their shares of CoreFund immediately prior to the close of business on July 24, 1998. CoreFund is the accounting survivor, its basis of accounting for assets and liabilities and its operating results for the periods prior to July 24, 1998 have been carried forward in these financial statements.

See Combined Notes to Financial Statements

EVERGREEN
Equity Index Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended July 31,		Year Ended June 30,
	2002	2001 [1]	2001	2000	1999 [2]	1998 [2]

CLASS IS

Net asset value, beginning of period	$ 45.46	$ 45.95	$ 54.73	$ 52.04	$ 46.27	$ 37.37

Income from investment operations

Net investment income	0.38	0.02	0.36	0.41	0.45	0.49

Net realized and unrealized gains or losses on securities and future contracts	- 11.24	- 0.49	- 8.57	3.07	8.81	10.12

Total from investment operations	- 10.86	- 0.47	- 8.21	3.48	9.26	10.61

Distributions to shareholders from

Net investment income	- 0.38	- 0.02	- 0.32	- 0.43	- 0.40	- 0.47

Net realized gains	0	0	- 0.25	- 0.36	- 3.09	- 1.24

Total distributions to shareholders	- 0.38	- 0.02	- 0.57	- 0.79	- 3.49	- 1.71

Net asset value, end of period	$ 34.22	$ 45.46	$ 45.95	$ 54.73	$ 52.04	$ 46.27

Total return	- 24.03%	- 1.02%	- 15.10%	6.74%	21.70%	29.17%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 11,559	$ 13,883	$ 14,173	$ 18,708	$ 38,051	$ 11,944

Ratios to average net assets

Expenses [3]	0.57%	0.55%[4]	0.55%	0.55%	0.55%	0.38%

Net investment income	0.95%	0.68%[4]	0.71%	0.79%	0.95%	1.19%

Portfolio turnover rate	7%	0%	17%	12%	21%	12%

1.    For the one month ended July 31, 2001. The Fund changed its fiscal year end from June 30 to July 31, effective July 31, 2001.

2.    On July 24, 1998, the assets and liabilities of CoreFund Equity Index Fund (\xd2 CoreFund\xd3 ) were acquired by Evergreen Equity Index Fund (\xd2 Equity Index Fund\xd3 ). Shareholders of CoreFund Class A, Class\x11 B and Class\x11 Y became owners of that number of shares of Equity Index Fund, Class IS, Class IS and Class I, respectively, having an aggregate net asset value equal to the aggregate net asset value of their shares of CoreFund immediately prior to the close of business on July 24, 1998. CoreFund is the accounting survivor, its basis of accounting for assets and liabilities and its operating results for the periods prior to July 24, 1998 have been carried forward in these financial statements.

3.    The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

4.    Annualized

See Combined Notes to Financial Statements

EVERGREEN
Growth and Income Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended July 31,
	2002 [1]	2001 [1]	2000	1999	1998

CLASS A

Net asset value, beginning of period	$ 23.92	$ 30.72	$ 29.56	$ 29.14	$ 27.26

Income from investment operations

Net investment income (loss)	0.03	- 0.05	- 0.09	0.10	0.16

Net realized and unrealized gains or losses on securities, written options and foreign currency related transactions	- 4.39	- 3.12	1.85	1.16	2.86

Total from investment operations	- 4.36	- 3.17	1.76	1.26	3.02

Distributions to shareholders from

Net investment income	0	0	0	- 0.06	- 0.13

Net realized gains	- 0.98	- 3.63	- 0.60	- 0.78	- 1.01

Total distributions to shareholders	- 0.98	- 3.63	- 0.60	- 0.84	- 1.14

Net asset value, end of period	$ 18.58	$ 23.92	$ 30.72	$ 29.56	$ 29.14

Total return [2]	- 18.72%	- 11.35%	6.01%	4.48%	11.26%

Ratios and supplemental data

Net assets, end of period (millions)	$ 103	$ 147	$ 207	$ 250	$ 296

Ratios to average net assets

Expenses [3]	1.56%	1.51%	1.47%	1.43%	1.46%

Net investment income (loss)	0.14%	- 0.19%	- 0.28%	0.33%	0.61%

Portfolio turnover rate	74%	26%	61%	39%	20%

Year Ended July 31,
	2002 [1]	2001 [1]	2000	1999	1998
CLASS B

Net asset value, beginning of period	$ 23.14	$ 30.05	$ 29.14	$ 28.88	$ 27.10

Income from investment operations

Net investment loss	- 0.12	- 0.25	- 0.35	- 0.14	- 0.02

Net realized and unrealized gains or losses on securities, written options and foreign currency related transactions	- 4.24	- 3.03	1.86	1.18	2.81

Total from investment operations	- 4.36	- 3.28	1.51	1.04	2.79

Distributions to shareholders from

Net investment income	0	0	0	0	0

Net realized gains	- 0.98	- 3.63	- 0.60	- 0.78	- 1.01

Total distributions to shareholders	- 0.98	- 3.63	- 0.60	- 0.78	- 1.01

Net asset value, end of period	$ 17.80	$ 23.14	$ 30.05	$ 29.14	$ 28.88

Total return [2]	- 19.37%	- 12.03%	5.23%	3.73%	10.44%

Ratios and supplemental data

Net assets, end of period (millions)	$ 313	$ 505	$ 706	$ 891	$ 1,000

Ratios to average net assets

Expenses [3]	2.31%	2.26%	2.22%	2.18%	2.21%

Net investment loss	- 0.60%	- 0.94%	- 1.03%	- 0.43%	- 0.14%

Portfolio turnover rate	74%	26%	61%	39%	20%

1.    Net investment income (loss) is based on average shares outstanding during the period.

2.    Excluding applicable sales charges

3.    The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

See Combined Notes to Financial Statements

EVERGREEN
Growth and Income Fund
Financial Highlights
(For a share outstanding throughout each period)

Year Ended July 31,
	2002 [1]	2001 [1]	2000	1999	1998

CLASS C

Net asset value, beginning of period	$ 23.14	$ 30.05	$ 29.14	$ 28.89	$ 27.10

Income from investment operations

Net investment loss	- 0.12	- 0.25	- 0.36	- 0.16	- 0.02

Net realized and unrealized gains or losses on securities, written options and foreign currency related transactions	- 4.23	- 3.03	1.87	1.19	2.82

Total from investment operations	- 4.35	- 3.28	1.51	1.03	2.80

Distributions to shareholders from

Net investment income	0	0	0	0	0

Net realized gains	- 0.98	- 3.63	- 0.60	- 0.78	- 1.01

Total distributions to shareholders	- 0.98	- 3.63	- 0.60	- 0.78	- 1.01

Net asset value, end of period	$ 17.81	$ 23.14	$ 30.05	$ 29.14	$ 28.89

Total return [2]	- 19.32%	- 12.03%	5.23%	3.69%	10.47%

Ratios and supplemental data

Net assets, end of period (millions)	$ 12	$ 17	$ 26	$ 37	$ 50

Ratios to average net assets

Expenses [3]	2.31%	2.26%	2.21%	2.18%	2.21%

Net investment loss	- 0.60%	- 0.94%	- 1.02%	- 0.42%	- 0.13%

Portfolio turnover rate	74%	26%	61%	39%	20%

	Year Ended July 31,
	2002 [1]	2001 [1]	2000	1999	1998

CLASS I

Net asset value, beginning of period	$ 24.14	$ 30.90	$ 29.65	$ 29.19	$ 27.29

Income from investment operations

Net investment income (loss)	0.09	0.01	- 0.01	0.19	0.24

Net realized and unrealized gains or losses on securities, written options and foreign currency related transactions	- 4.45	- 3.14	1.86	1.15	2.87

Total from investment operations	- 4.36	- 3.13	1.85	1.34	3.11

Distributions to shareholders from

Net investment income	0	0	0	- 0.10	- 0.20

Net realized gains	- 0.98	- 3.63	- 0.60	- 0.78	- 1.01

Total distributions to shareholders	- 0.98	- 3.63	- 0.60	- 0.88	- 1.21

Net asset value, end of period	$ 18.80	$ 24.14	$ 30.90	$ 29.65	$ 29.19

Total return	- 18.54%	- 11.14%	6.30%	4.75%	11.56%

Ratios and supplemental data

Net assets, end of period (millions)	$ 113	$ 256	$ 484	$ 634	$ 801

Ratios to average net assets

Expenses [3]	1.31%	1.26%	1.22%	1.18%	1.20%

Net investment income (loss)	0.40%	0.05%	- 0.03%	0.57%	0.86%

Portfolio turnover rate	74%	26%	61%	39%	20%

1.    Net investment income (loss) is based on average shares outstanding during the period.

2.    Excluding applicable sales charges

3.    The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

See Combined Notes to Financial Statements

EVERGREEN
Small Cap Value Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended July 31,
	2002	2001	2000	1999	1998

CLASS A

Net asset value, beginning of period	$ 19.73	$ 15.40	$ 15.57	$ 15.75	$ 15.69

Income from investment operations

Net investment income (loss)	- 0.07	- 0.03	0.05	0.26	0.29

Net realized and unrealized gains or losses on securities	- 1.09	4.36	- 0.18	0.04	0.24

Total from investment operations	- 1.16	4.33	- 0.13	0.30	0.53

Distributions to shareholders from

Net investment income	0	0	- 0.04	- 0.30	- 0.28

Net realized gains	- 0.47	0	0	- 0.18	- 0.19

Total distributions to shareholders	- 0.47	0	- 0.04	- 0.48	- 0.47

Net asset value, end of period	$ 18.10	$ 19.73	$ 15.40	$ 15.57	$ 15.75

Total return [1]	- 5.91%	28.12%	- 0.85%	2.17%	3.24%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 226,036	$ 100,630	$ 48,166	$ 59,451	$ 54,142

Ratios to average net assets

Expenses [2]	1.48%	1.56%	1.76%	1.67%	1.68%

Net investment income (loss)	- 0.36%	- 0.11%	0.41%	1.85%	1.95%

Portfolio turnover rate	67%	98%	138%	54%	18%

	Year Ended July 31,
	2002 [3]	2001	2000	1999	1998

CLASS B

Net asset value, beginning of period	$ 19.36	$ 15.23	$ 15.48	$ 15.67	$ 15.64

Income from investment operations

Net investment income (loss)	- 0.22	- 0.13	- 0.07	0.16	0.19

Net realized and unrealized gains or losses on securities	- 1.05	4.26	- 0.17	0.02	0.22

Total from investment operations	- 1.27	4.13	- 0.24	0.18	0.41

Distributions to shareholders from

Net investment income	0	0	- 0.01	- 0.19	- 0.19

Net realized gains	- 0.47	0	0	- 0.18	- 0.19

Total distributions to shareholders	- 0.47	0	- 0.01	- 0.37	- 0.38

Net asset value, end of period	$ 17.62	$ 19.36	$ 15.23	$ 15.48	$ 15.67

Total return [1]	- 6.60%	27.12%	- 1.55%	1.35%	2.49%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 147,476	$ 90,483	$ 69,450	$ 110,809	$ 130,191

Ratios to average net assets

Expenses [2]	2.23%	2.31%	2.51%	2.42%	2.43%

Net investment income (loss)	- 1.11%	- 0.83%	- 0.32%	1.15%	1.20%

Portfolio turnover rate	67%	98%	138%	54%	18%

1.    Excluding applicable sales charges

2.    The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

3.    Net investment income (loss) is based on average shares outstanding during the period.

See Combined Notes to Financial Statements

EVERGREEN
Small Cap Value Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended July 31,
	2002 [1]	2001	2000	1999	1998

CLASS C

Net asset value, beginning of period	$ 19.33	$ 15.20	$ 15.46	$ 15.66	$ 15.63

Income from investment operations

Net investment income (loss)	- 0.22	- 0.15	- 0.08	0.16	0.19

Net realized and unrealized gains or losses on securities	- 1.05	4.28	- 0.17	0.01	0.22

Total from investment operations	- 1.27	4.13	- 0.25	0.17	0.41

Distributions to shareholders from

Net investment income	0	0	- 0.01	- 0.19	- 0.19

Net realized gains	- 0.47	0	0	- 0.18	- 0.19

Total distributions to shareholders	- 0.47	0	- 0.01	- 0.37	- 0.38

Net asset value, end of period	$ 17.59	$ 19.33	$ 15.20	$ 15.46	$ 15.66

Total return [2]	- 6.61%	27.17%	- 1.62%	1.28%	2.49%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 55,204	$ 23,618	$ 12,637	$ 22,842	$ 26,197

Ratios to average net assets

Expenses [3]	2.23%	2.31%	2.50%	2.42%	2.43%

Net investment income (loss)	- 1.11%	- 0.85%	- 0.29%	1.15%	1.20%

Portfolio turnover rate	67%	98%	138%	54%	18%

	Year Ended July 31,
	2002 [1]	2001	2000	1999	1998

CLASS I

Net asset value, beginning of period	$ 19.82	$ 15.43	$ 15.57	$ 15.77	$ 15.71

Income from investment operations

Net investment income (loss)	- 0.02	0.02	0.05	0.33	0.34

Net realized and unrealized gains or losses on securities	- 1.09	4.37	- 0.14	- 0.02	0.24

Total from investment operations	- 1.11	4.39	- 0.09	0.31	0.58

Distributions to shareholders from

Net investment income	0	0	- 0.05	- 0.33	- 0.33

Net realized gains	- 0.47	0	0	- 0.18	- 0.19

Total distributions to shareholders	- 0.47	0	- 0.05	- 0.51	- 0.52

Net asset value, end of period	$ 18.24	$ 19.82	$ 15.43	$ 15.57	$ 15.77

Total return	- 5.62%	28.45%	- 0.59%	2.31%	3.57%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 254,880	$ 130,597	$ 92,921	$ 56,903	$ 96,556

Ratios to average net assets

Expenses [3]	1.22%	1.31%	1.50%	1.42%	1.39%

Net investment income (loss)	- 0.11%	0.17%	0.70%	2.19%	2.23%

Portfolio turnover rate	67%	98%	138%	54%	18%

1.    Net investment income (loss) is based on average shares outstanding during the period.

2.    Excluding applicable sales charges

3.    The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

See Combined Notes to Financial Statements

EVERGREEN
Small Cap Value Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended July 31,
	2002 [1]	2001	2000 [2]

CLASS IS

Net asset value, beginning of period	$ 19.77	$ 15.43	$ 15.61

Income from investment operations

Net investment income (loss)	- 0.07	- 0.01	0

Net realized and unrealized gains or losses on securities	- 1.09	4.35	- 0.18

Total from investment operations	- 1.16	4.34	- 0.18

Distributions to shareholders from

Net realized gains	- 0.47	0	0

Net asset value, end of period	$ 18.14	$ 19.77	$ 15.43

Total return	- 5.89%	28.13%	- 1.15%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 1,045	$ 1,479	$ 1,355

Ratios to average net assets

Expenses [3]	1.48%	1.56%	1.78%[4]

Net investment loss	- 0.36%	- 0.07%	- 0.02%[4]

Portfolio turnover rate	67%	98%	138%

1.    Net investment loss is based on average shares outstanding during the period.

2.    For the period from June 30, 2000 (commencement of class operations) to July 31, 2000.

3.    The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

4.    Annualized

See Combined Notes to Financial Statements

EVERGREEN
Special Values Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended	Year Ended November 30,
	July 31, 2002 [1,2]	2001 [2,3]	2000 [2,3]	1999 [2]	1998 [2,3]	1997 [2,3]

CLASS A

Net asset value, beginning of period	$ 20.29	$ 16.53	$ 16.03	$ 16.13	$ 18.64	$ 15.67

Income from investment operations

Net investment income	0.01	0.16	0.22	0.25	0.19	0.13

Net realized and unrealized gains or losses on securities, futures contracts and foreign currency related transactions	- 0.97	3.97	1.08	0.56	- 0.87	4.53

Total from investment operations	- 0.96	4.13	1.30	0.81	- 0.68	4.66

Distributions to shareholders from

Net investment income	- 0.10	- 0.24	- 0.28	- 0.16	- 0.12	- 0.08

Net realized gains	- 1.14	- 0.13	- 0.52	- 0.75	- 1.71	- 1.61

Total distributions to shareholders	- 1.24	- 0.37	- 0.80	- 0.91	- 1.83	- 1.69

Net asset value, end of period	$ 18.09	$ 20.29	$ 16.53	$ 16.03	$ 16.13	$ 18.64

Total return [4]	- 5.23%	25.43%	8.52%	5.40%	- 3.86%	33.08%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 81,516	$ 76,469	$ 62,486	$ 65,348	$ 59,408	$ 37,766

Ratios to average net assets

Expenses [5]	1.19%[6]	1.20%	1.21%	1.23%	1.25%	1.35%

Net investment income	0.08%[6]	0.84%	1.38%	1.61%	0.98%	0.74%

Portfolio turnover rate	32%	45%	42%	44%	20%	46%

	Year Ended	Year Ended November 30,
	July 31, 2002 [1,2,3]	2001 [2,3]	2000 [2,3]	1999 [2,7]

CLASS B

Net asset value, beginning of period	$ 20.10	$ 16.40	$ 15.99	$ 14.60

Income from investment operations

Net investment income (loss)	- 0.11	0	0.10	0.17

Net realized and unrealized gains or losses on securities, futures contracts and foreign currency related transactions	- 0.92	3.96	1.08	1.22

Total from investment operations	- 1.03	3.96	1.18	1.39

Distributions to shareholders from

Net investment income	- 0.01	- 0.13	- 0.25	0

Net realized gains	- 1.14	- 0.13	- 0.52	0

Total distributions to shareholders	- 1.15	- 0.26	- 0.77	0

Net asset value, end of period	$ 17.92	$ 20.10	$ 16.40	$ 15.99

Total return [4]	- 5.67%	24.42%	7.74%	9.52%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 2,967	$ 1,153	$ 427	$ 350

Ratios to average net assets

Expenses [5]	1.95%[6]	1.95%	1.96%	1.98%[6]

Net investment income (loss)	- 0.68%[6]	0.02%	0.61%	0.93%[6]

Portfolio turnover rate	32%	45%	42%	44%

1.    For the eight months ended July 31, 2002. The Fund changed its fiscal year end from November 30 to July 31, effective July 31, 2002.

2.    On June 14, 2002, the assets and liabilities of Wachovia Special Values Fund were acquired by Evergreen Special Values Fund. Shareholders of Wachovia Special Values Fund Class A, Class B, Class\x11 C and Class\x11 I became owner of that number of shares of Evergreen Special Values Fund, Class A, Class B, Class\x11 C and Class I, respectively, having an aggregate net asset value equal to the aggregate net asset value of their shares of Wachovia Special Values Fund immediately prior to the close of business on June 14, 2002. Wachovia Special Values Fund is the accounting survivor. Its basis of accounting for assets and liabilities and its operating results for the period prior to June 14, 2002 have been carried forward in these financial statements.

3.    Net investment income (loss) is based on average shares outstanding during the period.

4.    Excluding applicable sales charges

5.    The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

6.    Annualized

7.    For the period from March 26, 1999 (commencement of class operations) to November 30, 1999.

See Combined Notes to Financial Statements

EVERGREEN
Special Values Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended	Year Ended
	July 31, 2002 [1,2,3]	November 30, 2001 [2,4]

CLASS C

Net asset value, beginning of period	$ 20.16	$ 17.46

Income from investment operations

Net investment loss	- 0.12	- 0.01

Net realized and unrealized gains or losses on securities, futures contracts and foreign currency related transactions	- 0.92	3.12

Total from investment operations	- 1.04	3.11

Distributions to shareholders from

Net investment income	- 0.02	- 0.28

Net realized gains	- 1.14	- 0.13

Total distributions to shareholders	- 1.16	- 0.41

Net asset value, end of period	$ 17.96	$ 20.16

Total return [5]	- 5.66%	18.27%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 1,908	$ 367

Ratios to average net assets

Expenses [6]	1.95%[7]	1.95%

Net investment loss	- 0.70%[7]	- 0.05%

Portfolio turnover rate	32%	45%

	Year Ended	Year Ended November 30,
	July 31, 2002 [2,3]	2001 [1,2]	2000 [1,2]	1999 [2]	1998 [2]	1997 [2]

CLASS I

Net asset value, beginning of period	$ 20.34	$ 16.57	$ 16.07	$ 16.18	$ 18.67	$ 15.67

Income from investment operations

Net investment income	0.05	0.20	0.26	0.30	0.21	0.16

Net realized and unrealized gains or losses on securities, futures contracts and foreign currency related transactions	- 0.97	3.98	1.08	0.54	- 0.84	4.53

Total from investment operations	- 0.92	4.18	1.34	0.84	- 0.63	4.69

Distributions to shareholders from

Net investment income	- 0.15	- 0.28	- 0.32	- 0.20	- 0.15	- 0.08

Net realized gains	- 1.14	- 0.13	- 0.52	- 0.75	- 1.71	- 1.61

Total distributions to shareholders	- 1.29	- 0.41	- 0.84	- 0.95	- 1.86	- 1.69

Net asset value, end of period	$ 18.13	$ 20.34	$ 16.57	$ 16.07	$ 16.18	$ 18.67

Total return	- 5.04%	25.74%	8.79%	5.61%	- 3.59%	33.29%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 215,922	$ 198,817	$ 128,300	$ 109,969	$ 90,550	$ 84,501

Ratios to average net assets

Expenses [6]	0.94%[7]	0.95%	0.96%	0.98%	1.00%	1.11%

Net investment income	0.34%[7]	1.08%	1.61%	1.85%	1.26%	0.88%

Portfolio turnover rate	32%	45%	42%	44%	20%	46%

1.    Net investment income (loss) is based on average shares outstanding during the period.

2.    On June 14, 2002, the assets and liabilities of Wachovia Special Values Fund were acquired by Evergreen Special Values Fund. Shareholders of Wachovia Special Values Fund Class A, Class B, Class\x11 C and Class\x11 I became owner of that number of shares of Evergreen Special Values Fund, Class A, Class B, Class\x11 C and Class I, respectively, having an aggregate net asset value equal to the aggregate net asset value of their shares of Wachovia Special Values Fund immediately prior to the close of business on June 14, 2002. Wachovia Special Values Fund is the accounting survivor. Its basis of accounting for assets and liabilities and its operating results for the period prior to June 14, 2002 have been carried forward in these financial statements.

3.    For the eight months ended July 31, 2002. The Fund changed its fiscal year end from November 30 to July 31, effective July 31, 2002.

4.    For the period from December 12, 2000 (commencement of class operations) to November 30, 2001.

5.    Excluding applicable sales charges

6.    The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

7.    Annualized

See Combined Notes to Financial Statements

EVERGREEN
Strategic Value Fund
Financial Highlights
(For a share outstanding throughout each period)

Year Ended
July 31, 2002 [1,2,3]
CLASS A

Net asset value, beginning of period	$ 21.93

Income from investment operations

Net investment income	0.02

Net realized and unrealized losses on securities	- 4.17

Total from investment operations	- 4.15

Net asset value, end of period	$ 17.78

Total return [4]	- 18.92%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 59

Ratios to average net assets

Expenses [5]	0.67%[6]

Net investment income	0.19%[6]

Portfolio turnover rate	39%

Year Ended
July 31, 2002 [1,2,3]
CLASS B

Net asset value, beginning of period	$ 21.93

Income from investment operations

Net investment income	0

Net realized and unrealized losses on securities	- 4.18

Total from investment operations	- 4.18

Net asset value, end of period	$ 17.75

Total return [4]	- 19.06%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 199

Ratios to average net assets

Expenses [5]	1.90%[6]

Net investment income	0.06%[6]

Portfolio turnover rate	39%

1.    For the period from March 27, 2002 (commencement of class operations) to July 31, 2002.

2.    Reflects a 10 for 1 stock split issued on April 26, 2002.

3.    Net investment income is based on average shares outstanding during the period.

4.    Excluding applicable sales charges

5.    The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

6.    Annualized

See Combined Notes to Financial Statements

EVERGREEN
Strategic Value Fund
Financial Highlights
(For a share outstanding throughout each period)

Year Ended
July 31, 2002 [1,2,3]

CLASS C

Net asset value, beginning of period	$ 21.93

Income from investment operations

Net investment income	0

Net realized and unrealized losses on securities	- 4.17

Total from investment operations	- 4.17

Net asset value, end of period	$ 17.76

Total return [4]	- 19.02%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 139

Ratios to average net assets

Expenses [5]	1.82%[6]

Net investment loss	- 0.06%[6]

Portfolio turnover rate	39%

	Year Ended July 31,		Year Ended June 30,
	2002 [2,3]	2001 [2,7]	2001 [2]	2000 [2]	1999 [2]	1998 [2,8]

CLASS I

Net asset value, beginning of period	$ 23.05	$ 23.00	$ 21.31	$ 23.72	$ 22.60	$ 20.34

Income from investment operations

Net investment income	0.65	0.02	0.23	0.25	0.33	0.16

Net realized and unrealized gains or losses on securities	- 5.52	0.04	1.97	- 1.95	1.57	2.26

Total from investment operations	- 4.87	0.06	2.20	- 1.70	1.90	2.42

Distributions to shareholders from

Net investment income	- 0.22	- 0.01	- 0.23	- 0.29	- 0.29	- 0.16

Net realized gains	- 0.20	0	- 0.28	- 0.42	- 0.49	0

Total distributions to shareholders	- 0.42	- 0.01	- 0.51	- 0.71	- 0.78	- 0.16

Net asset value, end of period	$ 17.76	$ 23.05	$ 23.00	$ 21.31	$ 23.72	$ 22.60

Total return	- 21.40%	0.28%	10.38%	- 7.33%	8.85%	11.95%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 732,110	$ 835,732	$ 815,097	$ 750,470	$ 530,995	$ 287,194

Ratios to average net assets

Expenses [5]	0.77%	0.76%[6]	0.75%	0.75%	0.71%	0.75%[6]

Net investment income	1.07%	0.78%[6]	1.01%	1.14%	1.61%	1.26%[6]

Portfolio turnover rate	39%	3%	38%	31%	41%	12%

1.    For the period from March 27, 2002 (commencement of class operations) to July 31, 2002.

2.    Reflects a 10 for 1 stock split issued on April 26, 2002.

3.    Net investment income (loss) is based on average shares outstanding during the period.

4.    Excluding applicable sales charges

5.    The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

6.    Annualized

7.    For the one month ended July 31, 2001. The Fund changed its fiscal year end from June 30 to July 31, effective July 31, 2001.

8.    For the period from November 24, 1997 (commencement of class operations) to June 30, 1998.

See Combined Notes to Financial Statements

EVERGREEN
Strategic Value Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended	Year Ended	Year Ended June 30,
	July 31, 2002 [1,2]	July 31, 2001 [2,3]	2001 [2]	2000 [2]	1999 [2]	1998 [2,4]

CLASS IS

Net asset value, beginning of period	$ 23.04	$ 22.99	$ 21.32	$ 23.72	$ 22.60	$ 22.31

Income from investment operations

Net investment income	0.54	0	0.18	0.19	0.29	0.06

Net realized and unrealized gains or losses on securities	- 5.45	0.05	1.94	- 1.93	1.56	0.31

Total from investment operations	- 4.91	0.05	2.12	- 1.74	1.85	0.37

Distributions to shareholders from

Net investment income	- 0.17	0	- 0.17	- 0.24	- 0.24	- 0.08

Net realized gains	- 0.20	0	- 0.28	- 0.42	- 0.49	0

Total distributions to shareholders	- 0.37	0	- 0.45	- 0.66	- 0.73	- 0.08

Net asset value, end of period	$ 17.76	$ 23.04	$ 22.99	$ 21.32	$ 23.72	$ 22.60

Total return	- 21.58%	0.26%	10.06%	- 7.56%	8.60%	1.68%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 5,765	$ 9,884	$ 10,093	$ 6,724	$ 1,810	$ 1,327

Ratios to average net assets

Expenses [5]	1.01%	1.01%[6]	1.01%	1.00%	0.96%	1.00%[6]

Net investment income	0.82%	0.54%[6]	0.75%	0.87%	1.34%	0.93%[6]

Portfolio turnover rate	39%	3%	38%	31%	41%	12%

1.    Net investment income is based on average shares outstanding during the period.

2.    Reflects a 10 for 1 stock split issued on April 26, 2002.

3.    For the one month ended July 31, 2001. The Fund changed its fiscal year end from June 30 to July 31, effective July 31, 2001.

4.    For the period from March 11, 1998 (commencement of class operations) to June 30, 1998.

5.    The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

6.    Annualized.

See Combined Notes to Financial Statements

EVERGREEN
Value Fund
Financial Highlights
(For a share outstanding throughout each period)

Year Ended July 31,
	2002 [1]	2001 [1]	2000	1999	1998

CLASS A

Net asset value, beginning of period	$ 20.06	$ 20.68	$ 24.86	$ 22.23	$ 24.64

Income from investment operations

Net investment income	0.11	0.15	0.20	0.21	0.26

Net realized and unrealized gains or losses on securities	- 3.76	1.60	- 1.08	2.76	2.00

Total from investment operations	- 3.65	1.75	- 0.88	2.97	2.26

Distributions to shareholders from

Net investment income	- 0.10	- 0.14	- 0.19	- 0.21	- 0.29

Net realized gains	- 1.94	- 2.23	- 3.11	- 0.13	- 4.38

Total distributions to shareholders	- 2.04	- 2.37	- 3.30	- 0.34	- 4.67

Net asset value, end of period	$ 14.37	$ 20.06	$ 20.68	$ 24.86	$ 22.23

Total return [2]	- 19.92%	9.23%	- 3.78%	13.48%	9.55%

Ratios and supplemental data

Net assets, end of period (millions)	$ 304	$ 387	$ 380	$ 464	$ 476

Ratios to average net assets

Expenses [3]	1.11%	1.08%	1.03%	1.00%	1.01%

Net investment income	0.61%	0.76%	0.91%	0.93%	1.04%

Portfolio turnover rate	36%	97%	83%	110%	69%

Year Ended July 31,
	2002 [1]	2001 [1]	2000	1999	1998

CLASS B

Net asset value, beginning of period	$ 19.95	$ 20.62	$ 24.81	$ 22.20	$ 24.63

Income from investment operations

Net investment income (loss)	- 0.02	0	0.02	0.04	0.08

Net realized and unrealized gains or losses on securities	- 3.73	1.59	- 1.06	2.75	1.99

Total from investment operations	- 3.75	1.59	- 1.04	2.79	2.07

Distributions to shareholders from

Net investment income	- 0.02	- 0.03	- 0.04	- 0.05	- 0.12

Net realized gains	- 1.94	- 2.23	- 3.11	- 0.13	- 4.38

Total distributions to shareholders	- 1.96	- 2.26	- 3.15	- 0.18	- 4.50

Net asset value, end of period	$ 14.24	$ 19.95	$ 20.62	$ 24.81	$ 22.20

Total return [2]	- 20.50%	8.38%	- 4.51%	12.65%	8.73%

Ratios and supplemental data

Net assets, end of period (millions)	$ 90	$ 173	$ 206	$ 332	$ 326

Ratios to average net assets

Expenses [3]	1.86%	1.83%	1.78%	1.75%	1.76%

Net investment income (loss)	- 0.11%	0.02%	0.15%	0.18%	0.30%

Portfolio turnover rate	36%	97%	83%	110%	69%

1.    Net investment income (loss) is based on average shares outstanding during the period.

2.    Excluding applicable sales charges

3.    The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

See Combined Notes to Financial Statements

EVERGREEN
Value Fund
Financial Highlights
(For a share outstanding throughout each period)

Year Ended July 31,
	2002 [1]	2001 [1]	2000	1999	1998

CLASS C

Net asset value, beginning of period	$ 19.94	$ 20.60	$ 24.79	$ 22.18	$ 24.61

Income from investment operations

Net investment income (loss)	- 0.02	- 0.01	0.03	0.04	0.10

Net realized and unrealized gains or losses on securities	- 3.73	1.61	- 1.07	2.75	1.97

Total from investment operations	- 3.75	1.60	- 1.04	2.79	2.07

Distributions to shareholders from

Net investment income	- 0.02	- 0.03	- 0.04	- 0.05	- 0.12

Net realized gains	- 1.94	- 2.23	- 3.11	- 0.13	- 4.38

Total distributions to shareholders	- 1.96	- 2.26	- 3.15	- 0.18	- 4.50

Net asset value, end of period	$ 14.23	$ 19.94	$ 20.60	$ 24.79	$ 22.18

Total return [2]	- 20.52%	8.43%	- 4.52%	12.66%	8.74%

Ratios and supplemental data

Net assets, end of period (millions)	$ 6	$ 7	$ 4	$ 5	$ 5

Ratios to average net assets

Expenses [3]	1.87%	1.83%	1.77%	1.75%	1.76%

Net investment income (loss)	- 0.14%	- 0.04%	0.15%	0.18%	0.29%

Portfolio turnover rate	36%	97%	83%	110%	69%

Year Ended July 31,
	2002 [1]	2001 [1]	2000	1999	1998

CLASS I

Net asset value, beginning of period	$ 20.07	$ 20.68	$ 24.87	$ 22.23	$ 24.64

Income from investment operations

Net investment income	0.15	0.25	0.31	0.29	0.35

Net realized and unrealized gains or losses on securities	- 3.76	1.57	- 1.14	2.74	1.97

Total from investment operations	- 3.61	1.82	- 0.83	3.03	2.32

Distributions to shareholders from

Net investment income	- 0.13	- 0.20	- 0.25	- 0.26	- 0.35

Net realized gains	- 1.94	- 2.23	- 3.11	- 0.13	- 4.38

Total distributions to shareholders	- 2.07	- 2.43	- 3.36	- 0.39	- 4.73

Net asset value, end of period	$ 14.39	$ 20.07	$ 20.68	$ 24.87	$ 22.23

Total return	- 19.72%	9.56%	- 3.59%	13.81%	9.79%

Ratios and supplemental data

Net assets, end of period (millions)	$ 27	$ 40	$ 57	$ 132	$ 183

Ratios to average net assets

Expenses [3]	0.86%	0.82%	0.77%	0.75%	0.70%

Net investment income	0.88%	1.04%	1.16%	1.20%	1.47%

Portfolio turnover rate	36%	97%	83%	110%	69%

1.    Net investment income (loss) is based on average shares outstanding during the period.

2.    Excluding applicable sales charges

3.    The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

See Combined Notes to Financial Statements

EVERGREEN
Blue Chip Fund
Schedule of Investments
July 31, 2002

	Shares	Value

COMMON STOCKS - 97.0%
CONSUMER DISCRETIONARY - 12.0%
Auto Components - 0.8%
Delphi Automotive Systems Corp.	383,400	$ 3,818,664
Automobiles - 1.2%
General Motors Corp.	52,200	2,429,910
Harley-Davidson, Inc.	67,950	3,218,112
5,648,022
Hotels, Restaurants & Leisure - 0.5%
Starbucks Corp. *	105,850	2,077,836
Media - 2.1%
Gannett Co., Inc.	56,200	4,041,342
Viacom, Inc., Class B *	71,800	2,795,174
Walt Disney Co.	156,200	2,769,426
9,605,942
Multi-line Retail - 4.9%
Family Dollar Stores, Inc.	49,350	1,494,812
Kohl’s Corp. *	60,150	3,969,900
Target Corp.	118,700	3,958,645
Wal-Mart Stores, Inc.	263,025	12,935,569
22,358,926
Specialty Retail - 2.5%
Best Buy Co., Inc. *	73,500	2,418,150
Home Depot, Inc.	172,300	5,320,624
Lowe’s Companies, Inc.	104,700	3,962,895
11,701,669
CONSUMER STAPLES - 9.5%
Beverages - 4.5%
Anheuser-Busch Companies, Inc.	94,550	4,889,180
Coca-Cola Co.	185,000	9,238,900
PepsiCo, Inc.	152,200	6,535,468
20,663,548
Food & Drug Retailing - 0.6%
SYSCO Corp.	106,700	2,779,535
Food Products - 1.2%
Kraft Foods, Inc., Class A	154,345	5,710,765
Household Products - 2.1%
Procter & Gamble Co.	106,350	9,464,087
Tobacco - 1.1%
Philip Morris Companies, Inc.	114,050	5,252,003
ENERGY - 8.3%
Energy Equipment & Services - 2.1%
Nabors Industries, Ltd.	88,150	2,690,338
Schlumberger, Ltd.	107,700	4,622,484
Weatherford International, Ltd. * (p)	59,100	2,397,096
9,709,918

EVERGREEN
Blue Chip Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
ENERGY - continued
Oil & Gas - 6.2%
Anadarko Petroleum Corp.	68,000	$ 2,958,000
Devon Energy Corp.	98,300	4,097,144
Exxon Mobil Corp.	433,318	15,928,770
Ocean Energy, Inc.	146,000	2,905,400
Phillips Petroleum Co.	50,700	2,623,725
28,513,039
FINANCIALS - 17.6%
Banks - 6.3%
Bank of America Corp.	80,650	5,363,225
Charter One Financial, Inc.	71,200	2,415,104
Fifth Third Bancorp	63,150	4,172,321
FleetBoston Financial Corp.	50,300	1,166,960
Mellon Financial Corp.	58,700	1,560,246
U.S. Bancorp	237,680	5,083,975
Washington Mutual, Inc.	112,700	4,216,107
Wells Fargo & Co.	99,250	5,047,855
29,025,793
Diversified Financials - 7.1%
American Express Co.	97,200	3,427,272
Capital One Financial Corp.	32,100	1,017,570
Citigroup, Inc.	245,366	8,229,576
Countrywide Credit Industries, Inc.	94,600	4,806,626
Freddie Mac	162,450	10,063,777
J.P. Morgan Chase & Co.	45,300	1,130,688
Merrill Lynch & Co., Inc.	113,700	4,053,405
32,728,914
Insurance - 4.2%
AFLAC, Inc.	50,100	1,573,641
American International Group, Inc.	115,816	7,402,959
Hartford Financial Services Group, Inc.	44,800	2,266,880
Loew’s Corp.	27,000	1,280,880
MetLife, Inc.	114,100	3,216,479
Prudential Financial, Inc. * (p)	42,747	1,410,223
XL Capital, Ltd., Class A	31,300	2,319,330
19,470,392
HEALTH CARE - 12.1%
Biotechnology - 0.6%
Amgen, Inc. *	63,500	2,898,140
Health Care Equipment & Supplies - 1.6%
Baxter International, Inc.	48,600	1,939,626
Medtronic, Inc.	67,600	2,731,040
Saint Jude Medical, Inc. *	74,800	2,842,400
7,513,066
Health Care Providers & Services - 2.0%
HCA-The Healthcare Corp.	122,400	5,752,800
Laboratory Corp. *	33,700	1,155,910
UnitedHealth Group, Inc.	24,100	2,112,606
9,021,316

EVERGREEN
Blue Chip Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
HEALTH CARE - continued
Pharmaceuticals - 7.9%
Abbott Laboratories	58,500	$2,422,485
Bristol-Myers Squibb Co.	68,700	1,609,641
Eli Lilly & Co.	31,600	1,846,072
Johnson & Johnson Co.	137,350	7,279,550
Merck & Co., Inc.	47,300	2,346,080
Pfizer, Inc.	323,900	10,478,165
Pharmacia Corp.	138,650	6,203,201
Wyeth	108,800	4,341,120
36,526,314
INDUSTRIALS - 14.8%
Aerospace & Defense - 2.4%
Boeing Co.	38,400	1,594,368
Northrop Grumman Corp.	46,350	5,130,945
United Technologies Corp.	61,700	4,288,150
11,013,463
Airlines - 0.6%
Southwest Airlines Co.	197,600	2,728,856
Building Products - 0.9%
Masco Corp.	163,700	3,961,540
Commercial Services & Supplies - 2.3%
Concord EFS, Inc. *	125,400	2,445,300
First Data Corp.	108,500	3,792,075
Waste Management, Inc.	183,900	4,352,913
10,590,288
Industrial Conglomerates - 4.8%
3M Co.	66,250	8,336,237
General Electric Co.	429,250	13,821,850
22,158,087
Machinery - 2.1%
Deere & Co.	75,500	3,172,510
Illinois Tool Works, Inc.	79,300	5,233,007
Navistar International Corp.	59,400	1,531,926
9,937,443
Road & Rail - 1.7%
Burlington Northern Santa Fe Corp.	169,600	4,989,632
Swift Transportation Co., Inc. *	160,100	2,905,815
7,895,447
INFORMATION TECHNOLOGY - 14.8%
Communications Equipment - 1.5%
Cisco Systems, Inc. *	516,900	6,817,911
Computers & Peripherals - 3.2%
Dell Computer Corp. *	193,200	4,816,476
Hewlett-Packard Co.	208,200	2,946,030
International Business Machines Corp.	60,200	4,238,080
Lexmark International Group, Inc., Class A *	56,200	2,747,056
14,747,642

EVERGREEN
Blue Chip Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
INFORMATION TECHNOLOGY -continued
IT Consulting & Services - 0.8%
Affiliated Computer Services, Inc., Class A * (p)	77,300	$3,631,554
Semiconductor Equipment & Products - 3.9%
Altera Corp. *	259,950	3,075,209
Applied Materials, Inc. *	122,300	1,818,601
Intel Corp.	354,050	6,652,599
Texas Instruments, Inc.	278,750	6,453,062
17,999,471
Software - 5.4%
Electronic Arts, Inc. *	56,300	3,388,134
Microsoft Corp. *	309,450	14,847,411
Oracle Corp. *	424,950	4,253,325
Veritas Software Corp. *	140,600	2,366,298
24,855,168
MATERIALS - 4.4%
Chemicals - 2.7%
PPG Industries, Inc.	67,700	3,885,980
Praxair, Inc.	87,550	4,578,865
Rohm & Haas Co.	106,600	3,997,500
12,462,345
Metals & Mining - 0.4%
Nucor Corp.	32,600	1,820,058
Paper & Forest Products - 1.3%
Weyerhaeuser Co.	101,500	5,963,125
TELECOMMUNICATION SERVICES - 3.2%
Diversified Telecommunication Services - 3.2%
BellSouth Corp.	106,350	2,855,497
L-3 Communications Holdings, Inc. * (p)	111,018	5,131,252
SBC Communications, Inc.	87,900	2,431,314
Verizon Communications, Inc.	131,750	4,347,750
14,765,813
UTILITIES - 0.3%
Electric Utilities - 0.3%
Dominion Resources, Inc.	24,450	1,453,308
Total Common Stocks		447,289,408
SHORT-TERM INVESTMENTS - 6.6%
MUTUAL FUND SHARES - 6.6%
Evergreen Institutional U.S. Government Money Market Fund (o)	17,494,695	17,494,695
Navigator Prime Portfolio (pp)	12,743,797	12,743,797
Total Short-Term Investments		30,238,492
Total Investments - (cost $521,116,961) - 103.6%		477,527,900
Other Assets and Liabilities - (3.6%)		(16,532,351)
Net Assets - 100.0%		$460,995,549

See Combined Notes to Schedules of Investments.

EVERGREEN
Equity Income Fund
Schedule of Investments
July 31, 2002

	Shares	Value

COMMON STOCKS - 75.9%
CONSUMER DISCRETIONARY - 6.5%
Auto Components - 1.3%
American Axle & Manufacturing Holdings, Inc. *	89,700	$2,287,350
Delphi Automotive Systems Corp.	327,337	3,260,277
Superior Industries International, Inc. (p)	86,300	3,785,981
9,333,608
Leisure Equipment & Products - 0.6%
Eastman Kodak Co. (p)	138,700	4,269,186
Media - 0.9%
McGraw-Hill Companies, Inc.	60,100	3,759,255
Viacom, Inc., Class B *	66,900	2,604,417
6,363,672
Multi-line Retail - 2.3%
Family Dollar Stores, Inc.	175,700	5,321,953
Target Corp.	200,000	6,670,000
Wal-Mart Stores, Inc.	100,000	4,918,000
16,909,953
Specialty Retail - 0.4%
Lowe’s Companies, Inc.	86,400	3,270,240
Textiles & Apparel - 1.0%
V.F. Corp.	186,000	7,175,880
CONSUMER STAPLES - 6.7%
Beverages - 2.6%
Anheuser-Busch Companies, Inc.	144,200	7,456,582
Coca-Cola Co.	146,800	7,331,192
Pepsi Bottling Group, Inc.	185,200	4,578,144
19,365,918
Food Products - 1.8%
ConAgra, Inc.	186,100	4,672,971
H.J. Heinz Co.	89,000	3,422,050
Kraft Foods, Inc., Class A	132,143	4,889,291
12,984,312
Tobacco - 2.3%
Loews Corp. - Carolina Group (p)	387,800	9,578,660
Philip Morris Companies, Inc.	151,700	6,985,785
16,564,445
ENERGY - 8.3%
Energy Equipment & Services - 0.7%
Schlumberger, Ltd.	122,000	5,236,240

EVERGREEN
Equity Income Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
ENERGY - continued
Oil & Gas - 7.6%
Burlington Resources, Inc.	145,600	$5,321,680
ChevronTexaco Corp.	70,539	5,290,425
Devon Energy Corp.	197,500	8,231,800
Exxon Mobil Corp.	545,900	20,067,284
Kerr-McGee Corp.	197,300	9,227,721
Phillips Petroleum Co.	143,000	7,400,250
55,539,160
FINANCIALS - 21.6%
Banks - 7.6%
Bank of America Corp.	272,200	18,101,300
Comerica, Inc.	66,500	3,867,640
FleetBoston Financial Corp.	63,800	1,480,160
KeyCorp	200,000	5,252,000
Mellon Financial Corp.	161,000	4,279,380
North Fork Bancorp, Inc.	202,900	8,239,769
U.S. Bancorp	189,750	4,058,752
Washington Mutual, Inc.	76,900	3,989,188
Wells Fargo & Co.	115,000	5,848,900
55,117,089
Diversified Financials - 5.4%
American Express Co.	106,700	3,762,242
Citigroup, Inc.	339,000	11,370,060
Freddie Mac	194,700	12,061,665
Goldman Sachs Group, Inc. (p)	81,600	5,969,040
J.P. Morgan Chase & Co.	250,000	6,240,000
39,403,007
Insurance - 2.7%
Ace, Ltd.	89,000	2,818,630
Allstate Corp.	96,100	3,652,761
Chubb Corp.	63,000	4,088,070
CIGNA Corp.	41,100	3,699,000
XL Capital, Ltd., Class A	73,200	5,424,120
19,682,581
Real Estate - 5.9%
AMB Property Corp. REIT	111,000	3,280,050
Arden Realty Group, Inc. REIT	147,000	3,819,060
Equity Office Properties Trust REIT	234,217	6,178,644
First Industrial Realty Trust, Inc. REIT (p)	164,000	5,305,400
General Growth Properties, Inc. REIT	125,000	6,060,000
Kimco Realty Corp. REIT	129,900	4,174,986
Regency Centers Corp. REIT	220,000	6,930,000
Simon Property Group, Inc. REIT	200,000	7,198,000
42,946,140

EVERGREEN
Equity Income Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
HEALTH CARE - 8.4%
Biotechnology - 0.7%
Invitrogen Corp. *	149,900	$5,224,015
Health Care Equipment & Supplies - 0.8%
Baxter International, Inc.	58,600	2,338,726
Beckman Coulter, Inc. (p)	90,000	3,528,000
5,866,726
Health Care Providers & Services - 1.8%
Anthem, Inc.	96,400	8,131,340
Laboratory Corp. *	134,300	4,606,490
12,737,830
Pharmaceuticals - 5.1%
Abbott Laboratories	130,000	5,383,300
Bristol-Myers Squibb Co.	159,500	3,737,085
Johnson & Johnson Co.	113,500	6,015,500
Pharmaceutical Resources, Inc. * (p)	156,000	4,274,400
Pharmacia Corp.	269,550	12,059,667
Wyeth	148,300	5,917,170
37,387,122
INDUSTRIALS - 8.0%
Aerospace & Defense - 2.3%
Northrop Grumman Corp. (p)	91,700	10,151,190
United Technologies Corp.	100,000	6,950,000
17,101,190
Building Products - 0.6%
Masco Corp.	170,000	4,114,000
Commercial Services & Supplies - 0.7%
Waste Management, Inc.	209,000	4,947,030
Electrical Equipment - 0.5%
Emerson Electric Co.	66,300	3,377,985
Industrial Conglomerates - 2.3%
3M Co.	79,000	9,940,570
General Electric Co.	220,000	7,084,000
17,024,570
Machinery - 1.6%
Caterpillar, Inc.	78,700	3,517,890
Deere & Co.	83,500	3,508,670
Dover Corp.	165,000	4,842,750
11,869,310
INFORMATION TECHNOLOGY - 5.9%
Communications Equipment - 0.4%
Cisco Systems, Inc. *	229,100	3,021,829
Computers & Peripherals - 1.2%
Hewlett-Packard Co.	186,000	2,631,900
International Business Machines Corp.	81,000	5,702,400
8,334,300

EVERGREEN
Equity Income Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
INFORMATION TECHNOLOGY - continued
IT Consulting & Services - 0.4%
Affiliated Computer Services, Inc., Class A * (p)	65,100	$3,058,398
Semiconductor Equipment & Products - 1.7%
Altera Corp. *	732,900	8,670,207
Texas Instruments, Inc.	173,000	4,004,950
12,675,157
Software - 2.2%
Microsoft Corp. *	35,000	1,679,300
Oracle Corp. *	1,226,000	12,271,034
Veritas Software Corp. *	120,000	2,019,600
15,969,934
MATERIALS - 4.5%
Chemicals - 3.3%
Lyondell Chemical Co.	561,800	7,415,760
PPG Industries, Inc.	173,600	9,964,640
Rohm & Haas Co.	188,000	7,050,000
24,430,400
Paper & Forest Products - 1.2%
Weyerhaeuser Co.	145,000	8,518,750
TELECOMMUNICATION SERVICES - 3.8%
Diversified Telecommunication Services - 3.8%
ALLTEL Corp.	264,000	11,007,200
SBC Communications, Inc.	219,100	6,060,306
Verizon Communications, Inc.	327,500	10,807,500
27,875,006
UTILITIES - 2.2%
Electric Utilities - 2.2%
Cinergy Corp. (p)	240,000	8,136,000
TXU Corp. *	170,600	7,357,978
15,493,978
Total Common Stocks		553,188,961
CONVERTIBLE PREFERRED STOCKS - 19.3%
CONSUMER DISCRETIONARY - 1.8%
Automobiles - 0.6%
General Motors Corp., Ser. A, 4.50%, 03/06/2032 (p)	189,600	4,715,352
Media - 0.7%
Emmis Communications Corp., Ser. A, 6.25%, 12/31/2049	160,000	4,920,000
Specialty Retail - 0.5%
Toys 'R Us, Inc., 6.25%, 08/16/2005	79,000	3,310,100

EVERGREEN
Equity Income Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

CONVERTIBLE PREFERRED STOCKS - continued
ENERGY - 2.1%
Energy Equipment & Services - 2.1%
DTE Energy Co., 8.75%, 08/16/2005	303,500	$ 7,696,760
Weatherford International, Inc., 5.00%, 11/01/2027	160,000	7,800,000
15,496,760
FINANCIALS - 4.9%
Banks - 0.7%
National Australia Bank, Ltd., 7.875%, 12/31/2049 ADR	152,000	4,962,800
Diversified Financials - 1.2%
Capital One Financial Corp., 6.25%, 05/17/2005	175,700	5,174,365
Gabelli Asset Management, Inc., 6.95%, 02/17/2005 PRIDES	182,000	3,703,700
8,878,065
Insurance - 3.0%
Prudential Financial, Inc., 6.75%, 11/15/2004	166,109	9,302,104
St. Paul Companies, Inc., 9.00%, 08/16/2005	103,500	6,210,000
Travelers Property Casualty Corp., 4.50%, 04/15/2032	268,600	6,150,940
21,663,044
INDUSTRIALS - 5.3%
Aerospace & Defense - 0.9%
Raytheon Co., 8.25%, 05/15/2006	120,000	6,792,000
Air Freight & Couriers - 0.9%
CNF Trust I, Ser. A (exchangeable for CNF Transportation, Inc. Common Stock), 5.00%, 06/01/2012, TECONS (p)	140,000	6,596,800
Machinery - 1.4%
Cummins Capital Trust I (exchangeable for Cummins, Inc. Common Stock), 7.00%, 06/15/2031 144A	200,000	9,750,000
Road & Rail - 2.1%
Union Pacific Capital Trust (exchangeable for Union Pacific Corp. Common Stock), 6.25%, 4/01/2028	302,600	15,167,825
MATERIALS - 1.5%
Metals & Mining - 0.9%
Phelps Dodge Corp., 6.75%, 08/15/2005 (p)	73,000	6,763,450
Paper & Forest Products - 0.6%
International Paper Capital Trust (exchangeable for International Paper Co. Common Stock), 5.25%, 07/20/2025	95,000	4,429,375
UTILITIES - 3.7%
Electric Utilities - 3.2%
Dominion Resources, Inc., 9.50%, 11/16/2004 PIES	65,000	3,640,000
Duke Energy Corp., 8.00%, 11/16/2004	183,592	3,484,576
FPL Group, Inc., 8.00%, 02/16/2006	151,100	7,668,325
Keyspan Corp., 8.75%, 05/16/2005	86,500	4,318,945
TXU Corp., 8.125%, 05/16/2006	100,000	4,415,000
23,526,846
Gas Utilities - 0.5%
Sempra Energy, 8.50%, 05/17/2005	173,400	3,745,440
Total Convertible Preferred Stocks		140,717,857

EVERGREEN
Equity Income Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

CONVERTIBLE DEBENTURES - 2.9%
CONSUMER DISCRETIONARY - 1.2%
Media - 1.2%
Lamar Advertising Co., 5.25%, 09/15/2006 (p)	9,000,000	$ 8,572,500
HEALTH CARE - 1.0%
Health Care Providers & Services - 1.0%
Lifepoint Hospitals, Inc., 4.50%, 06/01/2009 144A	7,500,000	7,490,625
INDUSTRIALS - 0.7%
Commercial Services & Supplies - 0.7%
First Data Corp., 2.00%, 03/01/2008 (p)	4,600,000	5,117,500
INFORMATION TECHNOLOGY - 0.0%
Semiconductor Equipment & Products - 0.0%
Lattice Semiconductor Corp., 4.75%, 11/01/2006	500,000	394,375
Total Convertible Debentures		21,575,000
SHORT-TERM INVESTMENTS - 7.4%
MUTUAL FUND SHARES - 7.4%
Evergreen Institutional U.S. Government Money Market Fund (o)	5,953,513	5,953,513
Navigator Prime Portfolio (pp)	48,340,955	48,340,955
Total Short-Term Investments		54,294,468
Total Investments - (cost $805,806,638) - 105.5%		769,776,286
Other Assets and Liabilities - (5.5%)		(40,455,150)
Net Assets - 100.0%		$ 729,321,136

See Combined Notes to Schedules of Investments.

EVERGREEN
Equity Index Fund
Schedule of Investments
July 31, 2002

	Shares	Value

COMMON STOCKS - 98.8%
CONSUMER DISCRETIONARY - 12.9%
Auto Components - 0.4%
Cooper Tire & Rubber Co.	7,554	$ 151,155
Dana Corp.	15,346	246,764
Delphi Automotive Systems Corp.	57,935	577,033
Eaton Corp.	7,251	506,265
Goodyear Tire & Rubber Co. (p)	16,866	294,143
Johnson Controls, Inc.	9,153	741,576
TRW, Inc.	13,162	710,090
Visteon Corp.	13,510	150,501
3,377,527
Automobiles - 0.7%
Ford Motor Co.	187,241	2,522,136
General Motors Corp.	57,933	2,696,781
Harley-Davidson, Inc.	31,264	1,480,663
6,699,580
Commercial Services & Supplies - 0.1%
Cintas Corp. (p)	17,545	770,033
Hotels, Restaurants & Leisure - 1.2%
Carnival Corp., Class A	60,580	1,605,370
Darden Restaurants, Inc.	17,888	415,359
Harrah’s Entertainment, Inc. *	11,844	560,458
Hilton Hotels Corp.	38,272	467,684
International Game Technology *	9,306	542,075
Marriott International, Inc., Class A	25,084	840,314
McDonald’s Corp.	131,385	3,251,779
Starbucks Corp. *	39,877	782,786
Starwood Hotels & Resorts	20,593	529,240
Wendy’s International, Inc.	11,836	435,446
Yum! Brands, Inc. *	30,621	946,189
10,376,700
Household Durables - 0.4%
Black & Decker Corp.	8,308	378,014
Centex Corp. (p)	6,322	303,140
KB Home	5,304	245,098
Leggett & Platt, Inc.	20,248	455,377
Maytag Corp.	8,009	265,338
Newell Rubbermaid, Inc.	27,574	829,426
Snap-on, Inc.	6,009	163,264
Stanley Works	8,807	317,845
Tupperware Corp.	6,017	104,395
Whirlpool Corp.	7,018	402,623
3,464,520
Leisure Equipment & Products - 0.2%
Brunswick Corp.	9,300	212,784
Eastman Kodak Co.	30,107	926,694
Hasbro, Inc.	17,881	219,042
Mattel, Inc.	45,062	847,616
2,206,136

EVERGREEN
Equity Index Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
CONSUMER DISCRETIONARY - continued
Media - 3.3%
AOL Time Warner, Inc. *	459,928	$ 5,289,172
Clear Channel Communications, Inc. *	63,284	1,648,548
Comcast Cable Communications Corp., Class A *	97,691	2,041,742
Dow Jones & Co., Inc.	8,700	358,440
Gannett Co., Inc.	27,539	1,980,329
Interpublic Group of Companies, Inc.	39,460	825,109
Knight-Ridder, Inc.	8,604	520,972
McGraw-Hill Companies, Inc.	20,038	1,253,377
Meredith Corp.	5,124	186,872
New York Times Co., Class A *	15,650	708,163
Omnicom Group, Inc.	19,324	1,030,162
TMP Worldwide, Inc. * (p)	11,506	177,653
Tribune Co.	31,096	1,240,730
Univision Communications, Inc., Class A * (p)	23,647	676,068
Viacom, Inc., Class B *	182,572	7,107,528
Walt Disney Co.	210,774	3,737,023
28,781,888
Multi-line Retail - 4.0%
Big Lots, Inc. *	11,977	198,818
Costco Wholesale Corp. *	46,901	1,635,438
Dillards, Inc., Class A	8,699	204,427
Dollar General Corp. (p)	34,382	589,995
Family Dollar Stores, Inc.	17,879	541,555
Federated Department Stores, Inc. *	20,775	781,348
J.C. Penney Co., Inc.	27,612	485,971
Kohl’s Corp. *	34,717	2,291,322
May Department Stores Co.	29,567	908,298
Sears, Roebuck & Co.	32,569	1,536,280
Target Corp.	93,661	3,123,594
Wal-Mart Stores, Inc.	459,446	22,595,554
34,892,600
Specialty Retail - 2.2%
Autozone, Inc. *	10,892	803,285
Bed Bath & Beyond, Inc. *	30,154	934,774
Best Buy Co., Inc. *	33,112	1,089,385
Circuit City Stores, Inc.	21,675	369,559
Gap, Inc.	89,530	1,087,789
Home Depot, Inc.	243,243	7,511,344
Limited, Inc.	53,595	963,102
Lowe’s Companies, Inc.	80,235	3,036,895
Nordstrom, Inc.	13,904	262,786
Office Depot, Inc. *	31,849	413,400
RadioShack Corp.	17,956	459,674
Staples, Inc. *	48,292	805,993
Tiffany & Co.	15,049	370,807
TJX Companies, Inc.	55,753	988,501
Toys 'R Us, Inc. *	21,736	293,001
19,390,295

EVERGREEN
Equity Index Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
CONSUMER DISCRETIONARY - continued
Textiles & Apparel - 0.3%
Jones Apparel Group, Inc. *	13,303	$ 452,701
Liz Claiborne, Inc.	11,016	317,811
Nike, Inc., Class B	27,727	1,366,664
Reebok International, Ltd. *	6,145	165,362
V.F. Corp.	11,374	438,809
2,741,347
Trading Companies & Distributors - 0.1%
Genuine Parts Co.	17,998	552,719
CONSUMER STAPLES - 9.7%
Beverages - 3.1%
Adolph Coors Co.	3,726	225,088
Anheuser-Busch Companies, Inc.	90,536	4,681,616
Brown-Forman Corp., Class B	7,056	478,256
Coca Cola Enterprises, Inc.	46,140	859,127
Coca-Cola Co.	256,548	12,812,007
Pepsi Bottling Group, Inc.	29,189	721,552
PepsiCo, Inc.	182,627	7,842,003
27,619,649
Food & Drug Retailing - 1.3%
Albertsons, Inc.	42,007	1,183,757
CVS Corp.	40,484	1,157,843
Kroger Co. *	82,025	1,597,847
Safeway, Inc. *	49,921	1,388,802
SuperValu, Inc.	13,754	286,634
SYSCO Corp.	68,520	1,784,946
Walgreen Co.	105,710	3,734,734
Winn-Dixie Stores, Inc. (p)	14,519	228,674
11,363,237
Food Products - 1.3%
Archer-Daniels Midland Co.	67,299	787,398
Campbell Soup Co.	42,371	987,244
ConAgra, Inc.	55,490	1,393,354
General Mills, Inc.	37,840	1,568,468
H.J. Heinz Co.	36,189	1,391,467
Hershey Foods Corp.	14,099	1,106,208
Kellogg Co.	42,257	1,455,331
Sara Lee Corp.	81,032	1,518,540
W.M. Wrigley Junior Co.	23,276	1,190,567
11,398,577
Household Products - 2.2%
American Greetings Corp., Class A (p)	6,729	108,135
Clorox Co.	23,793	916,030
Colgate-Palmolive Co.	56,513	2,901,943
Kimberly-Clark Corp.	53,596	3,272,036
Procter & Gamble Co.	134,239	11,945,929
19,144,073

EVERGREEN
Equity Index Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
CONSUMER STAPLES - continued
Personal Products - 0.6%
Alberto Culver Co., Class B (p)	5,968	$ 283,540
Avon Products, Inc.	24,424	1,129,854
Gillette Co.	109,159	3,589,148
International Flavors & Fragrances, Inc.	9,735	297,793
5,300,335
Tobacco - 1.2%
Philip Morris Companies, Inc.	220,999	10,177,004
UST, Inc.	17,447	513,465
10,690,469
ENERGY - 5.9%
Energy Equipment & Services - 0.7%
Baker Hughes, Inc.	34,844	933,819
BJ Services Co. *	16,180	515,980
Halliburton Co.	44,998	593,974
Nabors Industries, Ltd.	14,887	454,351
Noble Corp. *	13,888	449,971
Rowan Co., Inc.	9,701	189,849
Schlumberger, Ltd.	59,610	2,558,461
Transocean Sedco Forex, Inc.	32,970	840,735
6,537,140
Oil & Gas - 5.2%
Amerada Hess Corp.	9,189	628,528
Anadarko Petroleum Corp.	25,650	1,115,775
Apache Corp.	14,837	764,105
Ashland, Inc.	7,167	255,647
Burlington Resources, Inc.	20,778	759,436
ChevronTexaco Corp.	110,261	8,269,575
Conoco, Inc.	64,731	1,561,312
Devon Energy Corp.	16,149	673,090
EOG Resources, Inc.	11,986	411,000
Exxon Mobil Corp.	700,528	25,751,409
Kerr-McGee Corp.	10,356	484,350
Marathon Oil Corp.	31,990	775,438
Occidental Petroleum Corp.	38,729	1,049,169
Phillips Petroleum Co.	39,542	2,046,298
Sunoco, Inc.	7,879	280,020
Unocal Corp.	25,266	825,187
45,650,339
FINANCIALS - 20.7%
Banks - 7.5%
AmSouth Bancorp	37,354	833,741
Bank of America Corp.	159,000	10,573,500
Bank of New York Co., Inc.	75,188	2,407,520
Bank One Corp.	121,240	4,717,448
BB&T Corp.	49,501	1,832,527

EVERGREEN
Equity Index Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
FINANCIALS - continued
Banks - continued
Charter One Financial, Inc.	23,216	$ 787,487
Comerica, Inc.	18,202	1,058,628
Fifth Third Bancorp	60,828	4,018,906
First Tennessee National Corp.	13,097	490,221
FleetBoston Financial Corp.	108,145	2,508,964
Golden West Financial Corp.	15,994	1,051,605
Huntington Bancshares, Inc.	25,539	504,140
KeyCorp	43,998	1,155,387
Marshall & Ilsley Corp.	21,919	659,543
Mellon Financial Corp.	45,554	1,210,825
National City Corp.	62,897	1,943,517
North Fork Bancorp, Inc.	16,926	687,365
Northern Trust Corp.	22,902	912,187
PNC Financial Services Group	29,335	1,236,470
Regions Financial Corp. (p)	23,690	834,599
SouthTrust Corp.	35,812	903,895
Suntrust Banks, Inc.	29,565	1,945,377
Synovus Financial Corp.	30,503	732,072
U.S. Bancorp	197,464	4,223,755
Union Planters Corp.	20,936	641,479
Wachovia Corp. °	141,369	5,061,010
Washington Mutual, Inc.	100,633	3,764,681
Wells Fargo & Co.	176,699	8,986,911
Zions Bancorp	9,478	478,734
66,162,494
Diversified Financials - 7.7%
American Express Co.	137,371	4,843,701
Bear Stearns Companies, Inc.	10,295	619,965
Capital One Financial Corp. *	22,711	719,939
Charles Schwab Corp.	141,646	1,267,732
Citigroup, Inc.	531,650	17,831,541
Countrywide Credit Industries, Inc.	12,766	648,640
Fannie Mae	103,003	7,713,895
Fortune Brands, Inc.	15,512	811,278
Franklin Resources, Inc.	27,052	928,695
Freddie Mac	71,788	4,447,267
Goldman Sachs Group, Inc.	48,952	3,580,839
Household International, Inc.	47,155	2,012,104
J.P. Morgan Chase & Co.	205,653	5,133,099
Lehman Brothers Holdings, Inc.	25,207	1,429,489
MBNA Corp.	131,975	2,558,986
Merrill Lynch & Co., Inc.	89,107	3,176,664
Moody’s Corp.	15,938	790,525
Morgan Stanley Dean Witter & Co.	113,788	4,591,346
Principal Financial Group *	37,041	1,063,447

EVERGREEN
Equity Index Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
FINANCIALS - continued
Diversified Financials - continued
Providian Financial Corp.	29,824	$ 149,716
SLM Corp.	16,044	1,460,004
State Street Corp.	33,595	1,427,787
Stilwell Financial, Inc.	22,967	311,203
T. Rowe Price Group, Inc.	12,780	345,443
67,863,305
Insurance - 5.1%
Ace, Ltd.	27,083	857,719
AFLAC, Inc.	53,513	1,680,843
Allstate Corp.	73,277	2,785,259
AMBAC Financial Group, Inc.	10,947	689,989
American International Group, Inc.	269,891	17,251,433
Aon Corp.	28,096	667,280
Chubb Corp.	17,708	1,149,072
CIGNA Corp.	14,552	1,309,680
Cincinnati Financial Corp.	16,760	671,908
Hartford Financial Services Group, Inc.	25,557	1,293,184
Jefferson Pilot Corp.	15,515	674,127
John Hancock Financial Services, Inc.	30,416	1,006,770
Lincoln National Corp.	19,317	708,741
Loew’s Corp.	19,525	926,266
Marsh & McLennan Co.	56,569	2,709,655
MBIA, Inc.	15,257	756,595
MetLife, Inc.	72,866	2,054,093
MGIC Investment Corp.	10,917	687,771
Progressive Corp.	22,721	1,162,179
Prudential Financial, Inc. * (p)	60,583	1,998,633
SAFECO Corp.	13,201	419,000
St. Paul Companies, Inc.	23,119	721,544
Torchmark Corp.	12,542	454,522
UnumProvident Corp.	25,092	513,382
XL Capital, Ltd., Class A	13,995	1,037,029
44,186,674
Real Estate - 0.4%
Equity Office Properties Trust REIT	43,055	1,135,791
Equity Residential Properties Trust REIT	28,362	758,683
Plum Creek Timber Company, Inc.	19,075	543,638
Pulte Homes, Inc. (p)	6,288	301,321
Simon Property Group, Inc. REIT	19,113	687,877
3,427,310
HEALTH CARE - 14.2%
Biotechnology - 0.9%
Amgen, Inc. *	132,411	6,043,238
Biogen, Inc. *	15,341	551,816
Chiron Corp. * (p)	19,626	662,181
Genzyme Corp. *	22,088	503,164
MedImmune, Inc. *	25,832	768,244
8,528,643

EVERGREEN
Equity Index Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
HEALTH CARE - continued
Health Care Equipment & Supplies - 1.7%
Applera Corp.	21,937	$ 409,344
Bausch & Lomb, Inc. (p)	5,569	184,223
Baxter International, Inc.	62,088	2,477,932
Becton Dickinson & Co.	26,684	775,437
Biomet, Inc.	27,681	717,768
Boston Scientific Corp. *	41,934	1,257,601
C.R. Bard, Inc.	5,433	293,762
Guidant Corp. *	31,604	1,099,819
Medtronic, Inc.	125,403	5,066,281
Saint Jude Medical, Inc. *	18,202	691,676
Stryker Corp.	20,383	1,031,788
Zimmer Holdings, Inc. *	20,059	746,797
14,752,428
Health Care Providers & Services - 1.8%
Aetna, Inc.	15,073	658,389
Anthem, Inc. * (p)	10,675	724,619
Cardinal Health, Inc.	46,655	2,687,328
HCA-The Healthcare Corp.	53,095	2,495,465
Health Management Associates, Inc., Class A *	24,923	504,192
HealthSouth Corp. *	40,646	416,621
Humana, Inc. *	17,480	215,179
IMS Health, Inc.	29,824	471,816
Manor Care, Inc. *	10,361	227,838
McKesson HBOC, Inc.	29,692	977,461
Quintiles Transnational Corp. *	12,261	121,752
Tenet Healthcare Corp. *	50,489	2,405,777
UnitedHealth Group, Inc.	31,807	2,788,202
Wellpoint Health Networks, Inc., Class A *	14,979	1,070,998
15,765,637
Pharmaceuticals - 9.8%
Abbott Laboratories	161,199	6,675,251
Allergan, Inc.	13,350	807,541
AmerisourceBergen Corp. (p)	10,833	725,703
Bristol-Myers Squibb Co.	200,215	4,691,037
Eli Lilly & Co.	116,123	6,783,906
Forest Laboratories, Inc. *	18,452	1,429,476
Johnson & Johnson Co.	311,033	16,484,749
King Pharmaceuticals, Inc. *	25,615	543,294
Merck & Co., Inc.	233,974	11,605,110
Pfizer, Inc.	645,028	20,866,656
Pharmacia Corp.	133,569	5,975,877
Schering-Plough Corp.	151,438	3,861,669
Watson Pharmaceuticals, Inc. *	11,000	231,770
Wyeth	136,993	5,466,021
86,148,060

EVERGREEN
Equity Index Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
INDUSTRIALS - 12.3%
Aerospace & Defense - 2.0%
B.F. Goodrich Corp.	10,532	$ 234,969
Boeing Co.	86,647	3,597,583
General Dynamics Corp.	20,834	1,685,887
Honeywell International, Inc.	84,452	2,732,867
Lockheed Martin Corp.	46,554	2,984,577
Northrop Grumman Corp. (p)	11,651	1,289,766
Raytheon Co.	41,132	1,340,081
Rockwell Collins, Inc.	18,883	485,293
United Technologies Corp.	48,842	3,394,519
17,745,542
Air Freight & Couriers - 1.1%
FedEx Corp.	30,824	1,570,483
United Parcel Service, Inc., Class B	115,379	7,538,864
9,109,347
Airlines - 0.2%
AMR Corp. *	16,023	179,137
Delta Air Lines, Inc.	12,729	198,318
Southwest Airlines Co.	79,709	1,100,781
1,478,236
Building Products - 0.2%
American Standard Companies., Inc. *	7,496	536,039
Masco Corp.	49,983	1,209,589
1,745,628
Commercial Services & Supplies - 2.1%
Allied Waste Industries, Inc. *	20,364	134,402
Apollo Group, Inc., Class A *	17,837	700,102
Automatic Data Processing, Inc.	64,056	2,388,648
Avery Dennison Corp.	11,347	705,897
Cendant Corp. *	107,743	1,489,008
Concord EFS, Inc. *	52,733	1,028,294
Convergys Corp. *	17,859	270,028
Deluxe Corp.	6,550	254,730
eBay, Inc. * (p)	28,942	1,652,299
Equifax, Inc.	14,955	317,046
First Data Corp.	78,982	2,760,421
Fiserv, Inc. *	19,753	679,701
H&R Block, Inc.	18,955	915,147
Paychex, Inc.	38,744	1,019,355
Pitney Bowes, Inc.	24,854	969,306
R.R. Donnelley & Sons Co.	11,700	325,143
Robert Half International, Inc. *	18,197	363,030
Sabre Group Holdings, Inc., Class A *	14,924	395,784
Sealed Air Corp. * (p)	8,669	125,787
Waste Management, Inc.	63,841	1,511,116
Xerox Corp. (p)	74,369	516,865
18,522,109

EVERGREEN
Equity Index Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
INDUSTRIALS - continued
Construction & Engineering - 0.0%
Fluor Corp.	8,321	$ 267,104
McDermott International, Inc. *	6,510	30,532
297,636
Electrical Equipment - 0.4%
American Power Conversion Corp. *	20,241	221,639
Cooper Industries, Ltd., Class A	9,612	299,317
Emerson Electric Co.	43,486	2,215,612
Molex, Inc.	19,989	583,279
Power-One, Inc. * (p)	8,171	37,260
Thermo Electron Corp.	17,802	302,278
Thomas & Betts Corp.	6,021	88,629
3,748,014
Industrial Conglomerates - 4.8%
3M Co.	40,216	5,060,379
Crane Co.	6,173	141,856
Danaher Corp.	15,594	967,608
General Electric Co.	1,026,491	33,053,010
Textron, Inc.	14,451	569,369
Tyco International, Ltd.	206,260	2,640,128
42,432,350
Machinery - 0.9%
Caterpillar, Inc.	35,521	1,587,789
Cummins, Inc. (p)	4,276	138,115
Deere & Co.	24,555	1,031,801
Dover Corp.	20,944	614,706
Illinois Tool Works, Inc.	31,623	2,086,802
Ingersoll-Rand Co.	17,453	670,021
ITT Industries, Inc.	9,373	598,747
Navistar International Corp.	6,246	161,084
Paccar, Inc.	11,964	458,819
Parker-Hannifin Corp.	12,158	489,481
7,837,365
Road & Rail - 0.5%
Burlington Northern Santa Fe Corp.	39,563	1,163,944
CSX Corp.	21,935	758,293
Norfolk Southern Corp.	40,087	811,762
Ryder Systems, Inc.	6,396	167,383
Union Pacific Corp.	26,014	1,526,241
4,427,623
Trading Companies & Distributors - 0.1%
W.W. Grainger, Inc.	9,672	474,315

EVERGREEN
Equity Index Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
INFORMATION TECHNOLOGY - 13.7%
Communications Equipment - 1.9%
Andrew Corp. *	10,131	$ 113,974
Avaya, Inc. (p)	37,305	55,584
CIENA Corp. * (p)	44,482	179,262
Cisco Systems, Inc. *	756,252	9,974,964
Comverse Technology, Inc. *	19,298	153,612
Corning, Inc. (p)	98,148	157,037
Lucent Technologies, Inc. (p)	353,935	619,386
Motorola, Inc.	234,555	2,720,838
QUALCOMM, Inc. *	79,501	2,184,688
Scientific Atlanta, Inc.	16,177	204,639
Tellabs, Inc. *	42,439	243,176
16,607,160
Computers & Peripherals - 3.3%
Apple Computer, Inc. *	36,741	560,668
Dell Computer Corp. *	268,117	6,684,157
EMC Corp. *	229,657	1,722,427
Gateway, Inc. *	33,469	113,795
Hewlett-Packard Co.	311,856	4,412,762
International Business Machines Corp.	176,824	12,448,409
Lexmark International Group, Inc., Class A *	13,402	655,090
NCR Corp. * (p)	10,173	267,652
Network Appliance, Inc. * (p)	34,485	291,743
Palm, Inc. *	59,834	65,219
QLogic Corp. * (p)	9,599	391,159
Sun Microsystems, Inc. *	335,313	1,314,427
28,927,508
Electronic Equipment & Instruments - 0.4%
Agilent Technologies, Inc. *	47,953	905,353
Jabil Circuit, Inc. *	20,405	363,005
JDS Uniphase Corp. *	140,640	354,413
PerkinElmer, Inc.	12,986	98,953
Rockwell Automation, Inc.	19,148	354,238
Sanmina Corp. *	54,133	220,321
Solectron Corp. *	85,000	340,000
Symbol Technologies, Inc.	23,684	216,472
Tektronix, Inc. * (p)	9,422	175,626
Waters Corp. * (p)	13,570	308,175
3,336,556
Internet Software & Services - 0.1%
Yahoo, Inc. * (p)	61,757	813,340
IT Consulting & Services - 0.4%
Computer Sciences Corp. *	17,650	653,050
Electronic Data Systems Corp.	49,478	1,819,306
SunGard Data Systems, Inc. *	29,135	683,216
Unisys Corp. *	33,243	249,987
3,405,559

EVERGREEN
Equity Index Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
INFORMATION TECHNOLOGY - continued
Semiconductor Equipment & Products - 3.2%
Advanced Micro Devices, Inc. *	35,270	$ 283,219
Altera Corp. *	39,688	469,509
Analog Devices, Inc. *	37,699	908,546
Applied Materials, Inc. *	169,192	2,515,885
Applied Micro Circuits Corp. *	30,920	142,541
Broadcom Corp., Class A * (p)	27,740	520,402
Intel Corp.	690,609	12,976,543
KLA-Tencor Corp. * (p)	19,534	769,444
Linear Technology Corp.	32,785	887,818
LSI Logic Corp. *	38,211	298,046
Maxim Integrated Products, Inc. *	33,354	1,173,394
Micron Technology, Inc. *	62,134	1,210,992
National Semiconductor Corp. *	18,512	335,252
Novellus Systems, Inc. *	14,996	404,742
NVIDIA Corp. * (p)	15,448	171,009
PMC-Sierra, Inc. * (p)	17,180	164,069
Teradyne, Inc. *	18,890	283,350
Texas Instruments, Inc.	179,149	4,147,299
Vitesse Semiconductor Corp. *	20,742	50,196
Xilinx, Inc. *	34,656	665,049
28,377,305
Software - 4.4%
Adobe Systems, Inc.	24,767	593,417
Autodesk, Inc.	11,848	152,721
BMC Software, Inc. *	25,078	337,299
Citrix Systems, Inc. * (p)	18,799	103,582
Computer Associates International, Inc.	59,755	558,112
Compuware Corp. *	38,567	143,084
Electronic Arts, Inc. *	14,248	857,445
Intuit, Inc. *	21,858	961,315
Mercury Interactive Corp. * (p)	8,645	221,485
Microsoft Corp. *	559,374	26,838,764
Novell, Inc. *	37,453	83,520
Oracle Corp. *	567,198	5,677,085
Parametric Technology Corp. *	26,939	84,050
Peoplesoft, Inc. *	32,076	576,726
Rational Software Corp. *	20,079	134,931
Siebel Systems, Inc. *	48,916	459,810
Veritas Software Corp. *	42,267	711,354
38,494,700
MATERIALS - 2.8%
Chemicals - 1.5%
Air Products & Chemicals, Inc.	23,468	1,038,459
Dow Chemical Co.	93,755	2,706,707
E.I. du Pont de Nemours & Co.	102,589	4,299,505
Eastman Chemical Co.	7,984	353,851
Ecolab, Inc.	13,321	612,100

EVERGREEN
Equity Index Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
MATERIALS - continued
Chemicals - continued
Engelhard Corp.	13,384	$ 334,600
Great Lakes Chemical Corp. (p)	5,184	130,274
Hercules, Inc. *	11,263	119,388
Millipore Corp.	4,992	165,235
PPG Industries, Inc.	17,433	1,000,654
Praxair, Inc.	16,873	882,458
Rohm & Haas Co.	22,819	855,713
Sherwin-Williams Co.	15,765	452,928
Sigma-Aldrich Corp.	7,560	362,275
13,314,147
Construction Materials - 0.1%
Vulcan Materials Co.	10,476	423,649
Containers & Packaging - 0.1%
Ball Corp.	5,867	252,398
Bemis Co., Inc.	5,469	262,840
Pactiv Corp. *	16,334	296,789
Temple-Inland, Inc.	5,471	293,793
1,105,820
Machinery - 0.0%
Pall Corp.	12,677	222,862
Metals & Mining - 0.6%
Alcoa, Inc.	87,452	2,365,577
Allegheny Technologies, Inc.	8,323	79,651
Freeport-McMoRan Copper & Gold, Inc., Class B * (p)	14,906	227,615
Newmont Mining Corp. (p)	40,462	987,273
Nucor Corp.	8,060	449,990
Phelps Dodge Corp. *	9,164	313,225
United States Steel Corp.	10,456	174,092
Worthington Industries, Inc.	8,826	154,896
4,752,319
Paper & Forest Products - 0.5%
Boise Cascade Corp.	6,012	174,288
Georgia-Pacific Corp.	23,784	520,870
International Paper Co.	49,881	1,986,261
Louisiana Pacific Corp.	10,801	85,544
MeadWestvaco Corp.	20,640	548,817
Weyerhaeuser Co.	22,564	1,325,635
4,641,415
TELECOMMUNICATION SERVICES - 3.8%
Communications Equipment - 0.0%
ADC Telecommunications, Inc. *	82,035	147,663

EVERGREEN
Equity Index Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
TELECOMMUNICATION SERVICES - continued
Diversified Telecommunication Services - 3.5%
ALLTEL Corp.	32,117	$ 1,301,381
AT&T Corp.	392,365	3,994,276
BellSouth Corp.	193,616	5,198,589
Centurytel, Inc.	14,601	388,387
Citizens Communications Co. * (p)	29,109	159,517
Qwest Communications International, Inc. *	173,211	221,710
SBC Communications, Inc.	345,012	9,543,032
Sprint Corp. (p)	92,042	860,593
Verizon Communications, Inc.	281,265	9,281,745
30,949,230
Wireless Telecommunications Services - 0.3%
AT&T Wireless Services, Inc. *	279,531	1,311,000
Nextel Communications, Inc. * (p)	84,172	482,306
Sprint Corp. (PCS Group)	102,519	420,328
2,213,634
UTILITIES - 2.8%
Electric Utilities - 2.5%
AES Corp. * (p)	55,188	113,135
Allegheny Energy, Inc.	12,963	272,871
Ameren Corp.	14,910	651,567
American Electric Power Co., Inc.	35,004	1,151,982
Calpine Corp. * (p)	38,622	191,951
Cinergy Corp.	17,257	585,012
CMS Energy Corp. (p)	13,924	113,063
Consolidated Edison, Inc. (p)	21,964	941,158
Constellation Energy Group, Inc.	16,943	472,202
Dominion Resources, Inc.	28,569	1,698,141
DTE Energy Co.	17,214	705,086
Duke Energy Corp.	85,713	2,184,824
Edison International *	33,653	440,854
Entergy Corp.	23,166	938,918
Exelon Corp.	33,261	1,631,452
FirstEnergy Corp.	30,744	945,378
FPL Group, Inc.	18,180	1,029,897
Mirant Corp. * (p)	41,521	149,476
Nisource, Inc.	21,436	424,433
PG&E Corp. *	40,222	559,086
Pinnacle West Capital Corp.	8,760	297,840
PPL Corp.	15,199	502,327
Progress Energy, Inc.	22,851	1,068,284
Public Service Enterprise Group, Inc.	21,302	735,984
Reliant Energy, Inc.	31,355	315,431
Southern Co.	72,767	2,094,234
TECO Energy, Inc. (p)	15,898	367,244
TXU Corp. *	27,506	1,186,334
Xcel Energy, Inc.	40,716	283,383
22,051,547

EVERGREEN
Equity Index Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
UTILITIES - continued
Gas Utilities - 0.3%
El Paso Corp.	59,675	$ 862,304
Keyspan Corp.	14,535	507,271
Kinder Morgan, Inc.	12,616	524,952
NICOR, Inc.	4,573	123,471
Peoples Energy Corp.	3,663	128,608
Sempra Energy	21,209	449,631
2,596,237
Multi-Utilities - 0.0%
Dynegy, Inc., Class A (p)	37,311	89,546
Williams Companies, Inc. (p)	53,332	157,330
246,876
Total Common Stocks		868,237,407
SHORT-TERM INVESTMENTS - 3.4%
MUTUAL FUND SHARES - 3.2%
Evergreen Institutional Money Market Fund (o)	6,530,378	6,530,378
Navigator Prime Portfolio (pp)	21,979,151	21,979,151
28,509,529

	Principal Amount	Value

U. S. TREASURY OBLIGATIONS - 0.2%
U.S. Treasury Bills, 1.79%, 08/08/2002 (f)	$ 1,700,000	1,699,410
Total Short-Term Investments		30,208,939
Total Investments - (cost $861,903,104) - 102.2%		898,446,346
Other Assets and Liabilities - (2.2%)		(19,754,892)
Net Assets - 100.0%		$ 878,691,454

See Combined Notes to Schedules of Investments.

EVERGREEN
Growth and Income Fund
Schedule of Investments
July 31, 2002

	Shares	Value

COMMON STOCKS - 92.9%
CONSUMER DISCRETIONARY - 10.2%
Auto Components - 0.5%
American Axle & Manufacturing Holdings, Inc. *	45,600	$ 1,162,800
Superior Industries International, Inc.	27,900	1,223,973
2,386,773
Hotels, Restaurants & Leisure - 0.5%
McDonald’s Corp.	107,200	2,653,200
Household Durables - 1.3%
Black & Decker Corp.	100,500	4,572,750
Mohawk Industries, Inc. * (p)	54,700	2,598,250
7,171,000
Media - 4.9%
Clear Channel Communications, Inc. *	165,789	4,318,803
McGraw-Hill Companies, Inc.	123,400	7,718,670
New York Times Co., Class A *	122,000	5,520,500
Univision Communications, Inc., Class A *	113,000	3,230,670
Viacom, Inc., Class A	130,000	5,051,800
Viacom, Inc., Class B	21,600	840,888
26,681,331
Multi-line Retail - 1.5%
Costco Wholesale Corp. *	77,000	2,684,990
Family Dollar Stores, Inc.	56,800	1,720,472
Target Corp.	64,900	2,164,415
Wal-Mart Stores, Inc.	33,000	1,622,940
8,192,817
Specialty Retail - 0.9%
Home Depot, Inc.	125,000	3,860,000
Lowe’s Companies, Inc.	27,600	1,044,660
4,904,660
Textiles & Apparel - 0.6%
Nike, Inc., Class B	60,000	2,957,400
CONSUMER STAPLES - 7.0%
Beverages - 2.9%
Anheuser-Busch Companies, Inc.	139,500	7,213,545
Coca-Cola Co.	47,500	2,372,150
Pepsi Bottling Group, Inc.	62,600	1,547,472
PepsiCo, Inc.	101,700	4,366,998
15,500,165
Food Products - 1.5%
ConAgra, Inc.	163,000	4,092,930
H.J. Heinz Co.	28,700	1,103,515
Kraft Foods, Inc., Class A	78,340	2,898,580
8,095,025
Household Products - 0.8%
Procter & Gamble Co.	47,100	4,191,429

EVERGREEN
Growth and Income Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
CONSUMER STAPLES - continued
Tobacco - 1.8%
Loews Corp. - Carolina Group *	99,000	$ 2,445,300
Philip Morris Companies, Inc.	100,000	4,605,000
R.J. Reynolds Tobacco Holdings, Inc.	54,700	2,988,261
10,038,561
ENERGY - 8.7%
Energy Equipment & Services - 0.7%
Schlumberger, Ltd.	85,814	3,683,137
Oil & Gas - 8.0%
BP Amoco Plc, ADR	126,976	5,891,686
ChevronTexaco Corp.	81,800	6,135,000
Conoco, Inc.	78,805	1,900,777
Devon Energy Corp.	109,800	4,576,464
Exxon Mobil Corp.	339,700	12,487,372
Kerr-McGee Corp.	174,655	8,168,614
Phillips Petroleum Co.	77,540	4,012,695
43,172,608
FINANCIALS - 26.1%
Banks - 11.2%
Bank of America Corp.	154,500	10,274,250
Bank of New York Co., Inc.	115,500	3,698,310
Banknorth Group, Inc.	105,000	2,671,200
BSB Bancorp, Inc.	140,000	2,737,000
Golden State Bancorp, Inc.	94,500	3,137,400
Hibernia Corp., Class A	170,300	3,538,834
Mellon Financial Corp.	51,000	1,355,580
North Fork Bancorp, Inc.	155,600	6,318,916
U.S. Bancorp	207,000	4,427,730
Washington Mutual, Inc.	125,550	4,696,826
Wells Fargo & Co.	260,126	13,230,008
Wilmington Trust Corp.	154,000	4,649,260
60,735,314
Diversified Financials - 10.2%
American Express Co.	83,600	2,947,736
Capital One Financial Corp.	122,500	3,753,875
Citigroup, Inc.	316,200	10,605,348
Fannie Mae	22,000	1,647,580
Freddie Mac	211,600	13,108,620
Goldman Sachs Group, Inc.	26,100	1,909,215
J.P. Morgan Chase & Co.	51,000	1,272,960
Legg Mason, Inc.	147,732	6,299,292
Merrill Lynch & Co., Inc.	68,400	2,438,460
Morgan Stanley Dean Witter & Co.	32,500	1,311,375
State Street Corp.	134,500	5,716,250
T. Rowe Price Group, Inc.	140,600	3,800,418
54,811,129

EVERGREEN
Growth and Income Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
FINANCIALS - continued
Insurance - 3.9%
Ace, Ltd.	29,000	$ 918,430
Allstate Corp.	62,100	2,360,421
AMBAC Financial Group, Inc.	56,450	3,558,044
American International Group, Inc.	53,000	3,387,760
Chubb Corp.	11,300	733,257
CIGNA Corp.	35,500	3,195,000
Everest Reinsurance Group, Ltd.	25,500	1,396,125
Hartford Financial Services Group, Inc.	74,100	3,749,460
St. Paul Companies, Inc. *	32,600	1,956,000
21,254,497
Real Estate - 0.8%
Kimco Realty Corp. REIT	41,900	1,346,666
Weingarten Realty Investors REIT	75,000	2,782,500
4,129,166
HEALTH CARE - 7.0%
Biotechnology - 0.3%
Invitrogen Corp. *	48,200	1,679,770
Health Care Equipment & Supplies - 0.8%
Apogent Technology, Inc. *	121,900	2,364,860
Beckman Coulter, Inc.	29,600	1,160,320
Becton Dickinson & Co.	28,200	819,492
4,344,672
Health Care Providers & Services - 1.4%
Anthem, Inc.	31,000	2,614,850
Laboratory Corp. *	42,300	1,450,890
Tenet Healthcare Corp. *	76,950	3,666,668
7,732,408
Pharmaceuticals - 4.5%
Abbott Laboratories	116,300	4,815,983
Bristol-Myers Squibb Co.	113,500	2,659,305
Johnson & Johnson Co.	62,360	3,305,080
Merck & Co., Inc.	51,100	2,534,560
Pharmaceutical Resources, Inc. *	50,500	1,383,700
Pharmacia Corp.	153,000	6,845,220
Wyeth	67,600	2,697,240
24,241,088
INDUSTRIALS - 15.9%
Aerospace & Defense - 4.7%
Boeing Co.	29,300	1,216,536
Bombardier, Inc., Class B (p)	150,000	1,134,255
General Dynamics Corp.	29,800	2,411,416
Honeywell International, Inc.	80,000	2,588,800
Lockheed Martin Corp.	125,000	8,013,750
Northrop Grumman Corp.	76,000	8,413,200
United Technologies Corp.	24,800	1,723,600
25,501,557

EVERGREEN
Growth and Income Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
INDUSTRIALS - continued
Air Freight & Couriers - 0.7%
Expeditors International of Washington, Inc. (p)	134,800	$ 3,976,600
Building Products - 1.7%
Masco Corp. (p)	212,000	5,130,400
Toll Brothers, Inc. * (p)	176,750	4,038,737
9,169,137
Commercial Services & Supplies - 2.0%
Certegy, Inc. *	76,000	2,486,720
Equifax, Inc.	152,000	3,222,400
Waste Management, Inc.	223,100	5,280,777
10,989,897
Electrical Equipment - 0.2%
Emerson Electric Co.	21,200	1,080,140
Industrial Conglomerates - 3.0%
3M Co.	90,700	11,412,781
General Electric Co.	147,400	4,746,280
16,159,061
Machinery - 2.2%
Caterpillar, Inc.	25,700	1,148,790
Deere & Co.	28,500	1,197,570
Donaldson Co., Inc.	210,000	7,039,200
Dover Corp.	79,200	2,324,520
11,710,080
Road & Rail - 1.4%
Kansas City Southern Industries, Inc. (p)	252,000	4,097,520
Union Pacific Corp.	55,000	3,226,850
7,324,370
INFORMATION TECHNOLOGY - 8.1%
Communications Equipment - 0.9%
Cisco Systems, Inc. *	351,366	4,634,518
Computers & Peripherals - 1.3%
Hewlett-Packard Co.	230,700	3,264,405
International Business Machines Corp.	56,000	3,942,400
7,206,805
Electronic Equipment & Instruments - 0.4%
Jabil Circuit, Inc. * (p)	138,900	2,471,031
IT Consulting & Services - 0.2%
Affiliated Computer Services, Inc., Class A *	21,300	1,000,674
Semiconductor Equipment & Products - 2.9%
Intel Corp.	150,400	2,826,016
KLA-Tencor Corp. *	146,000	5,750,940
Texas Instruments, Inc.	206,700	4,785,105
Xilinx, Inc. *	112,500	2,158,875
15,520,936

EVERGREEN
Growth and Income Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
INFORMATION TECHNOLOGY - continued
Software - 2.4%
Microsoft Corp. *	102,275	$ 4,907,155
Oracle Corp. *	819,500	8,202,375
13,109,530
MATERIALS - 5.4%
Chemicals - 1.9%
Lyondell Chemical Co.	351,300	4,637,160
PPG Industries, Inc.	59,400	3,409,560
Rohm & Haas Co.	62,200	2,332,500
10,379,220
Construction Materials - 0.4%
Martin Marietta Materials, Inc.	56,200	2,154,146
Containers & Packaging - 0.7%
AptarGroup, Inc.	117,000	3,500,640
Metals & Mining - 1.1%
Alcoa, Inc.	138,600	3,749,130
Phelps Dodge Corp. *	66,000	2,255,880
6,005,010
Paper & Forest Products - 1.3%
MeadWestvaco Corp.	38,700	1,029,033
Weyerhaeuser Co.	104,000	6,110,000
7,139,033
TELECOMMUNICATION SERVICES - 2.6%
Diversified Telecommunication Services - 2.6%
ALLTEL Corp.	120,800	4,998,608
AT&T Corp.	101,100	1,029,198
BellSouth Corp.	52,200	1,401,570
Centurytel, Inc.	164,300	4,370,380
SBC Communications, Inc.	79,400	2,196,204
13,995,960
UTILITIES - 1.9%
Electric Utilities - 1.9%
Cinergy Corp.	78,300	2,654,370
Keyspan Corp. *	28,000	1,398,040
Public Service Enterprise Group, Inc.	33,000	1,140,150
TXU Corp.	110,000	4,800,910
9,993,470
Total Common Stocks		501,577,965
CONVERTIBLE PREFERRED STOCKS - 3.8%
CONSUMER DISCRETIONARY - 0.5%
Automobiles - 0.3%
General Motors Corp., Ser. A, 4.50%, 03/06/2032	63,000	1,566,810
Specialty Retail - 0.2%
Toys 'R Us, Inc. (p)	25,300	1,060,070
ENERGY - 0.7%
Energy Equipment & Services - 0.7%
DTE Energy Co., 8.75%, 08/16/2005	158,700	4,024,632

EVERGREEN
Growth and Income Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

CONVERTIBLE PREFERRED STOCKS - continued
FINANCIALS - 1.5%
Banks - 0.3%
National Australia Bank, Ltd., 7.875%, 12/31/2049 ADR	50,000	$ 1,632,500
Diversified Financials - 0.2%
Gabelli Asset Management, Inc., 6.95%, 02/17/2005 PRIDES	60,000	1,221,000
Insurance - 1.0%
Prudential Financial, Inc., 6.75%, 11/15/2004	54,422	3,047,632
Travelers Property Casualty Corp., 4.50%, 04/15/2032	89,200	2,042,680
5,090,312
INDUSTRIALS - 0.3%
Road & Rail - 0.3%
Union Pacific Capital Trust (exchangeable for Union Pacific Corp. Common Stock), 6.25%, 4/01/2028	28,800	1,443,600
MATERIALS - 0.4%
Metals & Mining - 0.4%
Phelps Dodge Corp., 6.75%, 08/15/2005	24,000	2,223,600
UTILITIES - 0.4%
Electric Utilities - 0.4%
FPL Group, Inc., 8.00%, 02/16/2006	48,300	2,451,225
Total Convertible Preferred Stocks		20,713,749

	Principal Amount	Value

CONVERTIBLE DEBENTURES - 0.7%
HEALTH CARE - 0.4%
Health Care Providers & Services - 0.4%
Lifepoint Hospitals, Inc., 4.50%, 06/01/2009 144A	$ 2,221,000	2,218,224
INDUSTRIALS - 0.3%
Commercial Services & Supplies - 0.3%
First Data Corp., 2.00%, 03/01/2008 (p)	1,500,000	1,668,750
Total Convertible Debentures		3,886,974

	Shares	Value

SHORT-TERM INVESTMENTS - 5.6%
MUTUAL FUND SHARES - 5.6%
Evergreen Institutional U.S. Government Money Market Fund (o)	15,148,169	15,148,169
Navigator Prime Portfolio (pp)	15,203,105	15,203,105
Total Short-Term Investments		30,351,274
Total Investments - (cost $491,810,213) - 103.0%		556,529,962
Other Assets and Liabilities - (3.0%)		(16,409,880)
Net Assets - 100.0%		$ 540,120,082

See Combined Notes to Schedules of Investments.

EVERGREEN
Small Cap Value Fund
Schedule of Investments
July 31, 2002

	Shares	Value

COMMON STOCKS - 92.1%
CONSUMER DISCRETIONARY - 17.8%
Auto Components - 2.7%
Arvinmeritor, Inc.	181,700	$ 3,844,772
Autoliv, Inc.	323,100	7,092,045
Wabtec	621,200	7,771,212
18,708,029
Distributors - 0.5%
Applied Industrial Technologies, Inc.	207,300	3,285,705
Hotels, Restaurants & Leisure - 1.7%
Buca, Inc. * (p)	151,600	1,288,600
Jack In The Box, Inc. *	123,900	3,432,030
Orient Express Hotels, Ltd., Class A * (p)	78,462	1,234,207
Prime Hospitality Corp. *	393,441	3,875,394
Speedway Motorsports, Inc. * (p)	75,900	1,798,830
11,629,061
Household Durables - 1.3%
Furniture Brands International, Inc. *	152,400	3,870,960
Oneida, Ltd.	308,700	4,985,505
8,856,465
Leisure Equipment & Products - 2.7%
Boyds Collection, Ltd. * (p)	748,900	4,695,603
Brunswick Corp.	134,400	3,075,072
Callaway Golf Co. (p)	468,300	7,366,359
National RV Holdings, Inc. * (p)	333,500	3,154,910
18,291,944
Media - 1.5%
Beasley Broadcast Group, Inc., Class A * (p)	20,900	246,411
Reader’s Digest Assn., Inc., Class A	504,200	8,420,140
World Wrestling Entertainment, Inc., Class A * (p)	170,900	1,734,635
10,401,186
Multi-line Retail - 0.6%
Neiman Marcus Group, Class A *	141,800	4,012,940
Specialty Retail - 1.9%
Abercrombie & Fitch Co., Class A *	159,800	3,611,480
Barnes & Noble, Inc. *	119,600	2,576,184
Bebe Stores, Inc. * (p)	191,500	3,332,100
Linens 'n Things, Inc. *	159,400	3,881,390
13,401,154
Textiles & Apparel - 4.9%
Cutter & Buck, Inc. * (p)	356,700	1,722,861
Kenneth Cole Productions, Inc., Class A * (p)	297,600	7,841,760
Maxwell Shoe, Inc., Class A * (p)	100,500	1,212,030
Nautica Enterprises, Inc. * (p)	550,700	6,531,302
Reebok International, Ltd. *	227,400	6,119,334
Russell Corp. (p)	86,500	1,418,600
Steven Madden, Ltd. * (p)	207,900	3,611,223
Wellman, Inc.	356,600	5,081,550
33,538,660

EVERGREEN
Small Cap Value Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
CONSUMER STAPLES - 4.8%
Food & Drug Retailing - 1.6%
Casey’s General Stores, Inc.	757,500	$ 8,673,375
Longs Drug Stores Corp. (p)	100,200	2,448,888
11,122,263
Food Products - 2.6%
Chiquita Brands International, Inc. (p)	588,500	9,480,735
International Multifoods Corp. *	181,400	4,208,480
Lance, Inc.	302,800	3,785,000
Sensient Technologies Corp.	15,800	338,278
17,812,493
Household Products - 0.6%
Libbey, Inc.	126,600	3,760,020
ENERGY - 3.6%
Energy Equipment & Services - 1.7%
Key Energy Services, Inc. *	921,200	7,406,448
Veritas DGC, Inc. * (p)	358,300	4,414,256
11,820,704
Oil & Gas - 1.9%
Newfield Exploration Co. *	37,800	1,192,212
St. Mary Land & Exploration Co. (p)	366,900	7,484,760
Stone Energy Corp. *	61,500	2,089,770
Swift Energy Co. * (p)	171,400	2,272,764
13,039,506
FINANCIALS - 19.2%
Banks - 6.7%
Banknorth Group, Inc.	161,800	4,116,192
Britton & Koontz Capital Corp.	76,600	1,210,280
Colonial Bancgroup, Inc.	533,800	7,681,382
Columbia Banking System, Inc. *	319,269	3,863,155
Compass Bancshares, Inc.	23,600	759,684
Cullen/Frost Bankers, Inc.	198,500	7,265,100
First Oak Brook Bancshares, Inc., Class A	7,500	211,500
First State Bancorp	204,428	4,855,165
Firstfed Financial Corp. *	44,500	1,200,610
Gold Banc Corp., Inc. (p)	450,200	4,362,438
Granite State Bankshares, Inc.	88,400	2,622,828
Mid-State Bancshares	233,200	4,125,308
Roslyn Bancorp, Inc.	36,401	786,334
Summit Bankshares, Inc.	5,758	131,858
Washington Trust Bancorp, Inc.	129,087	2,536,560
45,728,394
Diversified Financials - 0.8%
SWS Group, Inc. (p)	356,000	4,008,560
Westwood Holdings Group, Inc. * (p)	89,000	1,193,490
5,202,050

EVERGREEN
Small Cap Value Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
FINANCIALS - continued
Insurance - 5.8%
Alfa Corp.	201,300	$ 2,518,263
FBL Financial Group, Inc., Class A	131,900	2,742,201
Harleysville Group, Inc.	131,400	3,383,550
Horace Mann Educators Corp.	486,100	8,288,005
Landamerica Financial Group, Inc.	105,600	3,384,480
Odyssey Holdings Corp. (p)	392,000	5,770,240
Phoenix Companies, Inc. *	355,800	5,639,430
PMA Capital Corp., Class A (p)	435,007	7,786,625
39,512,794
Real Estate - 5.9%
AMB Property Corp. REIT	187,000	5,525,850
Brandywine Realty Trust REIT	160,300	3,686,900
Highwoods Properties, Inc. REIT	202,800	5,404,620
Host Marriott Corp. REIT	619,400	6,968,250
Kilroy Realty Corp. REIT	145,600	3,533,712
Liberty Property Trust REIT	115,300	3,706,895
Prentiss Properties Trust REIT	120,200	3,411,276
Reckson Association Reality Corp. REIT	285,400	6,524,244
SL Green Realty Corp. REIT	58,000	1,870,500
40,632,247
HEALTH CARE - 9.4%
Biotechnology - 0.5%
Ribapharm, Inc. * (p)	635,800	3,624,060
Health Care Equipment & Supplies - 1.1%
C.R. Bard, Inc.	50,300	2,719,721
Exactech, Inc. *	75,200	1,236,701
Sybron Dental Specialties, Inc. *	266,433	3,492,937
7,449,359
Health Care Providers & Services - 4.1%
Beverly Enterprises, Inc. *	902,500	2,860,925
Health Net, Inc., Class A *	283,300	6,340,254
Owens & Minor, Inc.	135,900	2,004,525
PSS World Medical, Inc. *	611,800	3,303,720
Quintiles Transnational Corp. *	740,500	7,353,165
Stewart Enterprises, Inc., Class A	1,190,500	6,357,270
28,219,859
Pharmaceuticals - 3.7%
Axcan Pharma, Inc. *	101,320	1,316,147
ICN Pharmaceuticals, Inc. (p)	334,978	3,513,919
IVAX Corp. *	649,500	8,768,250
Pharmaceutical Resources, Inc. *	169,119	4,633,861
Watson Pharmaceuticals, Inc. *	332,700	7,009,989
25,242,166

EVERGREEN
Small Cap Value Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
INDUSTRIALS - 19.2%
Aerospace & Defense - 3.1%
Gencorp, Inc. (p)	482,400	$ 5,316,048
Ladish Co., Inc. * (p)	290,500	2,666,790
Teledyne Technologies, Inc. *	290,500	4,517,275
United Defense Industries, Inc. *	382,475	8,326,481
20,826,594
Air Freight & Couriers - 1.4%
CNF Transportation, Inc.	268,200	8,536,806
UTI Worldwide, Inc. (p)	67,000	1,123,590
9,660,396
Building Products - 1.3%
Apogee Enterprises, Inc.	325,300	3,848,299
Crane Co.	230,300	5,292,294
9,140,593
Commercial Services & Supplies - 3.1%
NCI Building Systems, Inc. * (p)	123,000	2,214,000
On Assignment, Inc. *	14,400	115,056
Pittston Brink’s Group	322,500	7,330,425
Spherion Corp. *	799,800	6,494,376
United Stationers, Inc. *	193,700	4,956,783
Valassis Communications, Inc. *	9,100	333,970
21,444,610
Construction & Engineering - 0.4%
Insituform Technologies, Inc., Class A * (p)	155,800	2,618,998
Electrical Equipment - 0.4%
Artesyn Technologies, Inc. *	665,600	2,362,880
Baldor Electric Co.	13,500	295,245
2,658,125
Machinery - 8.1%
AGCO Corp. *	246,200	4,414,366
Albany International Corp., Class A	305,100	7,078,320
Astec Industries, Inc. * (p)	215,200	2,827,728
Flowserve Corp. *	225,900	3,896,775
Idex Corp.	23,000	716,450
JLG Industries, Inc.	300,100	2,700,900
Joy Global, Inc. * (p)	456,400	6,567,596
Kaydon Corp.	456,000	9,762,960
Kennametal, Inc. (p)	228,100	7,399,564
Terex Corp. * (p)	98,400	1,921,752
Watts Industries, Inc., Class A	453,000	8,018,100
55,304,511
Road & Rail - 1.4%
Pacer International, Inc. *	335,400	5,299,320
U.S. Freightways Corp.	128,400	4,193,544
9,492,864

EVERGREEN
Small Cap Value Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
INFORMATION TECHNOLOGY - 7.4%
Computers & Peripherals - 2.2%
Gateway, Inc. *	1,712,400	$ 5,822,160
Maxtor Corp. *	2,080,500	7,801,875
SBS Technologies, Inc. *	137,700	1,101,600
14,725,635
Electronic Equipment & Instruments - 0.8%
LSI Industries, Inc.	64,350	817,245
Park Electrochemical Corp.	24,500	490,000
Veeco Instruments, Inc. * (p)	319,300	4,342,480
5,649,725
IT Consulting & Services - 0.1%
Answerthink Consulting Group *	544,800	958,848
Semiconductor Equipment & Products - 2.9%
Axcelis Technologies, Inc. *	537,300	4,298,400
Helix Technology Corp. (p)	378,300	4,808,193
Mattson Technology, Inc. * (p)	1,316,400	4,409,940
Ultratech Stepper, Inc. * (p)	414,500	6,047,555
19,564,088
Software - 1.4%
FileNet Corp. *	351,300	4,883,773
Transaction Systems Architects, Inc., Class A *	517,500	4,662,675
9,546,448
MATERIALS - 9.4%
Chemicals - 5.4%
Cambrex Corp.	103,700	3,971,710
Cytec Industries, Inc. *	211,300	5,907,948
IMC Global, Inc.	572,500	6,211,625
MacDermid, Inc.	379,400	7,588,000
Olin Corp.	270,500	5,017,775
Spartech Corp.	357,900	8,174,436
36,871,494
Construction Materials - 0.2%
Texas Industries, Inc.	48,200	1,329,838
Containers & Packaging - 0.9%
AptarGroup, Inc. (p)	119,400	3,572,448
Rock-Tenn Co., Class A	219,400	2,621,830
6,194,278
Metals & Mining - 2.5%
AK Steel Holding Corp. *	710,400	6,663,552
GrafTech International, Ltd. *	723,400	5,751,030
Massey Energy Corp.	677,200	4,970,648
17,385,230
Paper & Forest Products - 0.4%
Louisiana Pacific Corp.	335,200	2,654,784

EVERGREEN
Small Cap Value Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
UTILITIES - 1.3%
Electric Utilities - 0.4%
El Paso Electric Co. *	227,000	$ 2,985,050
Gas Utilities - 0.9%
Chesapeake Utilities Corp. (p)	37,300	690,050
NUI Corp.	293,100	5,618,727
6,308,777
Total Common Stocks		630,611,945
SHORT-TERM INVESTMENTS - 18.1%
MUTUAL FUND SHARES - 18.1%
Evergreen Institutional Money Market Fund (o)	57,354,232	57,354,232
Navigator Prime Portfolio (pp)	66,824,930	66,824,930
Total Short-Term Investments		124,179,162
Total Investments - (cost $822,119,613) - 110.2%		754,791,107
Other Assets and Liabilities - (10.2%)		(70,150,780)
Net Assets - 100.0%		$ 684,640,327

See Combined Notes to Schedules of Investments.

EVERGREEN
Special Values Fund
Schedule of Investments
July 31, 2002

	Shares	Value

COMMON STOCKS - 86.3%
CONSUMER DISCRETIONARY - 16.6%
Auto Components - 1.8%
Superior Industries International, Inc.	85,455	$ 3,748,911
Wescast Industries, Inc., Class A	53,500	1,748,968
5,497,879
Hotels, Restaurants & Leisure - 2.0%
Gtech Holdings Corp. *	140,440	2,801,778
Triarc Companies, Inc., Class A *	131,170	3,255,639
6,057,417
Household Durables - 1.1%
Skyline Corp.	61,061	1,981,430
Tupperware Corp.	72,700	1,261,345
3,242,775
Media - 5.3%
Championship Auto Racing Teams, Inc. *	352,363	2,078,942
Cordiant Communications Group, ADR *	267,490	1,548,767
Grey Global Group, Inc.	1,835	1,238,625
Liberty Corp.	171,042	5,755,563
Pulitzer, Inc.	65,364	3,072,108
Young Broadcasting, Inc., Class A *	208,370	2,289,986
15,983,991
Multi-line Retail - 0.9%
Neiman Marcus Group, Class A *	49,735	1,407,501
Neiman Marcus Group, Class B *	46,055	1,178,547
2,586,048
Specialty Retail - 3.6%
Footstar, Inc. *	61,097	1,066,143
Gadzooks, Inc. *	209,750	1,866,775
Payless Shoesource, Inc. *	121,182	5,438,648
Tweeter Home Entertainment Group, Inc. *	222,900	1,370,835
Zale Corp. *	39,800	1,197,980
10,940,381
Textiles & Apparel - 1.9%
Nautica Enterprises, Inc. *	174,215	2,066,190
Russell Corp.	182,480	2,992,672
Vans, Inc. *	145,353	785,052
5,843,914
CONSUMER STAPLES - 4.0%
Food & Drug Retailing - 0.8%
Casey’s General Stores, Inc.	214,144	2,451,949
Food Products - 0.7%
Delta & Pine Land Co.	53,800	1,036,188
Omega Protein Corp. *	222,858	1,002,861
2,039,049
Household Products - 0.8%
American Greetings Corp., Class A	154,210	2,478,155

EVERGREEN
Special Values Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
CONSUMER STAPLES - continued
Tobacco - 1.7%
Universal Corp.	147,033	$ 5,143,214
ENERGY - 4.9%
Energy Equipment & Services - 0.7%
Atwood Oceanics, Inc. *	68,740	2,254,672
Oil & Gas - 4.2%
Berry Petroleum Co., Class A	162,670	2,562,052
Cabot Oil & Gas Corp., Class A	73,190	1,529,671
Forest Oil Corp. *	130,838	2,989,648
Patina Oil & Gas Corp.	130,188	3,052,909
Prima Energy Corp. *	66,205	1,062,590
Tom Brown, Inc. *	64,410	1,481,430
12,678,300
FINANCIALS - 13.9%
Diversified Financials - 3.5%
Charter Municipal Mortgage Acceptance Co.	131,380	2,240,029
Eaton Vance Corp.	84,230	2,253,995
Investment Technology Group *	25,000	846,750
John Nuveen Co., Class A	149,940	3,301,679
Leucadia National Corp.	60,270	2,032,907
10,675,360
Insurance - 6.7%
CNA Surety Corp.	94,300	1,334,345
IPC Holdings, Ltd.	64,580	2,043,311
Landamerica Financial Group, Inc.	125,398	4,019,006
Merchants Group, Inc.	84,155	1,986,058
Radian Group, Inc.	73,016	3,344,133
Standard Management Corp. *	80,021	580,152
Stewart Information Services Corp. *	205,900	3,737,085
White Mountains Insurance Group, Ltd.	9,500	3,230,000
20,274,090
Real Estate - 3.7%
Aegis Reality, Inc.	222,300	2,289,690
Forest City Enterprises, Inc.	144,910	4,984,904
La Quinta Corp. *	701,795	4,035,321
11,309,915
HEALTH CARE - 4.4%
Biotechnology - 0.3%
Bio-Technology General Corp. *	202,482	816,002
Health Care Equipment & Supplies - 2.4%
Advanced Medical Optics, Inc. *	67,100	684,420
Edwards Lifesciences Corp. *	89,200	2,171,128
Lumenis, Ltd. *	269,700	811,797
West Pharmaceutical Services, Inc.	135,333	3,534,898
7,202,243

EVERGREEN
Special Values Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
HEALTH CARE - continued
Health Care Providers & Services - 1.7%
Hanger Orthopedic Group *	157,515	$ 1,874,429
Quintiles Transnational Corp. *	231,800	2,301,774
Trover Solutions, Inc. *	203,610	1,079,133
5,255,336
INDUSTRIALS - 21.6%
Aerospace & Defense - 0.8%
EnPro Industries, Inc. *	278,544	1,557,061
United Industrial Corp.	50,856	954,567
2,511,628
Commercial Services & Supplies - 4.3%
Global Payments, Inc.	48,150	1,251,900
Heidrick & Struggles International, Inc. *	121,480	1,889,014
Information Resources, Inc. *	320,165	1,584,817
Nam Tai Electronics	100,514	1,967,059
National Service Industries, Inc.	253,643	2,270,105
NDCHealth Corp.	56,660	1,223,289
Per-Se Technologies, Inc. *	372,016	2,994,729
13,180,913
Construction & Engineering - 3.6%
Butler Manufacturing Co.	205,630	5,253,846
EMCOR Group, Inc. *	75,783	4,054,390
Granite Construction, Inc.	82,250	1,486,258
10,794,494
Electrical Equipment - 2.8%
A.O. Smith Corp.	75,846	2,180,572
Belden, Inc.	205,522	3,360,285
General Cable Corp.	263,500	974,950
Rayovac Corp. *	130,159	1,835,242
8,351,049
Industrial Conglomerates - 0.2%
Raven Industries, Inc.	22,539	524,032
Machinery - 6.5%
Ampco Pittsburgh Corp.	143,700	1,720,089
Briggs & Stratton Corp.	136,571	4,728,088
Joy Global, Inc. *	44,018	633,419
Kadant, Inc. *	244,536	3,484,638
Mueller Industries, Inc. *	179,249	4,624,624
Supreme Industries, Inc., Class A *	427,320	2,200,698
Velcro Industries, N.V.	138,500	1,322,675
Wolverine Tube, Inc. *	139,300	877,590
19,591,821
Marine - 1.4%
CP Ships, Ltd.	152,900	1,677,313
Teekay Shipping Corp.	73,610	2,523,351
4,200,664

EVERGREEN
Special Values Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
INDUSTRIALS - continued
Road & Rail - 2.0%
Arkansas Best Corp. *	181,370	$ 3,901,269
U.S. Freightways Corp.	66,300	2,165,358
6,066,627
INFORMATION TECHNOLOGY - 9.7%
Communications Equipment - 2.0%
Adaptec, Inc. *	149,690	883,171
Commscope, Inc. *	165,968	1,244,760
Computer Network Technology *	175,000	959,000
Harris Corp.	87,470	2,808,662
5,895,593
Computers & Peripherals - 1.7%
Advanced Digital Information Corp. *	50,300	261,560
Imation Corp. *	126,559	3,852,456
Quantum Corp. *	573,350	1,192,568
5,306,584
Electronic Equipment & Instruments - 2.0%
Franklin Electric Co., Inc.	33,879	1,696,321
Kemet Corp. *	184,760	2,388,947
Millipore Corp.	60,980	2,018,438
6,103,706
Internet Software & Services - 1.3%
Cysive, Inc. *	145,500	324,465
EarthLink, Inc. *	285,536	1,307,755
Kana Software, Inc. *	241,900	416,068
Register.com, Inc. *	159,800	767,040
VeriSign, Inc. *	158,000	1,011,200
3,826,528
IT Consulting & Services - 0.9%
Standard Microsystems Corp. *	151,360	2,848,595
Semiconductor Equipment & Products - 1.0%
Credence Systems Corp. *	45,900	628,830
Electroglas, Inc. *	242,550	919,265
Kulicke & Soffa Industries, Inc. *	73,100	480,998
Lattice Semiconductor Corp. *	139,300	905,589
2,934,682
Software - 0.8%
Parametric Technology Corp. *	386,500	1,205,880
Progress Software Corp. *	29,000	403,970
Roxio, Inc. *	193,790	932,130
2,541,980
MATERIALS - 10.2%
Chemicals - 1.1%
American Pacific Corp. *	134,900	1,214,100
FMC Corp.	84,400	2,079,616
3,293,716

EVERGREEN
Special Values Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
MATERIALS - continued
Construction Materials - 3.8%
Centex Construction Products, Inc.	161,445	$ 5,991,224
Lafarge North America, Inc.	114,670	3,802,457
Texas Industries, Inc.	62,533	1,725,286
11,518,967
Containers & Packaging - 3.3%
Jarden Corp. *	239,062	5,450,614
Packaging Corp. of America *	87,454	1,661,626
Rock-Tenn Co., Class A	234,490	2,802,155
9,914,395
Metals & Mining - 1.4%
Chase Industries, Inc. *	279,591	3,327,133
Roanoke Electric Steel Corp.	71,490	875,752
4,202,885
Paper & Forest Products - 0.6%
Deltic Timber Corp.	64,660	1,811,127
TELECOMMUNICATION SERVICES -1.0%
Diversified Telecommunication Services - 1.0%
Commonwealth Telephone Enterprises *	74,996	2,901,595
Total Common Stocks		261,052,271
PREFERRED STOCKS - 0.6%
FINANCIALS - 0.6%
Real Estate - 0.6%
Price Legacy Corp. REIT, Ser. A	105,439	1,673,844

	Principal Amount	Value

CONVERTIBLE DEBENTURES - 0.5%
INFORMATION TECHNOLOGY - 0.3%
Computers & Peripherals - 0.3%
Quantum Corp., 7.00%, 08/01/2004	$ 200,000	187,500
Silicon Graphics, Inc., 5.25%, 09/01/2004	1,440,000	756,000
943,500
TELECOMMUNICATION SERVICES - 0.2%
Diversified Telecommunication Services - 0.2%
Premiere Technologies, Inc., 5.75%, 07/01/2004	580,000	493,000
Total Convertible Debentures		1,436,500

EVERGREEN
Special Values Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

CORPORATE BONDS - 0.5%
INFORMATION TECHNOLOGY - 0.2%
Software - 0.2%
Medaphis Corp., Ser. B, 9.50%, 02/15/2005	$ 600,000	$ 570,000
MATERIALS - 0.3%
Paper & Forest Products - 0.3%
Buckeye Cellulose Corp., 8.50%, 12/15/2005	960,000	811,200
Total Corporate Bonds		1,381,200

	Shares	Value

MUTUAL FUND SHARES - 4.1%
iShares Russell 2000 Index Fund	36,330	2,853,722
iShares Russell 2000 Value Fund	25,340	2,952,110
iShares S&P SmallCap 600 Index Fund	28,478	2,805,083
iShares S&P SmallCap 600 Value Fund	38,840	2,942,130
Royce Global Trust, Inc.	138,400	837,320
Total Mutual Fund Shares		12,390,365

	Principal Amount	Value

SHORT-TERM INVESTMENTS - 8.0%
U. S. TREASURY OBLIGATIONS - 1.1%
U.S. Treasury Bills	$ 3,500,000	3,492,092

	Shares	Value

MUTUAL FUND SHARES - 6.9%
Evergreen Institutional Money Market Fund (o)	20,761,974	20,761,974
Total Short-Term Investments		24,254,066
Total Investments - (cost $291,654,064) - 100.0%		302,188,246
Other Assets and Liabilities - 0.0%		125,396
Net Assets - 100.0%		$ 302,313,642

See Combined Notes to Schedules of Investments.

EVERGREEN
Strategic Value Fund
Schedule of Investments
July 31, 2002

	Shares	Value

COMMON STOCKS - 96.1%
CONSUMER DISCRETIONARY - 7.0%
Hotels, Restaurants & Leisure - 1.4%
McDonald’s Corp.	422,947	$ 10,467,938
Household Durables - 1.7%
Black & Decker Corp.	270,131	12,290,960
Media - 2.4%
AOL Time Warner, Inc. *	500,001	5,750,011
Cablevision Systems Corp., Class A * (p)	202,628	1,647,366
New York Times Co., Class A *	236,700	10,710,675
18,108,052
Specialty Retail - 1.5%
Barnes & Noble, Inc. * (p)	79,900	1,721,046
Lowe’s Companies, Inc.	245,650	9,297,853
11,018,899
CONSUMER STAPLES - 10.7%
Beverages - 3.9%
Anheuser-Busch Companies, Inc.	291,838	15,090,943
PepsiCo, Inc.	320,845	13,777,084
28,868,027
Food Products - 1.7%
ConAgra, Inc.	205,900	5,170,149
Kellogg Co.	209,400	7,211,736
12,381,885
Household Products - 2.2%
Procter & Gamble Co.	185,572	16,514,052
Tobacco - 2.9%
Philip Morris Companies, Inc.	467,218	21,515,389
ENERGY - 11.5%
Oil & Gas - 11.5%
ChevronTexaco Corp.	209,832	15,737,400
Conoco, Inc.	632,024	15,244,419
Exxon Mobil Corp.	1,012,450	37,217,662
Occidental Petroleum Corp.	415,613	11,258,956
Royal Dutch Petroleum Co.	114,000	5,209,800
84,668,237
FINANCIALS - 26.6%
Banks - 12.7%
AmSouth Bancorp	352,700	7,872,264
Bank of America Corp.	275,783	18,339,569
First Tennessee National Corp.	196,300	7,347,509
Greenpoint Financial Corp.	160,069	7,731,333
Sovereign Bancorp, Inc. (p)	554,400	8,033,256
U.S. Bancorp	543,700	11,629,743
Washington Mutual, Inc.	343,763	12,860,174
Wells Fargo & Co.	393,417	20,009,189
93,823,037

EVERGREEN
Strategic Value Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
FINANCIALS - continued
Diversified Financials - 10.7%
American Express Co.	104,800	$ 3,695,248
Capital One Financial Corp.	166,900	5,290,730
Citigroup, Inc.	683,366	22,920,096
Fannie Mae	124,192	9,300,739
Freddie Mac	178,191	11,038,932
J.P. Morgan Chase & Co.	265,341	6,622,911
MBNA Corp.	525,750	10,194,292
Merrill Lynch & Co., Inc.	135,418	4,827,652
Morgan Stanley Dean Witter & Co.	128,071	5,167,665
79,058,265
Insurance - 3.2%
Allstate Corp.	188,200	7,153,482
American International Group, Inc.	258,682	16,534,953
23,688,435
HEALTH CARE - 9.4%
Health Care Equipment & Supplies - 0.7%
Becton Dickinson & Co.	176,000	5,114,560
Health Care Providers & Services - 2.8%
CIGNA Corp.	87,322	7,858,980
Health Net, Inc., Class A *	353,600	7,913,568
Tenet Healthcare Corp. *	105,973	5,049,614
20,822,162
Pharmaceuticals - 5.9%
Abbott Laboratories	100,008	4,141,331
Bristol-Myers Squibb Co.	398,189	9,329,568
Johnson & Johnson Co.	131,893	6,990,329
Merck & Co., Inc.	193,505	9,597,848
Pharmacia Corp.	192,305	8,603,726
Wyeth	110,200	4,396,980
43,059,782
INDUSTRIALS - 12.7%
Aerospace & Defense - 2.7%
Lockheed Martin Corp.	112,400	7,205,964
Northrop Grumman Corp.	116,300	12,874,410
20,080,374
Commercial Services & Supplies - 2.7%
First Data Corp.	299,100	10,453,545
Waste Management, Inc.	397,495	9,408,707
19,862,252
Electrical Equipment - 2.1%
Celestica, Inc. * (p)	167,870	3,600,811
Emerson Electric Co.	132,900	6,771,255
Thermo Electron Corp.	314,100	5,333,418
15,705,484

EVERGREEN
Strategic Value Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
INDUSTRIALS - continued
Industrial Conglomerates - 3.2%
3M Co.	129,832	$ 16,336,761
Tyco International, Ltd.	584,600	7,482,880
23,819,641
Machinery - 1.5%
Deere & Co.	251,900	10,584,838
Road & Rail - 0.5%
CSX Corp.	102,800	3,553,796
INFORMATION TECHNOLOGY - 5.0%
Communications Equipment - 1.0%
Motorola, Inc.	611,777	7,096,613
Computers & Peripherals - 1.8%
Apple Computer, Inc. *	519,702	7,930,653
International Business Machines Corp.	77,207	5,435,373
13,366,026
Energy Equipment & Services - 0.4%
Tech Data Corp. *	86,200	2,892,010
Software - 1.8%
Microsoft Corp. *	280,041	13,436,367
MATERIALS - 3.9%
Chemicals - 0.9%
PPG Industries, Inc.	118,300	6,790,420
Metals & Mining - 1.1%
Alcoa, Inc.	289,108	7,820,371
Paper & Forest Products - 1.9%
International Paper Co.	256,400	10,209,848
MeadWestvaco Corp.	153,461	4,080,528
14,290,376
TELECOMMUNICATION SERVICES - 6.0%
Diversified Telecommunication Services - 6.0%
ALLTEL Corp.	199,369	8,078,432
AT&T Corp.	399,082	4,062,655
Centurytel, Inc.	349,579	9,298,801
SBC Communications, Inc.	377,569	10,443,559
Verizon Communications, Inc.	380,926	12,570,558
44,454,005
UTILITIES - 3.3%
Electric Utilities - 2.3%
Duke Energy Corp.	163,409	4,165,296
FPL Group, Inc.	153,100	8,673,115
Public Service Enterprise Group, Inc.	129,195	4,463,687
17,302,098
Multi-Utilities - 1.0%
Scana Corp.	246,000	7,293,900
Total Common Stocks		709,748,251

EVERGREEN
Strategic Value Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

SHORT-TERM INVESTMENTS - 5.8%
MUTUAL FUND SHARES - 5.8%
Evergreen Institutional Money Market Fund (o)	27,323,103	$ 27,323,103
Navigator Prime Portfolio (pp)	15,337,133	15,337,133
Total Short-Term Investments		42,660,236
Total Investments - (cost $816,172,882) - 101.9%		752,408,487
Other Assets and Liabilities - (1.9%)		(14,137,349)
Net Assets - 100.0%		$ 738,271,138

See Combined Notes to Schedules of Investments.

EVERGREEN
Value Fund
Schedule of Investments
July 31, 2002

	Shares	Value

COMMON STOCKS - 93.4%
CONSUMER DISCRETIONARY - 8.2%
Auto Components - 0.4%
Superior Industries International, Inc.	38,000	$ 1,667,060
Hotels, Restaurants & Leisure - 0.8%
Championship Auto Racing Teams, Inc. *	140,000	826,000
Gtech Holdings Corp. *	61,500	1,226,925
Triarc Companies, Inc., Class A *	55,000	1,365,100
3,418,025
Household Durables - 0.6%
Ethan Allen Interiors, Inc.	66,050	2,062,081
Tupperware Corp.	30,000	520,500
2,582,581
Media - 2.7%
Comcast Cable Communications Corp., Class A *	115,947	2,423,292
Gannett Co., Inc.	35,000	2,516,850
Pulitzer, Inc.	26,500	1,245,500
Viacom, Inc., Class B *	114,336	4,451,101
Young Broadcasting, Inc., Class A *	85,000	934,150
11,570,893
Multi-line Retail - 0.8%
BJ’s Wholesale Club, Inc. *	77,000	2,706,550
Neiman Marcus Group, Class A *	30,000	849,000
3,555,550
Specialty Retail - 2.4%
Footstar, Inc. *	15,000	261,750
Lowe’s Companies, Inc.	203,393	7,698,425
Payless Shoesource, Inc. *	37,500	1,683,000
Tweeter Home Entertainment Group, Inc. *	25,000	153,750
Zale Corp. *	13,000	391,300
10,188,225
Textiles & Apparel - 0.5%
Nautica Enterprises, Inc. *	55,000	652,300
Russell Corp.	81,000	1,328,400
1,980,700
CONSUMER STAPLES - 8.4%
Beverages - 1.4%
PepsiCo, Inc.	140,300	6,024,482
Food & Drug Retailing - 0.2%
Casey’s General Stores, Inc.	90,000	1,030,500
Food Products - 2.2%
ConAgra, Inc.	125,000	3,138,750
Hershey Foods Corp.	80,200	6,292,492
9,431,242
Household Products - 0.3%
American Greetings Corp., Class A	65,000	1,044,550

EVERGREEN
Value Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
CONSUMER STAPLES - continued
Personal Products - 1.6%
Avon Products, Inc.	143,700	$ 6,647,562
Tobacco - 2.7%
Philip Morris Companies, Inc.	194,585	8,960,639
Universal Corp.	73,000	2,553,540
11,514,179
ENERGY - 8.7%
Energy Equipment & Services - 0.9%
Atwood Oceanics, Inc. *	24,500	803,600
Prima Energy Corp. *	30,000	481,500
Schlumberger, Ltd.	62,000	2,661,040
3,946,140
Oil & Gas - 7.8%
BP Amoco Plc, ADR	96,808	4,491,891
Cabot Oil & Gas Corp., Class A	35,000	731,500
ChevronTexaco Corp.	77,423	5,806,725
Exxon Mobil Corp.	501,938	18,451,241
Forest Oil Corp. *	58,000	1,325,300
Patina Oil & Gas Corp.	59,125	1,386,481
Tom Brown, Inc. *	35,000	805,000
32,998,138
FINANCIALS - 28.9%
Banks - 7.4%
Bank of America Corp.	151,494	10,074,351
Compass Bancshares, Inc.	131,600	4,236,204
Mellon Financial Corp.	100,000	2,658,000
U.S. Bancorp	264,555	5,658,831
Wells Fargo & Co.	172,252	8,760,737
31,388,123
Diversified Financials - 10.9%
Capital One Financial Corp.	65,000	2,060,500
Charter Municipal Mortgage Acceptance Co.	70,000	1,193,500
Citigroup, Inc.	404,912	13,580,748
Eaton Vance Corp.	29,000	776,040
Fannie Mae	126,050	9,439,884
Freddie Mac	145,010	8,983,370
Investment Technology Group *	14,000	474,180
J.P. Morgan Chase & Co.	80,753	2,015,595
John Nuveen Co., Class A	49,000	1,078,980
Leucadia National Corp.	31,000	1,045,630
Moody’s Corp.	85,700	4,250,720
Morgan Stanley Dean Witter & Co.	42,794	1,726,738
46,625,885
Insurance - 9.5%
Ace, Ltd.	179,550	5,686,349
Allstate Corp.	255,100	9,696,351
AMBAC Financial Group, Inc.	83,000	5,231,490

EVERGREEN
Value Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
FINANCIALS - continued
Insurance - continued
American International Group, Inc.	49,873	$ 3,187,882
Chubb Corp.	39,800	2,582,622
IPC Holdings, Ltd.	31,000	980,840
John Hancock Financial Services, Inc.	177,200	5,865,320
Landamerica Financial Group, Inc.	65,000	2,083,250
Radian Group, Inc.	35,000	1,603,000
St. Paul Companies, Inc.	70,000	2,184,700
White Mountains Insurance Group, Ltd.	4,100	1,394,000
40,495,804
Real Estate - 1.1%
Equity Residential Properties Trust REIT	32,000	856,000
Forest City Enterprises, Inc.	64,500	2,218,800
La Quinta Corp. REIT *	275,000	1,581,250
4,656,050
HEALTH CARE - 5.4%
Biotechnology - 0.3%
Bio-Technology General Corp. *	100,000	403,000
Edwards Lifesciences Corp. *	29,000	705,860
1,108,860
Health Care Equipment & Supplies - 1.2%
Advanced Med Optics, Inc. *	35,000	357,000
Becton Dickinson & Co.	99,350	2,887,111
Lumenis, Ltd. *	115,000	346,150
West Pharmaceutical Services, Inc.	59,000	1,541,080
5,131,341
Health Care Providers & Services - 1.2%
CIGNA Corp.	30,000	2,700,000
Hanger Orthopedic Group *	65,000	773,500
Per-Se Technologies, Inc. *	157,600	1,268,680
Quintiles Transnational Corp. *	60,000	595,800
5,337,980
Pharmaceuticals - 2.7%
Abbott Laboratories	45,000	1,863,450
Bristol-Myers Squibb Co.	74,645	1,748,932
Johnson & Johnson Co.	49,541	2,625,673
Merck & Co., Inc.	63,700	3,159,520
Wyeth	53,250	2,124,675
11,522,250
INDUSTRIALS - 12.0%
Aerospace & Defense - 0.9%
EnPro Industries, Inc. *	93,300	521,547
United Technologies Corp.	49,248	3,422,736
3,944,283
Air Freight & Couriers - 1.1%
United Parcel Service, Inc., Class B (p)	69,200	4,521,528

EVERGREEN
Value Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
INDUSTRIALS - continued
Commercial Services & Supplies - 1.4%
Global Payments, Inc.	40,000	$ 1,040,000
Heidrick & Struggles International, Inc. *	43,000	668,650
Information Resources, Inc. *	116,600	577,170
NDCHealth Corp.	25,000	539,750
Waste Management, Inc.	130,000	3,077,100
5,902,670
Construction & Engineering - 0.7%
EMCOR Group, Inc. *	36,100	1,931,350
Granite Construction, Inc.	60,000	1,084,200
3,015,550
Electrical Equipment - 2.0%
A.O. Smith Corp.	50,000	1,437,500
Belden, Inc.	68,000	1,111,800
Emerson Electric Co.	93,250	4,751,087
General Cable Corp.	110,800	409,960
Rayovac Corp. *	60,000	846,000
8,556,347
Industrial Conglomerates - 2.0%
3M Co.	15,000	1,887,450
General Electric Co.	128,200	4,128,040
Tyco International, Ltd.	206,350	2,641,280
8,656,770
Machinery - 0.9%
Briggs & Stratton Corp.	62,500	2,163,750
Joy Global, Inc. *	20,000	287,800
Kadant, Inc. *	96,200	1,370,850
3,822,400
Marine - 0.3%
CP Ships, Ltd.	30,500	334,585
Teekay Shipping Corp.	33,000	1,131,240
1,465,825
Road & Rail - 1.6%
Arkansas Best Corp. *	70,000	1,505,700
Burlington Northern Santa Fe Corp.	1,398	41,129
U.S. Freightways Corp.	32,000	1,045,120
Union Pacific Corp.	70,250	4,121,568
6,713,517
Trading Companies & Distributors - 1.1%
W.W. Grainger, Inc.	94,550	4,636,732
INFORMATION TECHNOLOGY - 9.5%
Communications Equipment - 0.6%
Adaptec, Inc. *	50,200	296,180
Commscope, Inc. *	70,000	525,000
Computer Network Technology *	80,000	438,400
Harris Corp.	43,000	1,380,730
2,640,310

EVERGREEN
Value Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
INFORMATION TECHNOLOGY - continued
Computers & Peripherals - 2.5%
Advanced Digital Information Corp. *	20,000	$ 104,000
Hewlett-Packard Co.	95,663	1,353,631
Imation Corp. *	49,000	1,491,560
International Business Machines Corp.	47,600	3,351,040
Lexmark International Group, Inc., Class A *	82,678	4,041,301
Quantum Corp. *	175,000	364,000
10,705,532
Electronic Equipment & Instruments - 0.5%
Kemet Corp. *	85,000	1,099,050
Millipore Corp.	20,000	662,000
Nam Tai Electronics	15,000	293,550
2,054,600
Internet Software & Services - 0.2%
EarthLink, Inc. *	110,000	503,800
Kana Software, Inc. *	110,000	189,200
VeriSign, Inc. *	62,000	396,800
1,089,800
IT Consulting & Services - 0.4%
Stewart Information Services Corp. *	95,400	1,731,510
Semiconductor Equipment & Products - 3.9%
Altera Corp. *	241,150	2,852,804
Credence Sys. Corp. *	20,000	274,000
Electroglas, Inc. *	80,000	303,200
Intel Corp.	116,550	2,189,975
Kulicke & Soffa Industries, Inc.	40,000	263,200
Lattice Semiconductor Corp. *	65,000	422,565
Standard Microsystems Corp. *	73,700	1,387,034
Texas Instruments, Inc.	383,700	8,882,655
16,575,433
Software - 1.4%
Oracle Corp. *	380,000	3,803,420
Parametric Technology Corp. *	686,997	2,143,431
5,946,851
MATERIALS - 7.9%
Chemicals - 3.5%
Air Products & Chemicals, Inc.	151,500	6,703,875
Dow Chemical Co.	91,200	2,632,944
E.I. du Pont de Nemours & Co.	50,277	2,107,109
FMC Corp.	30,000	739,200
Lyondell Chemical Co.	230,000	3,036,000
15,219,128

EVERGREEN
Value Fund
Schedule of Investments (continued)
July 31, 2002

	Shares	Value

COMMON STOCKS - continued
MATERIALS - continued
Construction Materials - 1.9%
Centex Construction Products, Inc.	66,500	$ 2,467,815
Lafarge North America, Inc.	58,000	1,923,280
Liberty Corp.	74,000	2,490,100
Texas Industries, Inc.	40,000	1,103,600
7,984,795
Containers & Packaging - 1.8%
Jarden Corp. *	61,000	1,390,800
Packaging Corp. of America *	30,000	570,000
Pactiv Corp. *	259,750	4,719,658
Rock Tennessee Co., Class A	102,400	1,223,680
7,904,138
Metals & Mining - 0.6%
Chase Industries, Inc. *	55,000	654,500
Mueller Industries, Inc. *	70,000	1,806,000
2,460,500
Paper & Forest Products - 0.1%
Deltic Timber Corp.	10,000	280,100
TELECOMMUNICATION SERVICES - 3.7%
Diversified Telecommunication Services - 3.5%
AT&T Corp.	401,449	4,086,751
Commonwealth Telephone Enterprises *	30,000	1,160,700
SBC Communications, Inc.	182,543	5,049,139
Verizon Communications, Inc.	142,663	4,707,879
15,004,469
Wireless Telecommunications Services - 0.2%
AT&T Wireless Services, Inc. *	208,486	977,800
UTILITIES - 0.7%
Electric Utilities - 0.7%
Southern Co.	97,600	2,808,928
Total Common Stocks		398,485,636
MUTUAL FUND SHARES - 1.1%
iShares Russell 2000 Index Fund	15,000	1,178,250
iShares Russell 2000 Value Fund	11,700	1,363,050
iShares S&P SmallCap 600 Index Fund	10,000	985,000
iShares S&P SmallCap 600 Value Fund	17,300	1,310,475
Total Mutual Fund Shares		4,836,775
SHORT-TERM INVESTMENTS - 6.7%
MUTUAL FUND SHARES - 6.7%
Evergreen Institutional Money Market Fund (o)	24,190,393	24,190,393
Navigator Prime Portfolio (pp)	4,567,200	4,567,200
Total Short-Term Investments		28,757,593
Total Investments - (cost $467,182,765) - 101.2%		432,080,004
Other Assets and Liabilities - (1.2%)		(5,143,379)
Net Assets - 100.0%		$ 426,936,625

See Combined Notes to Schedules of Investments.

Combined Notes to Schedules of Investments
July 31, 2002

144A	Security that may be sold to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended.
This security has been determined to be liquid under guidelines established by the Board of Trustees.
*	Non-income producing security.
(o)	The advisor of the Fund and the advisor of the money market fund are each a division of Wachovia Corporation.
(p)	All or a portion of this security is on loan.
(pp)	Represents investment of cash collateral received for securities on loan.
(f)	All or a portion of the principal amount of this security was pledged to cover initial margin requirements for open futures contracts.
°	Investment in non-controlled affiliate.

Summary of Abbreviations:
ADR	American Depository Receipts
PIES	Premium Income Equity Securities
PRIDES	Preferred Redeemable Increased Dividend Equity Securities
REIT	Real Estate Investment Trust
TECONS	Term Convertible Shares

See Combined Notes to Financial Statements.

EVERGREEN
Domestic Equity Funds II
Statements of Assets and Liabilities
July 31, 2002

	Blue Chip Fund	Equity Income Fund	Equity Index Fund	Growth and Income Fund

Assets
Identified cost of securities	$ 521,116,961	$ 805,806,638	$ 861,903,104	$ 491,810,213
Net unrealized gains or losses on securities	(43,589,061)	(36,030,352)	36,543,242	64,719,749

Market value of securities	477,527,900	769,776,286	898,446,346	556,529,962
Foreign currency, at value (cost $0, $0, $0 and $3,654, respectively)	0	0	0	3,654
Receivable for securities sold	2,826,461	7,102,089	0	0
Receivable for Fund shares sold	300,855	179,965	2,631,337	199,612
Dividends and interest receivable	437,453	1,483,005	898,995	672,236
Receivable for daily variation margin on open futures contracts	0	0	55,500	0
Prepaid expenses and other assets	46,138	18,994	72,887	17,456

Total assets	481,138,807	778,560,339	902,105,065	557,422,920

Liabilities
Dividend payable	0	0	40,223	0
Payable for securities purchased	6,330,828	0	0	0
Payable for Fund shares redeemed	866,670	607,630	1,315,005	1,776,275
Payable for securities on loan	12,743,797	48,340,955	21,979,151	15,203,105
Advisory fee payable	28,212	61,379	22,476	46,907
Distribution Plan expenses payable	34,799	17,703	45,346	42,213
Due to other related parties	5,570	8,573	10,296	6,505
Accrued expenses and other liabilities	133,382	202,963	1,114	227,833

Total liabilities	20,143,258	49,239,203	23,413,611	17,302,838

Net assets	$ 460,995,549	$ 729,321,136	$ 878,691,454	$ 540,120,082

Net assets represented by
Paid-in capital	$ 688,269,060	$ 805,341,074	$ 897,797,738	$ 479,843,664
Undistributed (overdistributed) net investment income (loss)	(19,387)	1,041,686	144,401	(71,449)
Accumulated net realized losses on securities, futures contracts, written options and foreign currency related transactions	(183,665,063)	(41,031,272)	(55,814,918)	(4,371,775)
Net unrealized gains or losses on securities, futures contracts and foreign currency related transactions	(43,589,061)	(36,030,352)	36,564,233	64,719,642
Total net assets	$ 460,995,549	$ 729,321,136	$ 878,691,454	$ 540,120,082
Net assets consists of
Class A	$ 220,113,549	$ 62,542,900	$ 167,152,455	$ 102,576,937
Class B	220,447,716	114,725,923	181,410,684	312,626,790
Class C	11,253,230	17,680,914	155,305,395	11,987,067
Class I	9,181,054	534,371,399	363,263,530	112,929,288
Class IS	0	0	11,559,390	0

Total net assets	$ 460,995,549	$ 729,321,136	$ 878,691,454	$ 540,120,082

Shares outstanding
Class A	11,053,960	3,512,337	4,884,571	5,521,628
Class B	11,468,599	6,498,022	5,324,760	17,558,531
Class C	583,821	1,001,825	4,551,746	673,126
Class I	461,590	30,011,164	10,612,392	6,006,379
Class IS	0	0	337,763	0

Net asset value per share
Class A	$ 19.91	$ 17.81	$ 34.22	$ 18.58
Class A -- Offering price (based on sales charge of 5.75%)	$ 21.12	$ 18.90	$ 36.31	$ 19.71
Class B	$ 19.22	$ 17.66	$ 34.07	$ 17.80
Class C	$ 19.28	$ 17.65	$ 34.12	$ 17.81
Class I	$ 19.89	$ 17.81	$ 34.23	$ 18.80
Class IS	$ --	$ --	$ 34.22	$ --

See Combined Notes to Financial Statements.

EVERGREEN
Domestic Equity Funds II
Statements of Assets and Liabilities
July 31, 2002

	Small Cap Value Fund	Special Values Fund	Strategic Value Fund	Value Fund

Assets
Identified cost of securities	$ 822,119,613	$ 291,654,064	$ 816,172,882	$ 467,182,765
Net unrealized gains or losses on securities	(67,328,506)	10,534,182	(63,764,395)	(35,102,761)

Market value of securities	754,791,107	302,188,246	752,408,487	432,080,004
Receivable for securities sold	0	469,607	0	0
Receivable for Fund shares sold	3,128,956	1,066,557	1,189,323	252,560
Dividends and interest receivable	253,165	384,772	996,431	389,196
Prepaid expenses and other assets	359,622	33,391	76,818	19,226

Total assets	758,532,850	304,142,573	754,671,059	432,740,986

Liabilities
Dividend payable	0	0	182,528	0
Payable for securities purchased	6,226,135	858,005	0	111,489
Payable for Fund shares redeemed	730,745	669,010	785,448	914,591
Payable for securities on loan	66,824,930	0	15,337,133	4,567,200
Payable for daily variation margin on open futures contracts	0	287,625	0	0
Advisory fee payable	70,078	5,261	52,483	21,409
Distribution Plan expenses payable	32,086	693	179	20,676
Due to other related parties	8,417	834	8,465	5,097
Accrued expenses and other liabilities	132	7,503	33,685	163,899

Total liabilities	73,892,523	1,828,931	16,399,921	5,804,361

Net assets	$ 684,640,327	$ 302,313,642	$ 738,271,138	$ 426,936,625

Net assets represented by
Paid-in capital	$ 742,629,722	$ 274,915,154	$ 852,717,042	475,059,197
Undistributed (overdistributed) net investment income (loss)	(11,791)	177,972	138,161	(99,471)
Accumulated net realized gains or losses on securities, futures contracts, written options and foreign currency related transactions	9,350,902	19,218,152	(50,819,670)	(12,920,340)
Net unrealized gains or losses on securities, futures contracts and foreign currency related transactions	(67,328,506)	8,002,364	(63,764,395)	(35,102,761)

Total net assets	$ 684,640,327	$ 302,313,642	$ 738,271,138	$ 426,936,625

Net assets consists of
Class A	$ 226,035,710	$ 81,515,846	$ 59,317	$ 303,635,977
Class B	147,475,852	2,967,259	198,771	90,274,556
Class C	55,203,819	1,908,190	138,860	6,050,352
Class I	254,880,084	215,922,347	732,109,528	26,975,740
Class IS	1,044,862	0	5,764,662	0

Total net assets	$ 684,640,327	$ 302,313,642	$ 738,271,138	$ 426,936,625

Shares outstanding
Class A	12,484,715	4,506,171	3,336	21,129,932
Class B	8,369,963	165,619	11,196	6,340,257
Class C	3,138,390	106,267	7,818	425,062
Class I	13,976,340	11,912,117	41,226,869	1,874,727
Class IS	57,585	0	324,677	0

Net asset value per share
Class A	$ 18.10	$ 18.09	$ 17.78	$ 14.37
Class A -- Offering price (based on sales charge of 5.75%)	$ 19.20	$ 19.19	$ 18.86	$ 15.25
Class B	$ 17.62	$ 17.92	$ 17.75	$ 14.24
Class C	$ 17.59	$ 17.96	$ 17.76	$ 14.23
Class I	$ 18.24	$ 18.13	$ 17.76	$ 14.39
Class IS	$ 18.14	$ --	$ 17.76	$ --

See Combined Notes to Financial Statements.

EVERGREEN
Domestic Equity Funds II
Statements of Operations
Year Ended July 31, 2002

	Blue Chip Fund	Equity Income Fund	Equity Index Fund	Growth and Income Fund

Investment income
Dividends (net of foreign withholding taxes of $18,626, $3,453, $49,295 and $25,823, respectively)	$ 6,789,999	$ 26,567,642	$ 11,384,491	$ 10,397,198
Interest	690,890	7,194,736	645,287	1,827,430

Total investment income	7,480,889	33,762,378	12,029,778	12,224,628

Expenses
Advisory fee	2,954,189	6,171,126	2,568,354	5,301,814
Distribution Plan expenses
Class A	706,633	178,443	278,074	313,026
Class B	3,027,119	1,418,846	2,071,928	4,118,139
Class C	145,650	187,236	1,527,633	146,686
Class IS	0	0	32,503	0
Administrative services fees	612,636	863,732	802,610	716,386
Transfer agent fee	2,855,877	1,772,745	1,718,050	2,967,415
Trustees’ fees and expenses	12,906	17,294	16,746	14,470
Printing and postage expenses	113,055	163,287	147,221	120,580
Custodian fee	146,208	208,717	191,560	167,449
Registration and filing fees	80,631	89,444	98,574	57,273
Professional fees	21,846	26,966	33,024	26,643
Interest expense	0	164	1,690	9,499
Other	51,763	13,422	85,573	20,797

Total expenses	10,728,513	11,111,422	9,573,540	13,980,177
Less: Expense reductions	(12,365)	(13,698)	(10,113)	(9,895)
Fee waivers and expense reimbursements	0	0	(3,101,026)	0

Net expenses	10,716,148	11,097,724	6,462,401	13,970,282

Net investment income (loss)	(3,235,259)	22,664,654	5,567,377	(1,745,654)

Net realized and unrealized gains or losses on securities, futures contracts, written options and foreign currency related transactions
Net realized gains or losses on:
Securities	(60,389,371)	(37,298,117)	(26,010,458)	(2,622,439)
Futures contracts	0	0	(11,649,940)	0
Written options	0	0	0	246,076
Foreign currency related transactions	0	(9,915)	0	2,941

Net realized losses on securities, futures contracts, written options and foreign currency related transactions	(60,389,371)	(37,308,032)	(37,660,398)	(2,373,422)

Net change in unrealized losses on securities, futures contracts and foreign currency related transactions	(86,821,615)	(143,251,383)	(200,010,895)	(144,341,638)

Net realized and unrealized losses on securities, futures contracts, written options and foreign currency related transactions	(147,210,986)	(180,559,415)	(237,671,293)	(146,715,060)

Net decrease in net assets resulting from operations	$ (150,446,245)	$ (157,894,761)	$ (232,103,916)	$(148,460,714)

See Combined Notes to Financial Statements.

EVERGREEN
Domestic Equity Funds II
Statements of Operations
Year Ended July 31, 2002*

		Special Values Fund
	Small Cap Value Fund	Year Ended July 31, 2002 (a)	Year Ended November 30, 2001	Strategic Value Fund	Value Fund

Investment income
Dividends (net of foreign withholding taxes of $217, $1,846, $2,261, $14,489 and $4,028, respectively)	$ 5,173,097	$ 1,761,258	$ 2,947,763	$ 14,126,166	$ 8,747,338
Interest	740,431	841,515	2,014,747	1,082,323	514,532

Total investment income	5,913,528	2,602,773	4,962,510	15,208,489	9,261,870

Expenses
Advisory fee	4,502,165	1,624,502	1,956,743	5,139,578	2,248,998
Distribution Plan expenses
Class A	428,589	145,192	174,871	9	901,780
Class B	1,206,990	12,398	7,163	47	1,346,539
Class C	394,975	7,536	2,057	112	65,667
Class IS	3,726	0	0	22,192	0
Administrative services fees	531,520	169,027	177,778	828,964	535,476
Transfer agent fee	1,264,361	51,981	39,792	42,255	1,453,929
Trustees’ fees and expenses	10,220	3,682	4,383	16,614	11,164
Printing and postage expenses	65,102	27,527	17,873	94,530	86,748
Custodian fee	116,569	59,064	48,596	192,531	125,036
Registration and filing fees	6,686	41,772	49,587	15,925	74,694
Professional fees	14,246	25,131	15,209	25,394	28,532
Other	3,811	4,891	14,764	170	62,644

Total expenses	8,548,960	2,172,703	2,508,816	6,378,321	6,941,207
Less: Expense reductions	(6,382)	(194)	0	(12,290)	(9,715)
Fee waivers	0	(92,276)	0	0	0

Net expenses	8,542,578	2,080,233	2,508,816	6,366,031	6,931,492

Net investment income (loss)	(2,629,050)	522,540	2,453,694	8,842,458	2,330,378

Net realized and unrealized gains or losses on securities, futures contracts and foreign currency related transactions
Net realized gains or losses on:
Securities	26,792,893	19,339,613	16,277,412	(43,455,677)	(1,033,195)
Futures contracts	0	(58,046)	(3,101,258)	0	0
Foreign currency related transactions	0	3	0	0	0

Net realized gains or losses on securities, futures contracts and foreign currency related transactions	26,792,893	19,281,570	13,176,154	(43,455,677)	(1,033,195)

Net change in unrealized gains or losses on securities, futures contracts and foreign currency related transactions	(101,135,377)	(41,376,357)	34,880,749	(161,413,099)	(115,332,050)

Net realized and unrealized gains or losses on securities, futures contracts and foreign currency related transactions	(74,342,484)	(22,094,787)	48,056,903	(204,868,776)	(116,365,245)

Net increase (decrease) in net assets resulting from operations	$ (76,971,534)	$ (21,572,247)	$50,510,597	$ (196,026,318)	$ (114,034,867)

(a) For the eight months ended July 31, 2002. The Fund changed its fiscal year end from November 30 to July 31, effective July 31, 2002.
* Except when indicated.

See Combined Notes to Financial Statements.

EVERGREEN
Domestic Equity Funds II
Statements of Changes in Net Assets
Year Ended July 31, 2002

	Blue Chip Fund	Equity Income Fund	Equity Index Fund	Growth and Income Fund

Operations
Net investment income (loss)	$ (3,235,259)	$ 22,664,654	$ 5,567,377	$ (1,745,654)
Net realized losses on securities, futures contracts, written options and foreign currency related transactions	(60,389,371)	(37,308,032)	(37,660,398)	(2,373,422)
Net change in unrealized losses on securities, futures contracts and foreign currency related transactions	(86,821,615)	(143,251,383)	(200,010,895)	(144,341,638)

Net decrease in net assets resulting from operations	(150,446,245)	(157,894,761)	(232,103,916)	(148,460,714)

Distributions to shareholders from
Net investment income
Class A	0	(1,979,933)	(961,246)	0
Class B	0	(2,923,998)	(374,337)	0
Class C	0	(365,796)	(258,150)	0
Class I	0	(19,394,315)	(3,729,269)	0
Class IS	0	0	(120,937)	0
Net realized gains
Class A	0	(202,758)	0	(5,555,985)
Class B	0	(432,396)	0	(19,771,462)
Class C	0	(52,178)	0	(686,281)
Class I	0	(1,888,708)	0	(7,567,612)

Total distributions to shareholders	0	(27,240,082)	(5,443,939)	(33,581,340)

Capital share transactions
Proceeds from shares sold	54,770,741	56,679,378	437,409,643	53,387,260
Net asset value of shares issued in reinvestment of distributions	0	24,350,803	4,275,298	31,912,724
Payment for shares redeemed	(169,544,157)	(139,754,210)	(225,099,306)	(288,084,104)
Net asset value of shares issued in acquisition	0	0	175,952,250	0

Net increase (decrease) in net assets resulting from capital share transactions	(114,773,416)	(58,724,029)	392,537,885	(202,784,120)

Total increase (decrease) in net assets	(265,219,661)	(243,858,872)	154,990,030	(384,826,174)
Net assets
Beginning of period	726,215,210	973,180,008	723,701,424	924,946,256

End of period	$ 460,995,549	$ 729,321,136	$ 878,691,454	$ 540,120,082

Undistributed (overdistributed) net investment income (loss)	$ (19,387)	$ 1,041,686	$ 144,401	$ (71,449)

See Combined Notes to Financial Statements.

EVERGREEN
Domestic Equity Funds II
Statements of Changes in Net Assets
Year Ended July 31, 2002*

		Special Values Fund
	Small Cap Value Fund	Year Ended July 31, 2002 (a)	Year Ended November 30, 2001	Strategic Value Fund	Value Fund

Operations
Net investment income (loss)	$ (2,629,050)	$ 522,540	$ 2,453,694	$ 8,842,458	$ 2,330,378
Net realized gains or losses on securities, futures contracts and foreign currency related transactions	26,792,893	19,281,570	13,176,154	(43,455,677)	(1,033,195)
Net change in unrealized gains or losses on securities, futures contracts and foreign currency related transactions	(101,135,377)	(41,376,357)	34,880,749	(161,413,099)	(115,332,050)

Net increase (decrease) in net assets resulting from operations	(76,971,534)	(21,572,247)	50,510,597	(196,026,318)	(114,034,867)

Distributions to shareholders from
Net investment income
Class A	0	(377,055)	(892,213)	0	(2,114,595)
Class B	0	(586)	(3,191)	0	(176,766)
Class C	0	(338)	(4)	0	(8,290)
Class I	0	(1,453,283)	(2,128,000)	(8,669,363)	(254,600)
Class IS	0	0	0	(70,581)	0
Net realized gains
Class A	(3,021,294)	(4,324,204)	(485,340)	0	(36,874,874)
Class B	(2,430,606)	(67,958)	(3,306)	0	(15,301,175)
Class C	(708,726)	(22,555)	(2)	0	(627,733)
Class I	(3,303,120)	(11,223,895)	(984,200)	(7,724,759)	(3,593,002)
Class IS	(35,539)	0	0	(89,639)	0

Total distributions to shareholders	(9,499,285)	(17,469,874)	(4,496,256)	(16,554,342)	(58,951,035)

Capital share transactions
Proceeds from shares sold	585,957,140	128,323,875	100,679,965	217,939,400	45,583,946
Net asset value of shares issued in reinvestment
of distributions	8,967,389	14,240,420	3,081,408	12,126,170	56,048,656
Payment for shares redeemed	(170,620,563)	(78,013,480)	(64,183,649)	(124,829,507)	(111,110,355)
Net asset value of shares issued in acquisition	0	0	0	0	2,327,237

Net increase (decrease) in net assets resulting from capital share transactions	424,303,966	64,550,815	39,577,724	105,236,063	(7,150,516)

&n; Total increase (decrease) in net assets	337,833,147	25,508,694	85,592,065	(107,344,597)	(180,136,418)
Net assets
Beginning of period	346,807,180	276,804,948	191,212,883	845,615,735	607,073,043

End of period	$ 684,640,327	$ 302,313,642	$ 276,804,948	$ 738,271,138	$ 426,936,625

Undistributed (overdistributed) net investment income (loss)	$ (11,791)	$ 177,972	$ 1,592,742	$ 138,161	$ (99,471)

(a) For the eight months ended July 31, 2002. The Fund changed its fiscal year end from November 30 to July 31, effective July 31, 2002.
* Except when indicated.

See Combined Notes to Financial Statements.

EVERGREEN
Domestic Equity Funds II
Statements of Changes in Net Assets
Year Ended July 31, 2001*

			Equity Index Fund
	Blue Chip Fund	Equity Income Fund	Year Ended July 31, 2001 (a)	Year Ended June 30, 2001	Growth and IncomeFund

Operations
Net investment income (loss)	$ (3,230,080)	$ 36,541,455	$ 258,235	$ 4,232,238	$ (6,053,124)
Net realized gains or losses on securities, futures contracts and foreign currency related transactions	(115,397,845)	8,726,113	(768,053)	(8,264,936)	43,411,417
Net change in unrealized gains or losses on securities, futures contracts and foreign currency related transactions	(84,536,151)	50,802,438	(6,744,268)	(119,882,063)	(175,825,642)

Net increase (decrease) in net assets resulting from operations	(203,164,076)	96,070,006	(7,254,086)	(123,914,761)	(138,467,349)

Distributions to shareholders from
Net investment income
Class A	0	(2,303,016)	(44,502)	(531,646)	0
Class B	0	(4,762,872)	0	(245,935)	0
Class C	0	(328,933)	0	(99,674)	0
Class I	0	(28,101,434)	(194,053)	(3,224,480)	0
Class IS	0	0	(6,514)	(101,941)	0
Net realized gains
Class A	(30,030,299)	(25,616)	0	(397,319)	(22,589,503)
Class B	(32,937,536)	(71,517)	0	(966,947)	(79,624,536)
Class C	(1,602,153)	(4,018)	0	(355,783)	(2,871,558)
Class I	(1,115,150)	(306,197)	0	(1,925,337)	(50,903,031)
Class IS	0	0	0	(78,294)	0

Total distributions to shareholders	(65,685,138)	(35,903,603)	(245,069)	(7,927,356)	(155,988,628)

Capital share transactions
Proceeds from shares sold	125,047,224	71,818,945	31,011,938	309,776,996	68,232,786
Net asset value of shares issued in reinvestment of distributions	61,739,019	31,637,054	181,616	6,966,261	149,680,411
Payment for shares redeemed	(174,127,825)	(173,576,255)	(10,399,688)	(371,689,749)	(421,816,556)

Net increase (decrease) in net assets resulting from capital share transactions	12,658,418	(70,120,256)	20,793,866	(54,946,492)	(203,903,359)

Total increase (decrease) in net assets	(256,190,796)	(9,953,853)	13,294,711	(186,788,609)	(498,359,336)
Net assets
Beginning of period	982,406,006	983,133,861	710,406,713	897,195,322	1,423,305,592

End of period	$ 726,215,210	$ 973,180,008	$ 723,701,424	710,406,713	$ 924,946,256

Undistributed (overdistributed) net investment income (loss)	$ (21,481)	$ 4,275,333	$ 28,076	14,910	$ (74,194)

(a) For the one month ended July 31, 2001. The Fund changed its fiscal year end from June 30 to July 31, effective July 31, 2001.
* Except when indicated.

See Combined Notes to Financial Statements.

EVERGREEN
Domestic Equity Funds II
Statements of Changes in Net Assets
Year Ended July 31, 2001

		Special ValuesFund	Strategic Value Fund
	Smal Cap Value Fund	Year Ended November 30,2000	Year Ended July 31, 2001 (a)	Year Ended June 30, 2001	Value Fund

Operations
Net investment income (loss)	$ (690,196)	$ 2,865,053	$ 532,912	$ 8,108,128	$ 3,397,710
Net realized gains or losses on securities, futures contracts and foreign currency related transactions	34,706,142	4,006,763	(385,182)	843,622	63,189,642
Net change in unrealized gains or losses on securities, futures contracts and foreign currency related transactions	29,356,414	8,382,602	2,266,367	69,152,203	(11,813,295)

Net increase in net assets resulting from operations	63,372,360	15,254,418	2,414,097	78,103,953	54,774,057

Distributions to shareholders from
Net investment income
Class A	0	(1,132,622)	0	0	(2,688,123)
Class B	0	(5,459)	0	0	(324,959)
Class C	0	0	0	0	(6,043)
Class I	0	(2,258,930)	(384,159)	(8,099,600)	(465,055)
Class IS	0	0	(2,487)	(65,469)	0
Net realized gains
Class A	0	(2,135,061)	0	0	(38,439,383)
Class B	0	(11,575)	0	0	(20,674,385)
Class C	0	0	0	0	(401,539)
Class I	0	(3,732,991)	0	(9,926,142)	(5,200,013)
Class IS	0	0	0	(99,609)	0

Total distributions to shareholders	0	(9,276,638)	(386,646)	(18,190,820)	(68,199,500)

Capital share transactions
Proceeds from shares sold	129,890,576	43,614,132	27,294,717	154,753,047	41,988,835
Net asset value of shares issued in reinvestment of distributions	0	7,169,649	184,087	13,844,538	65,384,508
Payment for shares redeemed	(70,985,101)	(41,216,261)	(9,080,690)	(160,514,776)	(133,272,263)

Net increase (decrease) in net assets resulting from capital share transactions	58,905,475	9,567,520	18,398,114	8,082,809	(25,898,920)

Total increase (decrease) in net assets	122,277,835	15,545,300	20,425,565	67,995,942	(39,324,363)
Net assets
Beginning of period	224,529,345	175,667,583	825,190,170	757,194,228	646,397,406

End of period	$ 346,807,180	$ 191,212,883	$ 845,615,735	825,190,170	$ 607,073,043

Undistributed (overdistributed) net investment income (loss)	$ (12,910)	$ 2,188,307	$ 38,981	(107,285)	$ (28,121)

(a) For the one month ended July 31, 2001. The Fund changed its fiscal year end from June 30 to July 31, effective July 31, 2001.

See Combined Notes to Financial Statements.

EVERGREEN
Domestic Equity Funds II
Combined Notes to Financial Statements

1. ORGANIZATION

The Evergreen Domestic Equity Funds II consist of Evergreen Blue Chip Fund (“Blue Chip Fund”), Evergreen Equity Income Fund (“Equity Income Fund”), Evergreen Equity Index Fund (“Equity Index Fund”), Evergreen Growth and Income Fund (“Growth and Income Fund”), Evergreen Small Cap Value Fund (“Small Cap Value Fund”), Evergreen Special Values Fund (“Special Values Fund”), Evergreen Strategic Value Fund (“Strategic Value Fund”) and Evergreen Value Fund (“Value Fund”), (collectively, the “Funds”). Blue Chip Fund, Equity Income Fund, Growth and Income Fund, Small Cap Value Fund, Special Values Fund and Value Fund are each a diversified series of Evergreen Equity Trust. Equity Index Fund and Strategic Value Fund are each a diversified series of Evergreen Select Equity Trust. Each trust is Delaware business trust organized on September 18, 1997 as an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

The Funds offer Class A, Class B, Class C, Institutional (“Class I”) and/or Institutional Service (“Class IS”) shares. Class A shares are sold with a front-end sales charge. Class B and Class C shares are sold without a front-end sales charge, but pay a higher ongoing distribution fee than Class A and are sold subject to a contingent deferred sales charge that is payable upon redemption and decreases depending on how long the shares have been held. Class I and Class IS shares are sold without a front-end sales charge or contingent deferred sales charge; however, Class IS shares pay an ongoing distribution fee.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Funds in the preparation of their financial statements. The policies are in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that affect amounts reported herein. Actual results could differ from these estimates.

A. Valuation of Investments

Listed equity securities are valued at the last sales price reported on the national securities exchange, where the securities are principally traded.

Portfolio debt securities acquired with more than 60 days to maturity are valued at prices obtained from an independent pricing service which takes into consideration such factors as similar security prices, yields, maturities, liquidity and ratings. Securities for which valuations are not available from an independent pricing service may be valued by brokers which use prices provided by market makers or estimates of market value obtained from yield data relating to investments or securities with similar characteristics.

Short-term securities with remaining maturities of 60 days or less at the time of purchase are valued at amortized cost, which approximates market value.

Investments in other mutual funds are valued at net asset value. Securities for which market quotations are not available are valued at fair value as determined in good faith, according to procedures approved by the Board of Trustees.

B. Foreign Currency Translation

All assets and liabilities denominated in foreign currencies are translated in U.S. dollar amounts at the date of valuation. Purchases and sales of portfolio securities and income items denominated in foreign currencies are translated into U.S. dollar amounts on the respective dates of such transactions. The Funds do not separately account for that portion of the results of operations resulting from changes in foreign exchange rates on investments and the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gains or losses on securities.

EVERGREEN
Domestic Equity Funds II
Combined Notes to Financial Statements (continued)

C. Futures Contracts

In order to gain exposure to or protect against changes in security values, the Funds may buy and sell futures contracts. The primary risks associated with the use of futures contracts are the imperfect correlation between changes in market values of securities held by the funds and the prices of futures contracts, and the possibility of an illiquid market.

Futures contracts are valued based upon their quoted daily settlement prices. The aggregate principal amounts of the contracts are not recorded in the financial statements. Fluctuations in the value of the contracts are recorded in the Statement of Assets and Liabilities as an asset or liability and in the Statement of Operations as unrealized gains or losses until the contracts are closed, at which point they are recorded as net realized gains or losses on futures contracts.

D. Securities Lending

The Funds may lend their securities to certain qualified brokers in order to earn additional income. The Funds receive compensation in the form of fees or interest earned on the investment of any cash collateral received. The Funds receive collateral in the form of cash or securities with a market value at least equal to the market value of the securities on loan, including accrued interest. In the event of default or bankruptcy by the borrower, the Funds could experience delays and costs in recovering the loaned securities or in gaining access to the collateral.

E. Written Options

The Funds may write covered put or call options. When a Fund writes an option, an amount equal to the premium received is recorded as a liability and is subsequently adjusted to the current market value of the written option. Premiums received from written options, which expire unexercised, are recognized as realized gains from investments on the expiration date. The difference between the premium received and the amount paid on effecting a closing purchase transaction, including brokerage commissions, is treated as a realized gain or loss. If a call option is exercised, the premium is added to the proceeds from the sale of the underlying security in calculating the realized gain or loss on the sale. If a put option is exercised, the premium reduces the cost of the security purchased. The Fund, as a writer of an option, bears the market risk of an unfavorable change in the price of the security underlying the written option.

F. Security Transactions and Investment Income

Security transactions are recorded no later than one business day after the trade date. Realized gains and losses are computed using the specific cost of the security sold. Interest income is recorded on the accrual basis and includes accretion of discounts and amortization of premiums. Dividend income is recorded on the ex-dividend date or in the case of some foreign securities, on the date when the Fund is made aware of the dividend. Foreign income and capital gains realized on some securities may be subject to foreign taxes, which are accrued as applicable.

G. Federal Taxes

Each Fund intends to continue to qualify as a regulated investment company and distribute all of its taxable income, including any net capital gains (which have already been offset by available capital loss carryovers). Accordingly, no provision for federal taxes is required.

H. Distributions

Distributions to shareholders from net investment income and net realized gains are recorded on the ex-dividend date.

Such distributions are determined in conformity with income tax regulations, which may differ from generally accepted accounting principles.

EVERGREEN
Domestic Equity Funds II
Combined Notes to Financial Statements (continued)

Reclassifications have been made to the Funds’ components of net assets to reflect income and gains available for distribution (or available capital loss carryovers, as applicable) under income tax regulations. The primary permanent differences causing such reclassifications are due to net operating losses, equalization and certain distributions received from real estate investment trusts.

I. Class Allocations

Income, common expenses and realized and unrealized gains and losses are allocated to the classes based on the relative net assets of each class. Distribution fees, if any, are calculated daily at the class level based on the appropriate net assets of each class and the specific expense rates applicable to each class.

3. ADVISORY FEES AND OTHER TRANSACTIONS WITH AFFILIATES

Evergreen Investment Management Company, LLC (“EIMC”), an indirect, wholly-owned subsidiary of Wachovia Corporation (“Wachovia”) (formerly, First Union Corporation), is the investment advisor to the Funds and is paid a management fee that is calculated and paid daily. The management fee is computed by applying percentage rates, which decline as net assets increase, to each Fund’s average net assets as identified below:

	Management Fee Rate Starts at:	and Declines, as Net Assets Increase, to:

Blue Chip Fund	0.610%	0.260%
Equity Income Fund	0.725%	0.675%
Growth and Income Fund	0.725%	0.625%
Small Cap Value Fund	0.900%	0.700%

For Equity Index Fund, Special Values Fund, Strategic Value Fund and Value Fund, EIMC is paid a management fee at the following annual rates of each Fund’s average daily net assets:

Management Fee Rate

Equity Index Fund	0.32%
Special Values Fund	0.80%
Strategic Value Fund	0.62%
Value Fund	0.42%

During the year ended July 31, 2002, the amount of investment advisory fees waived by the investment advisor and the impact on each Fund’s annualized expense ratio represented as a percentage of its average daily net assets were as follows:

	Fees Waived	% of Average Net Assets

Equity Index Fund	$ 2,568,354	0.32%
Special Values Fund*	92,276	0.05%

* For the eight months ended July 31, 2002. The Fund changed its fiscal year end from November 30 to July 31, effective July 31, 2002.

During the year ended July 31, 2002, Equity Index Fund had expenses reimbursed in the amount of $532,672 and the impact on the Fund’s annualized expense ratio represented as a percentage of its average daily net asset was 0.07%.

Evergreen Investment Services, Inc. (“EIS”), an indirect, wholly-owned subsidiary of Wachovia, is the administrator to the Funds. As administrator, EIS provides the Funds with facilities, equipment and personnel and is paid an administrative fee of 0.10% of each Fund’s average net assets.

Evergreen Service Company, LLC (“ESC”), an indirect, wholly-owned subsidiary of Wachovia, is the transfer and dividend disbursing agent for the Funds.

EVERGREEN
Domestic Equity Funds II
Combined Notes to Financial Statements (continued)

The Funds have placed a portion of their portfolio transactions with brokerage firms that are affiliates of Wachovia. During the year ended, July 31, 2002, the Funds incurred brokerage commissions as follows:

	First Union Securities, Inc.	Wachovia Securities, Inc

Blue Chip Fund	$ 1,099,463	$ 0
Equity Income Fund	494,889	0
Growth and Income Fund	355,604	0
Small Cap Value Fund	352,403	795
Special Values Fund	24,841	0
Strategic Value Fund	94,106,	31,736
Value Fund	164,241	13,350

4. DISTRIBUTION PLANS

Evergreen Distributor, Inc. (“EDI”), a wholly-owned subsidiary of BISYS Fund Services, Inc., serves as principal underwriter to the Funds.

Each Fund has adopted Distribution Plans, as allowed by Rule 12b-1 of the 1940 Act, for each class of shares, except Class I. Under the Distribution Plans, distribution fees for each class are calculated and paid daily at annual rates. These fees are 0.25% of the average daily net assets for Class A and Class IS, and 1.00% of the average daily net assets for Class B and Class C.

5. ACQUISITIONS

During the year ended July 31, 2002, several of the Funds had acquired various open-end management investment companies registered under the 1940 Act.

Effective on the close of business on June 14, 2002, Equity Index Fund acquired substantially all the assets and assumed certain liabilities of Wachovia Equity Index Fund in exchange for Class A, Class B and Class I shares of Equity Index Fund. Value Fund acquired substantially all the assets and assumed certain liabilities of Wachovia Blue Chip Fund in exchange for Class A, Class B and Class I shares of Value Fund.

These acquisitions were accomplished by a tax-free exchange of the respective shares of each Fund. The value of net assets acquired, number of shares issued, unrealized appreciation (depreciation) acquired and the aggregate net assets of each acquiring Fund immediately after the acquisition were as follows:

Acquiring Fund	Acquired Fund	Value of Net Assets Acquired	Number of Shares Issued	Unrealized Appreciation (Depreciation)	Net Assets After Acquisition

Equity Index Fund	Wachovia Equity Index Fund	$ 175,952,250	4,658,390	$ 83,176,982	$ 978,686,180
Value Fund	Wachovia Blue Chip Fund	2,327,237	146,327	(213,581)	488,000,688

In addition, effective on the close of business on June 14, 2002, Special Values Fund acquired substantially all the assets and assumed certain liabilities of Wachovia Special Values Fund in exchange for Class A, Class B and Class I shares of Special Values Fund. Special Values Fund had no operations prior to the acquisition. Since Special Values Fund and Wachovia Special Values Fund were similar funds and Wachovia Special Values Fund contributed all of the net assets and shareholders, the basis of accounting for assets and liabilities and operating results for prior periods of Wachovia Special Values Fund are carried forward as the accounting survivor.

EVERGREEN
Domestic Equity Funds II
Combined Notes to Financial Statements (continued)

6. CAPITAL SHARE TRANSACTIONS

The Funds have an unlimited number of shares of beneficial interest with $0.001 par value authorized. Shares of beneficial interest of the Funds are currently divided into Class A, Class B, Class C, Class I and Class IS. On April 26, 2002, Strategic Value Fund effected a 10 for 1 stock split of its shares. Transactions in shares of the Funds were as follows:

Blue Chip Fund

	Year EndedJuly 31, 2002		Year EndedJuly 31, 2001
	Shares	Amount	Shares	Amount

Cass A
Shares sold	1,203,430	$ 27,922,792	1,250,848	$ 37,545,198
Automatic conversion of Class B shares to Class A shares	605,836	15,078,471	70,433	1,934,592
Shares issued in reinvestment of distributions	0	0	904,526	27,054,392
Shares redeemed	(3,565,303)	(82,438,587)	(2,844,718)	(82,920,982)

Net decrease	(1,756,037)	(39,437,324)	(618,911)	(16,386,800)

Class B
Shares sold	876,218	20,120,321	2,383,288	71,501,583
Automatic conversion of Class B shares to Class A shares	(625,521)	(15,078,471)	(72,214)	(1,934,592)
Shares issued in reinvestment of distributions	0	0	1,095,791	32,029,960
Shares redeemed	(3,364,749)	(74,696,855)	(2,804,830)	(79,250,767)

Net increase (decrease)	(3,114,052)	(69,655,005)	602,035	22,346,184

Class C
Shares sold	150,074	3,472,176	274,367	8,498,471
Shares issued in reinvestment of distributions	0	0	52,507	1,539,517
Shares redeemed	(307,744)	(6,981,023)	(222,337)	(6,276,486)

Net increase (decrease)	(157,670)	(3,508,847)	104,537	3,761,502

Class I
Shares sold	138,947	3,255,452	248,544	7,501,972
Shares issued in reinvestment of distributions	0	0	37,497	1,115,150
Shares redeemed	(230,663)	(5,427,692)	(194,411)	(5,679,590)

Net increase (decrease)	(91,716)	(2,172,240)	91,630	2,937,532

Net increase (decrease)		$ (114,773,416)		$ 12,658,418

Equity Income Fund

	Year Ended July 31, 2002		Year EndedJuly 31, 2001
	Shares	Amount	Shares	Amount

Class A
Shares sold	743,314	$ 15,044,862	905,036	$ 19,852,923
Automatic conversion of Class B shares to Class A shares	363,645	7,501,494	163,398	3,619,940
Shares issued in reinvestment of distributions	99,311	1,950,653	98,451	2,097,314
Shares redeemed	(1,161,719)	(23,119,738)	(704,272)	(15,370,773)

Net increase	44,551	1,377,271	462,613	10,199,404

Class B
Shares sold	1,099,931	21,989,839	439,855	9,610,425
Automatic conversion of Class B shares to Class A shares	(366,792)	(7,501,494)	(164,764)	(3,619,940)
Shares issued in reinvestment of distributions	158,036	3,072,392	208,836	4,414,221
Shares redeemed	(1,760,059)	(34,186,162)	(1,722,159)	(37,311,106)

Net decrease	(868,884)	(16,625,425)	(1,238,232)	(26,906,400)

Class C
Shares sold	430,549	8,612,878	451,543	9,861,716
Shares issued in reinvestment of distributions	19,524	380,486	13,404	283,588
Shares redeemed	(216,960)	(4,203,332)	(136,961)	(2,982,668)

Net increase	233,113	4,790,032	327,986	7,162,636

Class I
Shares sold	551,296	11,031,799	1,467,450	32,493,881
Shares issued in reinvestment of distributions	964,937	18,947,272	1,165,910	24,841,931
Shares redeemed	(3,913,853)	(78,244,978)	(5,361,783)	(117,911,708)

Net decrease	(2,397,620)	(48,265,907)	(2,728,423)	(60,575,896)

Net decrease		$ (58,724,029)		$(70,120,256)

EVERGREEN
Domestic Equity Funds II
Combined Notes to Financial Statements (continued)

Equity Index Fund

	Year EndedJuly 31, 2002		Year EndedJuly 31, 2001 (a)		Year EndedJune 30, 2001

	Shares	Amount	Shares	Amount	Shares	Amount

Class A
Shares sold	1,753,813	$ 71,043,201	262,694	$ 11,815,387	1,008,251	$ 50,325,437
Automatic conversion of Class B shares to Class A shares	98,673	4,266,263	756	34,533	6,314	286,531
Shares issued in reinvestment of distributions	22,054	894,524	945	42,956	18,087	903,259
Shares redeemed	(1,281,190)	(50,435,517)	(36,338)	(1,643,997)	(615,126)	(30,829,691)
Shares issued in acquisition of Wachovia Equity Index Fund	2,184,125	82,499,813	0	0	0	0

Net increase	2,777,475	108,268,284	228,057	10,248,879	417,526	20,685,536

Class B
Shares sold	1,909,916	78,761,591	102,925	4,635,621	1,439,076	70,712,994
Automatic conversion of Class B shares to Class A shares	(99,157)	(4,266,263)	(760)	(34,533)	(6,343)	(286,531)
Shares issued in reinvestment of distributions	8,320	339,286	0	0	22,835	1,158,892
Shares redeemed	(1,086,045)	(42,224,005)	(70,666)	(3,178,538)	(665,210)	(32,991,369)
Shares issued in acquisition of Wachovia Equity Index Fund	35,031	1,318,377	0	0	0	0

Net increase	768,065	33,928,986	31,499	1,422,550	790,358	38,593,986

Class C
Shares sold	2,788,356	114,642,242	154,504	6,975,881	1,763,251	86,491,257
Shares issued in reinvestment of distributions	5,095	207,356	0	0	8,163	413,590
Shares redeemed	(923,953)	(35,692,469)	(37,853)	(1,709,788)	(273,727)	(13,217,701)
Shares issued in acquisition of Wachovia Equity Index Fund	67,675	2,550,764	0	0	0	0

Net increase	1,937,173	81,707,893	116,651	5,266,093	1,497,687	73,687,146

Class I
Shares sold	4,083,473	168,409,056	163,225	7,432,096	2,035,310	100,531,815
Shares issued in reinvestment of distributions	67,026	2,723,926	2,923	132,917	85,010	4,320,969
Shares redeemed	(2,271,043)	(93,419,842)	(79,276)	(3,570,239)	(5,705,574)	(291,065,642)
Shares issued in acquisition of Wachovia Equity Index Fund	2,371,559	89,583,296	0	0	0	0

Net increase (decrease)	4,251,015	167,296,436	86,872	3,994,774	(3,585,254)	(186,212,858)

Class IS
Shares sold	111,847	4,553,553	3,353	152,953	34,237	1,715,493
Shares issued in reinvestment of distributions	2,708	110,206	126	5,743	3,376	169,551
Shares redeemed	(82,194)	(3,327,473)	(6,528)	(297,126)	(71,007)	(3,585,346)

Net increase (decrease)	32,361	1,336,286	(3,049)	(138,430)	(33,394)	(1,700,302)

Net increase (decrease)		$ 392,537,885		$ 20,793,866		$ (54,946,492)

(a) For the one month ended July 31, 2001. The Fund changed its fiscal year end from June 30 to July 31, effective July 31, 2001.

EVERGREEN
Domestic Equity Funds II
Combined Notes to Financial Statements (continued)

Growth and Income Fund

	Year EndedJuly 31, 2002		Year EndedJuly 31, 2001
	Shares	Value	Shares	Value

Class A
Shares sold	857,684	$ 18,199,144	937,278	$ 25,632,427
Automatic conversion of Class B shares to Class A shares	618,982	13,824,744	128,239	3,214,891
Shares issued in reinvestment of distributions	248,712	5,240,356	828,797	21,714,489
Shares redeemed	(2,346,301)	(49,475,835)	(2,497,267)	(68,120,488)

Net decrease	(620,923)	(12,211,591)	(602,953)	(17,558,681)

Class B
Shares sold	467,441	9,098,826	501,128	12,984,293
Automatic conversion of Class B shares to Class A shares	(643,807)	(13,824,744)	(132,186)	(3,214,891)
Shares issued in reinvestment of distributions	926,057	18,798,950	3,023,786	77,046,062
Shares redeemed	(5,035,406)	(101,786,616)	(5,045,488)	(132,915,163)

Net decrease	(4,285,715)	(87,713,584)	(1,652,760)	(46,099,699)

Class C
Shares sold	176,494	3,606,905	77,811	1,966,071
Shares issued in reinvestment of distributions	26,473	537,413	106,671	2,717,984
Shares redeemed	(254,224)	(5,136,587)	(320,333)	(8,247,468)

Net decrease	(51,257)	(992,269)	(135,851)	(3,563,413)

Class I
Shares sold	1,059,093	22,482,385	1,018,262	27,649,995
Shares issued in reinvestment of distributions	344,581	7,336,005	1,825,828	48,201,876
Shares redeemed	(5,999,422)	(131,685,066)	(7,911,649)	(212,533,437)

Net decrease	(4,595,748)	(101,866,676)	(5,067,559)	(136,681,566)

Net decrease		($202,784,120)		($203,903,359)

Small Cap Value Fund

	Year EndedJuly 31, 2002		Year EndedJuly 31, 2001
	Shares	Amount	Shares	Amount

Class A
Shares sold	10,689,456	$ 219,490,735	3,390,396	$ 62,321,008
Automatic conversion of Class B shares to Class A shares	130,342	2,782,669	12,612	224,156
Shares issued in reinvestment of distributions	157,931	2,898,043	0	0
Shares redeemed	(3,592,886)	(71,017,140)	(1,430,372)	(25,730,903)

Net increase	7,384,843	154,154,307	1,972,636	36,814,261

Class B
Shares sold	4,987,144	101,178,220	1,002,314	17,892,214
Automatic conversion of Class B shares to Class A shares	(133,500)	(2,782,669)	(12,813)	(224,156)
Shares issued in reinvestment of distributions	120,103	2,155,861	0	0
Shares redeemed	(1,277,150)	(24,223,568)	(877,475)	(14,907,696)

Net increase	3,696,597	76,327,844	112,026	2,760,362

Class C
Shares sold	2,459,660	49,789,446	592,356	10,725,580
Shares issued in reinvestment of distributions	33,618	602,443	0	0
Shares redeemed	(576,576)	(11,018,277)	(201,896)	(3,464,253)

Net increase	1,916,702	39,373,612	390,460	7,261,327

Class I
Shares sold	10,353,973	215,414,017	2,108,722	38,951,716
Shares issued in reinvestment of distributions	177,438	3,275,503	0	0
Shares redeemed	(3,142,742)	(63,877,786)	(1,541,265)	(26,654,787)

Net increase	7,388,669	154,811,734	567,457	12,296,929

Class IS
Shares Sold	4,050	84,722	3	58
Shares issued in reinvestment of distributions	1,933	35,539	0	0
Shares redeemed	(23,225)	(483,792)	(12,986)	(227,462)

Net decrease	(17,242)	(363,531)	(12,983)	(227,404)

Net increase		$ 424,303,966		$ 58,905,475

EVERGREEN
Domestic Equity Funds II
Combined Notes to Financial Statements (continued)

Special Values Fund

	Year Ended July 31, 2002 (a)		Year Ended November 30, 2001		Year Ended November 30, 2000

	Shares	Amount	Shares	Amount	Shares	Amount

Class A
Shares sold	1,497,737	$ 31,116,374	1,297,425	$ 24,912,287	840,946	$ 13,531,377
Shares issued in reinvestment of distributions	234,513	4,601,134	79,778	1,342,683	208,714	3,225,879
Shares redeemed	(995,554)	(20,066,817)	(1,388,006)	(26,205,847)	(1,346,467)	(21,680,589)

Net increase (decrease)	736,696	15,650,691	(10,803)	49,123	(296,807)	(4,923,333)

Class B
Shares sold	121,997	2,453,667	34,364	654,980	6,535	105,403
Shares issued in reinvestment of distributions	3,478	67,887	386	6,491	1,093	16,863
Shares redeemed	(17,191)	(327,679)	(3,432)	(62,899)	(3,501)	(57,414)

Net increase	108,284	2,193,875	31,318	598,572	4,127	64,852

Class C
Shares sold	98,080	1,988,234	19,238	362,421
Shares issued in reinvestment of distributions	1,170	22,889	0	0
Shares redeemed	(11,173)	(213,184)	(1,048)	(20,531)

Net increase	88,077	1,797,939	18,190	341,890

Class I
Shares sold	4,512,729	92,765,600	3,950,171	74,750,277	1,855,633	29,977,352
Shares issued in reinvestment of distributions	486,425	9,548,510	102,925	1,732,234	254,663	3,926,907
Shares redeemed	(2,862,243)	(57,405,800)	(2,021,923)	(37,894,372)	(1,209,477)	(19,478,258)

Net increase	2,136,911	44,908,310	2,031,173	38,588,139	900,819	14,426,001

Net increase		$ 64,550,815		$ 39,577,724		$ 9,567,520

Strategic Value Fund

	Year Ended January 31, 2002 (b)		Year Ended July 31, 2001 (c)		Year Ended June 30, 2001

	Shares	Amount	Shares	Amount	Shares	Amount

Class A
Shares Sold	3,336	$ 64,919

Net increase	3,336	64,919

Class B
Shares sold	11,196	184,403
Net increase	11,196	184,403
Class C
Shares sold	7,880	147,915
Shares redeemed	(62)	(1,010)

Net increase	7,818	146,905

Class I
Shares sold	3,686,673	213,400,429	118,077	27,104,425	658,188	148,234,175
Shares issued in reinvestment of distributions	116,083	12,004,417	791	182,383	61,624	13,710,040
Shares redeemed	(2,557,000)	(118,629,844)	(37,678)	(8,654,883)	(696,247)	(156,660,370)
Shares issued in stock split	36,355,217	0	0	0	0	0

Net increase	37,600,973	106,775,002	81,190	18,631,925	23,565	5,283,845

Class IS
Shares sold	64,817	4,141,734	829	190,292	28,836	6,518,872
Shares issued in reinvestment of distributions	1,113	121,753	7	1,704	604	134,498
Shares redeemed	(176,899)	(6,198,653)	(1,847)	(425,807)	(17,080)	(3,854,406)
Shares issued in stock split	392,754	0	0	0	0	0

Net increase (decrease)	281,785	(1,935,166)	(1,011)	(233,811)	12,360	2,798,964

Net increase		$ 105,236,063		$ 18,398,114		$ 8,082,809

(a) For the eight months ended July 31, 2002. The Fund changed its fiscal year end from November 30 to July 31, effective July 31, 2002.

(b) For Class A, Class B and Class C, for the period from March 27, 2002 (commencement of class operations) to July 31, 2002.

(c) For the one month ended July 31, 2001. The Fund changed its fiscal year end from June 30 to July 31, effective July 31, 2001.

EVERGREEN
Domestic Equity Funds II
Combined Notes to Financial Statements (continued)

Value Fund

	Year EndedJuly 31, 2002		Year EndedJuly 31, 2001
	Shares	Amount	Shares	Amount

Class A
Shares sold	1,216,692	$ 21,399,012	1,189,706	$ 23,379,897
Automatic conversion of Class B shares to Class A shares	2,284,558	41,006,072	1,148,281	22,641,843
Shares issued in reinvestment of distributions	2,123,236	36,873,527	2,068,782	39,258,172
Shares redeemed	(3,832,372)	(65,494,485)	(3,448,491)	(70,147,530)
Shares issued in acquisition of Wachovia Blue Chip Fund	23,243	369,368	0	0

Net increase	1,815,357	34,153,494	958,278	15,132,382

Class B
Shares sold	937,425	16,232,110	612,675	12,035,603
Automatic conversion of Class B shares to Class A shares	(2,303,899)	(41,006,072)	(1,153,526)	(22,641,843)
Shares issued in reinvestment of distributions	864,365	14,892,903	1,081,900	20,406,586
Shares redeemed	(1,829,210)	(30,921,395)	(1,888,939)	(38,393,283)
Shares issued in acquisition of Wachovia Blue Chip Fund	7,411	116,667	0	0

Net decrease	(2,323,908)	(40,685,787)	(1,347,890)	(28,592,937)

Class C
Shares sold	305,256	5,237,826	212,723	4,215,158
Shares issued in reinvestment of distributions	35,350	608,722	20,113	379,154
Shares redeemed	(263,624)	(4,378,066)	(56,486)	(1,128,401)
Shares issued in acquisition of Wachovia Blue Chip Fund	980	15,431	0	0

Net increase	77,962	1,483,913	176,350	3,465,911

Class I
Shares sold	158,656	2,714,998	118,267	2,358,177
Shares issued in reinvestment of distributions	211,144	3,673,504	281,578	5,340,596
Shares redeemed	(595,869)	(10,316,409)	(1,164,769)	(23,603,049)
Shares issued in acquisition of Wachovia Blue Chip Fund	114,693	1,825,771	0	0

Net decrease	(111,376)	(2,102,136)	(764,924)	(15,904,276)

Net decrease		($7,150,516)		($ 25,898,920)

7. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of investment securities (excluding short-term securities) were as follows for the year ended July 31, 2002:

	Cost of Purchases	Proceeds from Sales

Blue Chip Fund	$ 1,043,446,982	$ 1,128,275,806
Equity Index Fund	250,490,815	53,031,945
Growth and Income Fund	525,099,447	742,458,709
Small Cap Value Fund	722,856,029	340,251,453
Special Values Fund*	165,913,750	79,912,246
Strategic Value Fund	426,488,612	308,408,477
Value Fund	185,657,987	229,484,953

* For the eight months ended July 31, 2002. The Fund changed its fiscal year end from November 30 to July 31, effective July 31, 2002.

For Equity Income Fund, cost of purchases of U.S. government and non-U.S. government securities were $1,655,305 and $897,193,448, respectively; the Fund’s proceeds from sale of U.S. government and non- U.S. government securities were $46,846,648 and $910,474,451, respectively, for the year ended July 31, 2002. At July 31, 2002 the following funds had open futures contracts outstanding as follows:

Fund	Expiration	Contracts	Initial Contract Amount	Value	Unrealized Gain (loss)
Equity Index Fund	September 2002	37 S&P 500	$ 8,410,384	$ 8,431,375	$ 20,991
Special Values Fund	September 2002	65 Russell 2000	15,292,917	12,761,125	(2,531,792)

EVERGREEN
Domestic Equity Funds II
Combined Notes to Financial Statements (continued)

The Funds loaned securities during the year ended July 31, 2002 to certain brokers. On July 31, 2002, the value of securities on loan and the value of collateral (including accrued interest) and the amount of security lending income earned for the period were as follows:

	Value of Securities on Loan	Value of Collateral	Income Earned

Blue Chip Fund	$ 12,570,125	$ 12,743,797	$ 62,019
Equity Income Fund	47,463,466	48,340,955	215,396
Equity Index Fund	20,770,134	21,979,151	55,835
Growth and Income Fund	14,365,835	15,203,105	163,584
Small Cap Value Fund	62,860,582	66,824,930	209,006
Strategic Value Fund	14,380,340	15,337,133	74,554
Value Fund	4,521,528	4,567,200	42,255

During the year ended July 31, 2002, the Growth and Income Fund had written option activities as follows:

	Number of Contracts	Premium

Options outstanding at 7/31/2001	0	$ 0
Options written	1,000	316,989
Options closed	(1,000)	(316,989)
Options outstanding at 7/31/2002	0	$ 0

On July 31, 2002, the composition of unrealized appreciation and depreciation on securities based on the aggregate cost of securities for federal income tax purposes were as follows:

	Tax Cost	Gross Unrealized Appreciation	Gross Unrealized Depreciation	Net Unrealized Appreciation (Depreciation)

Blue Chip Fund	$ 535,867,638	$ 15,486,111	$ (73,825,849)	$ (58,339,738)
Equity Income Fund	805,848,803	34,840,439	(70,912,956)	(36,072,517)
Equity Index Fund	877,733,461	167,773,014	(147,060,129)	20,712,885
Growth and Income Fund	495,149,967	94,674,360	(33,294,365)	61,379,995
Small Cap Value Fund	823,029,383	27,570,667	(95,808,943)	(68,238,276)
Special Values Fund	291,879,928	42,785,746	(32,477,428)	10,308,318
Strategic Value Fund	818,120,540	55,144,184	(120,856,237)	(65,712,053)
Value Fund	471,636,418	44,914,709	(84,471,123)	(39,556,414)

As of July 31, 2002, the Funds had capital loss carryovers for federal income tax purposes as follows:

	Total Capital Loss Carryovers	Expiration
		2006	2007	2009	2010

Blue Chip Fund	$ 141,844,068	$ 0	$ 0	$ 1,950,964	$ 139,893,104
Equity Income Fund	20,253,706	0	0	0	20,253,706
Equity Index Fund	18,861,067	0	0	8,650,511	10,210,556
Growth and Income Fund	1,032,021	0	0	0	1,032,021
Small Cap Value Fund	9,174,503	$ 6,124,802	$ 3,049,701	0	0

Certain portions of the capital loss carryovers of the Small Cap Value Fund were assumed as a result of prior acquisitions. Utilization of these capital loss carryovers was limited during the year ended July 31, 2002 in accordance with income tax regulations.

For income tax purposes, capital losses incurred after October 31 within a Fund’s fiscal year are deemed to arise on the first business day of the Fund’s following fiscal year. As of July 31, 2002, Blue Chip Fund, Equity Income Fund, Equity Index Fund, Strategic Value Fund and Value Fund incurred and elected to defer post October losses of $27,070,318, $20,735,401, $21,102,503, $48,872,012 and $8,466,687, respectively.

EVERGREEN
Domestic Equity Funds II
Combined Notes to Financial Statements (continued)

8. DISTRIBUTIONS TO SHAREHOLDERS

As of July 31, 2002, the components of distributable earnings on a tax basis were as follows:

	Undistributed (Overdistributed) Ordinary Income	Undistributed Long Term Capital Gain	Unrealized Appreciation (Depreciation)	Capital Loss Carryforwards and Post-October Loss

Blue Chip Fund	$(19,387)	$0	$(58,339,738)	$(168,914,386)
Equity Income Fund	1,041,686	0	(36,072,517)	(40,989,107)
Equity Index Fund	144,401	0	20,712,885	(39,963,570)
Growth and Income Fund	(71,449)	0	61,379,888	(1,032,021)
Small Cap Value Fund	8,701,644	10,721,740	(68,238,276)	(9,174,503)
Special Values Fund	1,155,026	15,935,170	10,308,292	0
Strategic Value Fund	138,161	0	(65,712,053)	(48,872,012)
Value Fund	(99,471)	0	(39,556,414)	(8,466,687)

The differences between components of distributable earnings on a tax basis and the amounts reflected in the Statements of Asset and Liabilities are primarily due to wash sales, certain distributions received from real estate investment trusts and treatment of futures contracts. Additionally, short-term capital gains are considered ordinary income for income tax purposes.

The tax character of distributions paid for the year ended July 31, 2002 was as follows:

	Ordinary Income	Long-Term CapitalGain

Blue Chip Fund	$0	$0
Equity Income Fund	25,015,365	2,224,717
Equity Index Fund	5,443,939	0
Growth and Income Fund	0	33,581,340
Small Cap Value Fund	0	9,499,285
Special Values Fund	10,147,152	7,322,722
Strategic Value Fund	9,472,675	7,081,667
Value Fund	28,472,426	30,478,609

On August 30, 2002, Equity Index Fund and Strategic Value Fund declared distributions from net investment income payable on September 3, 2002 to shareholders of record on August 29, 2002. These distributions are not reflected in the accompanying financial statements. The per share amount of the distributions are as follows:

Strategic Value Fund

Class A	$0.0249
Class B	0.0136
Class C	0.0136
Class I	0.0287
Class IS	0.0249

Equity Index Fund

Class A	0.0481
Class B	0.0263
Class C	0.0263
Class I	0.0552
Class IS	0.0481

EVERGREEN
Domestic Equity Funds II
Combined Notes to Financial Statements (continued)

9. EXPENSE REDUCTIONS

Through expense offset arrangements with ESC and their custodian, a portion of the fund expenses have been reduced. The amount of expense reductions received by each Fund and the impact of the total expense reductions on each Fund’s annualized expense ratio represented as a percentage of its average net assets were as follows:

	Total Expense Reductions	% of Average Net Assets

Blue Chip Fund	$12,365	0.00%
Equity Income Fund	13,698	0.00%
Equity Index Fund	10,113	0.00%
Growth and Income Fund	9,895	0.00%
Small Cap Value Fund	6,382	0.00%
Special Values Fund	194	0.00%
Strategic Value Fund	12,290	0.00%
Value Fund	9,715	0.00%

10. DEFERRED TRUSTEES’ FEES

Each independent Trustee of each Fund may defer any or all compensation related to performance of their duties as Trustees. The Trustees’ deferred balances are allocated to deferral accounts, which are included in the accrued expenses for the fund. The investment performance of the deferral accounts are based on the investment performance of certain Evergreen funds. Any gains earned or losses incurred in the deferral accounts are reported in the Fund’s Trustees’ fees and expenses. At the election of the Trustees, the deferral account will be paid either in one lump sum or in quarterly installments for up to ten years.

11. FINANCING AGREEMENT

The Funds and certain other Evergreen funds share in a $725 million unsecured revolving credit commitment to temporarily finance the purchase or sale of securities for prompt delivery, including funding redemption of their shares, as permitted by each Fund’s borrowing restrictions. Borrowings under this facility bear interest at 0.50% per annum above the Federal Funds rate. All of the Funds are charged an annual commitment fee of 0.10% of the unused balance, which is allocated pro rata. For its assistance in arranging the financing agreement, First Union Securities, Inc. was paid a one-time arrangement fee of $150,000, which was charged to the Funds and also allocated pro rata.

Below is a summary of the borrowing activity for each Fund that utilized the line of credit during the year ended July 31, 2002:

	Interest Expense	Interest Expense as a % of Average Daily Net Assets	Average Borrowings Outstanding	Average Interest Rates

Equity Income Fund	$164	0.00%	$4,816	3.41%
Equity Index Fund	1,690	0.00%	73,447	2.28%
Growth and Income Fund	9,499	0.01%	312,521	3.18%

12. CONCENTRATION OF RISK

The Funds may invest a substantial portion of their assets in an industry or sector and, therefore, may be more affected by changes in that industry or sector than would be a comparable mutual fund that is not heavily weighted in any industry or sector.

13. CHANGE IN ACCOUNTING PRINCIPLE

As required, effective August 1, 2001, the Funds have adopted the provisions of the AICPA Audit and Accounting Guide, Audits of Investments Companies, which amends certain accounting practices and disclosures, including amortization of premiums and accretion of discounts. Effective December 1, 2001, Special Values Fund also adopted the same principle. Accordingly, the Funds began amortizing premiums and accreting discounts on all fixed-income securities.

EVERGREEN
Domestic Equity Funds II
Combined Notes to Financial Statements (continued)

For Special Values Fund, the cumulative effect of this change in accounting policy to fixed income securities held by the Fund prior to the effective date of this change is not considered significant to the financial statements of the Fund. There is no impact to current year financial statements as a result of adopting this accounting change.

Prior to August 1, 2001, Equity Index Fund and Strategic Value Fund were already amortizing premiums and accreting discounts on its fixed-income securities. As a result, there is no impact to the current period financial statements for these Funds.

Prior to August 1, 2001, all of the other Funds were already accreting discounts but were not amortizing premiums on its fixed-income securities. As a result of each Fund’s adoption of this accounting principle, the cumulative effect of the change is insignificant to the current period financial statements of each Fund.

EVERGREEN
Domestic Equity Funds II
Independent Auditors’ Report

The Board of Trustees and Shareholders
Evergreen Equity Trust and
Evergreen Select Equity Trust:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of the Evergreen Blue Chip Fund, Evergreen Equity Income Fund, Evergreen Growth and Income Fund, Evergreen Small Cap Value Fund, Evergreen Special Values Fund, and Evergreen Value Fund, portfolios of the Evergreen Equity Trust, and Evergreen Equity Index Fund and Evergreen Strategic Value Fund, portfolios of the Evergreen Select Equity Trust, as of July 31, 2002, and the related statements of operations for each of the years or periods in the year then ended (except for the statement of operations of Evergreen Special Values fund for the year ended November 30, 2001), the statements of changes in net assets for each of the years or periods in the two-year period then ended (except for the statement of changes in net assets of Evergreen Special Values Fund for each of the years in the two-year period ended November 30, 2001), and the financial highlights for each of the years or periods in the five-year period then ended (except for the financial highlights of Evergreen Special Values Fund for each of the years or periods in the five-year period ended November 30, 2001). These financial statements and financial highlights are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The Evergreen Special Values Fund’s statement of operations for the year ended November 30, 2001, statement of changes for each of the years in the two-year period ended November 30, 2001 and financial highlights for each of the years or periods in the five-year period ended November 30, 2001 were audited by other auditors whose report, dated January 14, 2002, expressed an unqualified opinion.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of July 31, 2002 by correspondence with the custodian. As to securities purchased or sold but not yet received or delivered, we performed other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Evergreen Blue Chip Fund, Evergreen Equity Income Fund, Evergreen Equity Index Fund, Evergreen Growth and Income Fund, Evergreen Small Cap Value Fund, Evergreen Special Values Fund, Evergreen Strategic Value Fund, and Evergreen Value Fund as of July 31, 2002, the results of their operations, changes in their net assets and financial highlights for each of the years or periods described above in conformity with accounting principles generally accepted in the United States of America.

Boston, Massachusetts
September 6, 2002

EVERGREEN
Domestic Equity Funds II
Additional Information (unaudited)

Federal Tax Distributions

Pursuant to Section 852 of the Internal Revenue Code, the Funds have designated the following amounts as capital gain distributions for the year ended July 31, 2002:

	Aggregate	Per Share

Equity Income Fund	$2,224,717	$0.051
Growth and Income Fund	33,581,340	0.978
Small Cap Value Fund	9,499,285	0.471
Strategic Value Fund	7,081,667	1.827
Value Fund	30,478,609	1.047

For corporate shareholders, the following percentages of ordinary income dividends paid during the fiscal year ended July 31, 2002 qualified for the dividends received deduction:

Equity Income Fund	89.43%
Equity Index Fund	100.00%
Strategic Value Fund	100.00%
Value Fund	51.52%

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BOARD OF TRUSTEES

Name, address and date of birth	Position with trust	Begining year of term of office*	Principal occupations for last five years	Number of portfolios overseen in Evergreen funds complex	Other directorships held outside of Evergreen funds complex

Charles A. Austin III 200 Berkeley Street Boston, MA 02116 DOB: 10/23/1934	Trustee	1991	Investment Counselor, Anchor Capital Advisors, Inc. (investment advice); Director, The Andover Companies (insurance); Trustee, Arthritis Foundation of New England; The Francis Ouimet Society; Former Investment Counselor, Appleton Partners, Inc. (investment advice); Former Director, Executive Vice President and Treasurer, State Street Research & Management Company (investment advice); Former Director, Health Development Corp. (fitness-wellness centers); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	95	None

K. Dun Gifford 200 Berkeley Street Boston, MA 02116 DOB: 10/23/1938	Trustee	1974	Chairman and President, Oldways Preservation and Exchange Trust (education); Trustee, Treasurer and Chairman of the Finance Committee, Cambridge College; Former Managing Partner, Roscommon Capital Corp.; Former Chairman of the Board, Director, and Executive Vice President, The London Harness Company (leather goods purveyor); Former Chairman, Gifford, Drescher & Associates (environmental consulting); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	95	None

Leroy Keith, Jr. 200 Berkeley Street Boston, MA 02116 DOB: 2/14/1939	Trustee	1983	Partner, Stonington Partners, Inc. (private investment firm); Trustee of Phoenix Series Fund, Phoenix Multi-Portfolio Fund, and The Phoenix Big Edge Series Fund; Former Chairman of the Board and Chief Executive Officer, Carson Products Company (manufacturing); Former Director of Phoenix Total Return Fund and Equifax, Inc. (worldwide information management); Former President, Morehouse College; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	95	Trustee, Phoenix Series Fund, Phoenix Multi-Portfolio Fund, and The Phoenix Big Edge Series Fund

Gerald M. McDonnell 200 Berkeley Street Boston, MA 02116 DOB: 7/14/1939	Trustee	1988	Sales Manager, SMI-STEEL -- South Carolina (steel producer); Former Sales and Marketing Management, Nucor Steel Company; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	95	None

Thomas L. McVerry 200 Berkeley Street Boston, MA 02116 DOB: 8/2/1938	Trustee	1993	Director of Carolina Cooperative Credit Union; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	95	None

William Walt Pettit 200 Berkeley Street Boston, MA 02116 DOB: 8/26/1955	Trustee	1984	Partner and Vice President in the law firm of Kellam & Pettit, P.A.; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	95	None

David M. Richardson 200 Berkeley Street Boston, MA 02116 DOB: 9/19/1941	Trustee	1982	President, Richardson, Runden & Company (new business development/consulting company); Managing Director, Kennedy Information, Inc. (executive recruitment information and research company); Trustee, 411 Technologies, LLP (communications); Director, J&M Cumming Paper Co. (paper merchandising); Columnist, Commerce and Industry Association of New Jersey; Former Vice Chairman, DHR International, Inc. (executive recruitment); Former Senior Vice President, Boyden International Inc. (executive recruitment); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	95	None

Russell A. Salton, III MD 200 Berkeley Street Boston, MA 02116 DOB: 6/2/1947	Trustee	1984	Medical Director, Healthcare Resource Associates, Inc.; Former Medical Director, U.S. Health Care/Aetna Health Services; Former Consultant, Managed Health Care; Former President, Primary Physician Care; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	95	None

Michael S. Scofield 200 Berkeley Street Boston, MA 02116 DOB: 2/20/1943	Trustee	1984	Attorney, Law Offices of Michael S. Scofield; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	95	None

Richard J. Shima 200 Berkeley Street Boston, MA 02116 DOB: 8/11/1939	Trustee	1993	Independent Consultant; Director, Trust Company of CT; Trustee, Saint Joseph College (CT); Director of Hartford Hospital, Old State House Association; Trustee, Greater Hartford YMCA; Former Chairman, Environmental Warranty, Inc. (insurance agency); Former Executive Consultant, Drake Beam Morin, Inc. (executive outplacement); Former Director of Enhance Financial Services, Inc.; Former Director of CTG Resources, Inc. (natural gas); Former Director Middlesex Mutual Assurance Company; Former Chairman, Board of Trustees, Hartford Graduate Center; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	95	None

Richard K. Wagoner, CFA** 200 Berkeley Street Boston, MA 02116 DOB: 12/12/1937	Trustee	1999	Current Member and Former President, North Carolina Securities Traders Association; Member, Financial Analysts Society; Former Chief Investment Officer, Executive Vice President and Head of Capital Management Group, First Union National Bank; Former Consultant to the Boards of Trustees of the Evergreen Funds; Former Member, New York Stock Exchange; Former Trustee, Mentor Funds and Cash Resource Trust.	95	None

* Each Trustee serves until a successor is duly elected or qualified or until his death, resignation, retirement or removal from office.

** Mr. Wagoner is an “interested person” of the funds because of his ownership of shares in Wachovia Corporation (formerly First Union Corporation), the parent to the funds’ investment advisor.

Additional information about the funds’ Board of Trustees can be found in the Statement of Additional Information (SAI) and is available upon request without charge by calling 800.343.2898.

Mutual funds to meet all your needs We offer a complete family of mutual funds designed to help you meet a wide range of financial goals.

Global & International funds invest in securities of companies around the globe.

Domestic Equity funds invest in securities of companies primarily located in the United States.

Blend Equity funds invest in a blend of equity investment styles.

Balanced funds invest in a mix of stocks and bonds to maximize benefits of asset allocation.

Fixed Income funds invest in securities with the potential to produce regular income.

Tax Advantaged funds invest in securities that produce federally tax-free income.*

Money Market funds invest in short-term money market instruments with a high degree of liquidity.

* Income may be subject to the federal alternative minimum tax as well as state and local taxes.

543691 9/2002

Visit us online at EvergreenInvestments.com

For more information
Evergreen Express Line 800.346.3858
Evergreen Investor Services 800.343.2898

The Dalbar Mutual Fund Service Award symbolizes the achievement of the highest tier of service to shareholders within the mutual fund industry. It is awarded only to firms that exceed industry norms in key service areas. Evergreen Investments was measured against 62 mutual fund service providers.

Evergreen Investments
200 Berkeley Street
Boston, MA 02116-5034